                                  CONSOLIDATED,
                              AMENDED AND RESTATED


                                  MASTER LEASE

                                  DATED AS OF

                                NOVEMBER 2, 2000

                                     BETWEEN

                      GETTY PROPERTIES CORP., AS LANDLORD,

                                       AND

                    GETTY PETROLEUM MARKETING INC., AS TENANT

                  This CONSOLIDATED, AMENDED AND RESTATED MASTER LEASE (together with all Exhibits and Schedules attached hereto, this "Restated Lease") is made and entered into as of November 2, 2000 between Getty Properties Corp., a Delaware corporation, whose address is 125 Jericho Turnpike, Jericho, New York 11753 (formerly known as Getty Realty Corp.,) (as further defined hereinafter, "Landlord"), and Getty Petroleum Marketing Inc., a Maryland corporation whose address is 125 Jericho Turnpike, Jericho, New York 11753 (as further defined hereinafter, "Tenant").

                                 R E C I T A L S

                  A. Pursuant to that certain Master Lease, dated February 1, 1997, between Landlord and Tenant (the "1997 Master Lease") and the Post-Reorganization Leases (as hereinafter defined), Landlord leased to Tenant, in addition to other properties, the lands described in Exhibit A and subleased or sub-subleased to Tenant, in addition to other properties, the lands described on Exhibit B (all such lands described on Exhibit A and Exhibit B being referred to hereinafter collectively as the "Land"), together with all right, title and interest of Landlord, if any, in and to: (a) all buildings, structures and other improvements and appurtenances then located on the Land; (b) the land lying in the bed of any street or highway in front of or adjoining the Land to the center line of such street or highway; (c) the appurtenances and all the estate and rights to the Land; (d) any strips or gores adjoining the Land; and (e) any furnishings, fixtures, equipment or other personal property attached or appurtenant to any improvements then located on the Land (all of the foregoing, as they exist as of the Restatement Effective Date, including all Improvements (as hereinafter defined) together with Landlord's right, title and interest in and to all easements, covenants, rights of way and similar rights benefiting the Land, collectively, the "Premises", as further defined hereinafter, and individually, a "Property," as further defined hereinafter).

                  B. Landlord and Tenant desire, as of the Restatement Effective Time (as hereinafter defined), to incorporate and consolidate the 1997 Master Lease and the Post-Reorganization Leases (individually and collectively, the "Original Lease") into a single document and to further amend and restate the Original Lease, all as set forth in this Restated Lease and desire that, from and after the Restatement Effective Time, all rights and obligations of Landlord and Tenant shall be governed by this Restated Lease such that this Restated Lease shall consolidate, supersede and restate in their entirety the Original Lease from and after the Restatement Effective Time.

                  C. This Restated Lease is intended to constitute a single lease of the Premises and may not be severed, bifurcated, divided, or otherwise split in any manner whatsoever.

                  D. Landlord and Tenant acknowledge that (i) the entering into of this Restated Lease is of primary importance to Tenant, and Tenant would not have entered into (or caused any of its Affiliates or Subsidiaries to enter into) the Merger Agreement (as hereinafter defined) without there having been such an agreement, and (ii) the agreement between Landlord and Tenant to treat this as a single lease in all respects is of primary importance to Landlord, and neither Landlord nor any of its Affiliates or Subsidiaries would have entered into this Restated Lease without there being such an agreement and such treatment of this Restated Lease.

                  NOW, THEREFORE, in exchange for good and valuable consideration, as of the Restatement Effective Time, Landlord hereby leases, subleases and sub-subleases the Premises to Tenant and Tenant hereby takes and hires the Premises from Landlord, subject only to the Permitted Exceptions (as hereinafter defined) and the Subleases (as hereinafter defined), for the Term (as hereinafter defined), upon the terms and conditions of this Restated Lease. As of the Restatement Effective Time, the Original Lease shall be deemed to be consolidated, amended, restated and superceded in its entirety as follows:

               1. DEFINITIONS.

                  The following definitions shall apply throughout this Restated Lease, in addition to any other definitions elsewhere in this Restated Lease. An Index of Defined Terms follows the signature page.

                  1.1 1998 Master Lease. The term "1998 Master Lease" means that certain Master Lease, dated December 22, 1998, between the Leemilt's Lessor and Tenant.

                  1.2 Abandoned Properties. The term "Abandoned Properties" means the ten (10) properties listed on Schedule 1 hereto, each of which were demised under the Original Lease and shall not be demised under this Restated Lease. The term "Abandoned Property" shall have the correlative singular meaning.

                  1.3 Additional Rent. The term "Additional Rent" means, whether or not designated as such, any and all sums and payments that this Restated Lease requires Tenant to pay to Landlord, except Fixed Rent. Additional Rent shall also include (a) all Impositions and (b) all percentage rent, gallonage rent, and royalties payable under Third Party Leases, if any.

                  1.4 Affiliate. The term "Affiliate" means, with respect to any Person, (i) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, ten percent (10%) or more of the outstanding capital stock, shares or equity interests of such Person, or
(iii) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests or otherwise.

                  1.5 April 1999 Master Lease. The term "April 1999 Master Lease" means that certain Master Lease, dated April 6, 1999, between the Leemilt's Lessor and Tenant.

                  1.6 Award. The term "Award" means compensation paid on account of a Condemnation whether pursuant to judgment or by agreement or otherwise.

                  1.7 Bankruptcy Default. The term "Bankruptcy Default" means the occurrence of any of the following Non-Monetary Defaults: (a) if Tenant shall make an assignment for the benefit of its creditors; (b) if any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement, insolvency or similar proceeding, and Tenant shall thereafter be adjudicated bankrupt, or if any such proceeding shall not be dismissed within ninety (90) days after the institution of the same; or if any such petition shall be so filed by Tenant or a liquidator; or (c) if, in any proceeding, a receiver, receiver and manager, trustee or liquidator shall be appointed for all or any portion of Tenant's property, and such receiver, receiver and manager, trustee or liquidator shall not be discharged within ninety (90) days after the appointment of such receiver, receiver and manager, trustee or liquidator.

                  1.8 Business Day. The term "Business Day" means any weekday on which banks in the State of New York are generally open to conduct regular banking business with bank personnel.

                  1.9 Casualty. The term "Casualty" means any damage or destruction affecting any or all of the Improvements on any Property.

                  1.10 Closure. The term "Closure" means:

                       (a) Receipt of written notice from the applicable
                  Government that "no further Remediation" of the Contamination is required;

                       (b) Receipt of written notice from the applicable
                  Government that the approved Remediation plan for the Contamination has been completed;

                       (c) Where expressly authorized by applicable
                  Environmental Law, receipt of written notice from a licensed site professional or similar Remediation consultant approved by Tenant or Landlord (if chosen by the other party), such approval not to be unreasonably withheld, that the approved Remediation plan for the Contamination has been completed, provided that Landlord or Tenant, as applicable, shall remain responsible for any additional Remediation required by the applicable Government resulting from the applicable Government's audit of the Remediation that the licensed site professional or similar Remediation consultant has determined to have been completed; or

                       (d) Landlord or Tenant as applicable, has requested a
                  closure letter or notice from the applicable Government, has not received any response of any kind to its request for twelve (12) months, and Landlord or Tenant, as applicable, has determined that the soil and groundwater have been Remediated to levels below or equal to the limits required by the applicable Government at the conclusion of the twelve-month period following submission of the Closure letter request based on four (4) successive quarterly monitoring tests by a recognized environmental contractor.

The satisfaction of any one of the above conditions shall be referred to as "Closure" herein. "No further Remediation" shall include, without limitation, "closed" "no further action," "inactive site status" or similar terms, even if such letters have qualifications such as "at this time," "does not meet state standards," or the like.

                  1.11 Commencement Date. The term "Commencement Date" means (a) with respect to those Properties leased or subleased to Tenant by the 1997 Master Lease, February 1, 1997; (b) with respect to those Properties leased to Tenant by the 1998 Master Lease, December 22, 1998 with respect to certain of such Properties and otherwise the date set forth on Exhibit A thereto; (c) with respect to those Properties leased to Tenant by the April 1999 Master Lease, April 6, 1999; and (d) with respect to those Properties leased to Tenant by the September 1999 Master Lease, (i) October 6, 1999 with respect to the Property having a street address of 592 Route 70, Brick, New Jersey and (ii) September 30, 1999 with respect to the Property having a street address of 650 Route 15 South, Lake Hopatcong, New Jersey.

                  1.12 Condemnation. The term "Condemnation" means any taking of title to any Property or any part of any Property by exercise of any right of eminent domain by, or by any similar proceeding or act of, any Government, quasi-public authority or private corporation having the power and legal authority to do so. For the purposes of this definition, the effective date of any such condemnation shall be deemed to be the later of: (a) the date when title to the applicable Property or part thereof is transferred by such proceeding or act of the condemning authority, and (b) the date when Tenant or the applicable Subtenant or other occupant is no longer permitted to occupy such Property.

                  1.13 Construction Work. The term "Construction Work" means any alteration, modification, demolition, or other construction or reconstruction work, or the construction or reconstruction of any new Improvements, or repair of any existing Improvements, located on, under or at any Property.

                  1.14 Contamination. The term "Contamination" means recoverable free liquid hydrocarbons, dissolved hydrocarbon components, absorbed and vapor phase hydrocarbon, or other environmental contamination that is required to be Remediated under applicable Environmental Laws.

                  1.15 County. The term "County" means the county where any Property is located.

                  1.16 CPI. The term "CPI" means the United States Department of Labor, Bureau of Labor Statistics "Consumer Price Index" for Urban Wage Earners and Clerical Workers (CPI-W) published for New York - Northern New Jersey - Long Island, NY-NJ-CT-PA, with a base of 1982-1984 = 100, or the successor index thereto. If the CPI ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the CPI. The CPI for any calendar month shall be deemed to mean the CPI last published before such calendar month.

                  1.17 CPI Adjustment Factor. As of any date of determination, the term "CPI Adjustment Factor" means the greater of (a) 1.00 or (b) the following fraction:

             CPI for the calendar month immediately preceding such
                             date of determination
           ---------------------------------------------------------
            CPI for the calendar month during which the Restatement
                            Effective Date occurred.


                  1.18 Default. The term "Default" means any Material Monetary Default, Non-Material Monetary Default, Non-Monetary Default or Landlord Default.

                  1.19 Depository. The term "Depository" means, at Tenant's or Leasehold Mortgagee's election, any of the following: (a) an Institutional Lender, (b) Leasehold Mortgagee, (c) a national title insurance company reasonably acceptable to Landlord and licensed to do business in the State of New York, or (d) a servicer regularly used by Institutional Lenders in connection with loan transactions. Tenant shall pay all fees and expenses charged by the Depository.

                  1.20 Distribution Agreement. The term "Distribution Agreement" means that certain Reorganization and Distribution Agreement dated as of January 31, 1997 transferring to Tenant the Marketing Assets and Marketing Business (as such terms are defined therein) in connection with that certain distribution by Landlord of the common stock of Tenant to the stockholders of Landlord, as amended from time to time.

                  1.21 Environmental Agreement. The term "Environmental Agreement" means that certain Environmental Indemnity Agreement between Landlord and Tenant dated as of the date hereof, as the same may be amended or modified from time to time.

                  1.22 Environmental Law. The term "Environmental Law" means all laws, ordinances, requirements, orders, directives, rules, regulations, and applicable judicial and administrative decisions, orders and decrees of any applicable Government affecting the development, improvement, alteration, use, maintenance, operation or occupancy of the Premises, any Property, or any part of any Property, whether in force at the Commencement Date or passed, enacted or imposed at some time in the future, to the extent applicable to conditions on, under, or about the Premises, any Property, or any part of any Property, or arising from use or occupancy thereof, related to pollution, protection of human health or the environment from exposure to Hazardous Substances, including but not limited to, Laws relating to the release or discharge of Hazardous Substances to the ambient air, surface and subsurface soils, surface water and ground water, or governing the use, generation, storage, transportation, disposal, release, clean-up or control of Hazardous Substances in, on, at, to or from the Premises, any Property, or any part of any Property, subject in all cases, however, to all applicable waivers, variances and exemptions limiting the application of the foregoing.

                  1.23 Equipment Liens. The term "Equipment Liens" means purchase-money security interests, financing leases, personal property liens, and similar arrangements (including the corresponding UCC-1 financing statements) relating to Tenant's and/or Subtenant's acquisition, encumbering or financing of Personal Property, and used in connection with the operation of any business on the Premises not prohibited by this Restated Lease or any Third Party Lease, that are leased, purchased pursuant to conditional sale or installment sale arrangements, encumbered by a security agreement made by Tenant and/or any Subtenant, as the case may be, or used under licenses, such as convenience food store equipment, gasoline marketing equipment, USTs (not owned by Landlord), furniture, fixtures and equipment, telephone, telecommunications and facsimile transmission equipment, point of sale equipment, televisions, radios, and computer systems, provided that each Equipment Lien encumbers or otherwise relates to only the property financed or otherwise provided by the secured party under such Equipment Lien.

                  1.24 Estoppel Certificate. The term "Estoppel Certificate" means a statement in writing containing all of the following statements (identifying in reasonable detail any exceptions that may exist at the time), as requested by either party: (a) this Restated Lease has not been amended or modified, constitutes the entire agreement between Landlord and Tenant relating to the Premises (except as otherwise set forth in Section 33.9), and is in full force and effect (or, if there have been amendments or modifications, that this Restated Lease as so amended or modified is in full force and effect and stating such amendments or modifications); (b) neither Landlord nor Tenant is in default under this Restated Lease and to the best of the signer's knowledge no facts or circumstances exist that, with the passage of time or the giving of notice or both, would constitute Defaults under this Restated Lease by Landlord or Tenant (or, if there have been any Defaults or potential Defaults, specifying the nature of any such Default or potential Default); (c) Tenant has paid all Fixed Rent to date and, to the best of Landlord's knowledge, all Additional Rent to date; (d) the Commencement Date, the Restatement Effective Date, or any other then-ascertainable date relevant to this Restated Lease; (e) this Restated Lease is a single lease demising the Premises and may not be severed, bifurcated, divided or otherwise split in any manner whatsoever; and (f) such other matters as either party shall reasonably request.

                  1.25 Fee Estate. The term "Fee Estate" means Landlord's fee estate in the Premises or any Property or, in the case of a Property owned by a Third Party Lessor, the Power Test Lessor, the Leemilt's Lessor or the Gettymart Lessor, the fee estate of such Third Party Lessor, the Power Test Lessor, the Leemilt's Lessor or the Gettymart Lessor in such Property, as applicable.

                  1.26 Fee Mortgage. The term "Fee Mortgage" means any mortgage, deed of trust, deed to secure debt, assignment, security interest, pledge, financing statement or any other instrument(s) or agreement(s) intended to grant security for any obligation encumbering the Fee Estate or Landlord's leasehold interest in any Fee Estate owned by a Third Party Lessor, the Power Test Lessor, the Leemilt's Lessor or the Gettymart Lessor, as the case may be, as existing, entered into, renewed, modified, amended, extended or assigned from time to time during the Term.

                  1.27 Fixed Rent. The term "Fixed Rent" means all rent payable under Section 3.1.


                  1.28 Fixed Rent Adjustment Procedures. The term "Fixed Rent Adjustment Procedures" shall have the meaning ascribed to it on Schedule 4.

                  1.29 Fleet Mortgage. The "Fleet Mortgage" means those certain Fee Mortgages securing the Power Test Lessor's obligations pursuant to that certain Amended and Restated Loan Agreement between the Power Test Lessor and Fleet National Bank, dated October 31, 1995, as subsequently amended.

                  1.30 GAAP. The term "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession of the United States of America, in all cases as interpreted by a significant segment of the accounting profession of the United States of America.

                  1.31 Gettymart Lease. The term "Gettymart Lease" means that certain Lease Agreement, dated as of the Restatement Effective Date, between the Gettymart Lessor, as landlord, and Landlord, as tenant.

                  1.32 Gettymart Lease Estoppel Certificate. The term "Gettymart Lease Estoppel Certificate" means a statement in writing containing all of the following statements (identifying in reasonable detail any exceptions that may exist at the time), as requested by Tenant: (a) the Gettymart Lease has not been amended or modified, constitutes the entire agreement between the Gettymart Lessor and Landlord relating to the Properties subject to the Gettymart Lease and is in full force and effect (or, if there have been amendments or modifications, that the Gettymart Lease as so amended or modified is in full force and effect and stating such amendments or modifications); (b) neither the Gettymart Lessor nor Landlord is in material default under the Gettymart Lease and, to the best of the Gettymart Lessor's knowledge, no facts or circumstances exist that, with the passage of time or the giving of notice or both, would constitute material defaults under the Gettymart Lease by the Gettymart Lessor or Landlord (or, if there have been any material defaults or potential material defaults, specifying the nature of any such material default or potential material default); (c) Landlord has paid all rent to date; (d) any then-ascertainable date relevant to the Gettymart Lease; and (e) such other matters as Tenant shall reasonably request.

                  1.33 Gettymart Lessor. The term "Gettymart Lessor" means GettyMart, Inc., a Delaware corporation and its successors and assigns under the Gettymart Lease.

                  1.34 Government. The term "Government" means each and every applicable governmental authority, department, agency, bureau or other entity or instrumentality having jurisdiction over the Premises, including the federal government of the United States, the State government and any subdivisions and municipalities thereof, including the County government, and all other applicable governmental authorities and subdivisions thereof.

                  1.35 Governmental Request. The term "Governmental Request" means, with respect to any Person, such Person's filing for (or other similar process) a building permit, fire underwriter's certificate, zoning variance or similar permit, certificate or license or such Person's making of any other inquiries with respect to any Property to the applicable Government.

                  1.36 Hazardous Substances. The term "Hazardous Substances" means those flammable substances, explosives, radioactive materials, asbestos, polychlorinated biphenyls, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, medical wastes, toxic substances or related materials, petroleum and petroleum products, or other substances of any kind that are subject to regulation, control or remediation under Environmental Laws.

                  1.37 Impositions. The term "Impositions" means all Real Estate Taxes, water rents, rates and charges, sewer rents, commercial rent taxes, occupancy taxes (other than those that are treated as Real Estate Taxes), UST fees and taxes, and other impositions and charges of every kind and nature whatsoever with respect to any Property that may be assessed, levied, confirmed, imposed or become a lien on any Property or that may be levied, assessed or imposed upon the gross income arising from any Rent (in all cases, other than on account of any actions or omissions of Landlord, a Third Party Lessor, the Power Test Lessor, the Leemilt's Lessor or the Gettymart Lessor, or conditions existing on, at or with respect to any Property before the applicable Commencement Date), in all cases, by or for the benefit of any Government with respect to any period falling within the period from the Commencement Date through the end of the Term. Notwithstanding the foregoing, all such obligations of a lessee in a Third Party Lease, the Power Test Lease, the Leemilt's Lease and the Gettymart Lease (except to the extent, if any, such item is included as Fixed Rent hereunder) are also Impositions. The term "Impositions" shall, however, not include any of the following, all of which Landlord shall pay before delinquent or payable only with a penalty: (a) any franchise, income, excess profits, estate, inheritance, succession, transfer, gift, corporation, business, capital levy, or profits tax, or license fee (other than a license fee imposed with respect to any Property or the Improvements thereon the maintenance of which is Tenant's responsibility pursuant to the terms of this Restated Lease) of Landlord, (b) the incremental portion of any of the items listed in this Section that would not have been levied, imposed or assessed but for any sale or other direct or indirect transfer of the Fee Estate or of any interest in Landlord during the Term, (c) any charges that would not have been payable but for any act or omission of Landlord or conditions existing on, at or with respect to the Property before the applicable Commencement Date, (d) any charges that are levied, assessed or imposed against any Property during the Term based on the recapture or reversal of any previous tax abatement or tax subsidy, or compensating for any previous tax deferral or reduced assessment or valuation, or based on a miscalculation or misdetermination of any charge(s) of any kind imposed or assessed with respect to the Premises, relating to any period(s) before the applicable Commencement Date, and (e) interest, penalties and other charges with respect to items "a" through "d."

                  1.38 Improvements. The term "Improvements" means all buildings, structures, landscaping, recreational facilities, signs, foundations, and other improvements, appurtenances and above-ground storage tanks now or hereafter located on the Premises. Under no circumstances shall the term "Improvements" be deemed to include any of the USTs, for which separate provision is made under this Restated Lease.

                  1.39 Indemnify. Wherever this Restated Lease provides that a party shall "Indemnify" another from or against a particular matter, such term means that the Indemnitor shall indemnify the Indemnitee (and its partners, officers, directors, members, shareholders, agents, contractors and employees) and defend and hold the Indemnitee (and its partners, officers, directors, members, shareholders, agents, contractors and employees) harmless from and against any and all actual loss, cost, claims, liability, penalties, judgments, damage or other injury, detriment, or expense (including Legal Costs, interest and penalties) actually incurred or suffered by the Indemnitee (and its partners, officers, directors, members, shareholders, agents, contractors and employees) on account of the matter that is the subject of such indemnification or in enforcing the Indemnitor's indemnity. Notwithstanding the foregoing or anything to the contrary contained in this Restated Lease, Indemnitor shall under no circumstances whatsoever be liable for consequential damages incurred by Indemnitee on account of the matter that is the subject of such indemnification.

                  1.40 Indemnitee. The term "Indemnitee" means a party that is entitled to be Indemnified pursuant to this Restated Lease.

                  1.41 Indemnitor. The term "Indemnitor" means a party that agrees to Indemnify another party pursuant to this Restated Lease.

                  1.42 Institutional Lender. The term "Institutional Lender" means a bank, trust company, insurance company or savings bank having, at any and all times, a net worth of not less than $500,000,000 (as increased on an annual basis, based on the CPI Adjustment Factor) and net assets of not less than $2,500,000,000 (as increased on an annual basis, based on the CPI Adjustment Factor); provided that any such entity shall qualify as an "Institutional Lender" only if such entity (a) is not an Affiliate of Tenant (unless such entity is an Affiliate of Tenant solely as a result of making a bona fide equity investment in Tenant); and (b) is subject to (1) the jurisdiction of the courts of the State of New York in any actions and (2) the supervision of (A) the Comptroller of the Currency, (B) the Department of Labor of the United States, (C) the Insurance Department or the Banking Department or the Comptroller of New York City, or any successor to any of the agencies or officials referred to in clauses (A) through (C).

                  1.43 Insubstantial Condemnation. The term "Insubstantial Condemnation" means any Condemnation other than a Substantial Condemnation or a Temporary Condemnation.

                  1.44 Knowledge. The term "knowledge", means, with respect to Landlord, the actual knowledge of Leo Liebowitz, Randi Young Filip, John Fitteron, Edwin C. Levy, Scott Hanley, Vincent DeLaurentis, and Paul Stendardi, with inquiry, which inquiry (a) shall consist of and be limited to inquiry of employees of Landlord who may be reasonably expected to have information with respect to the relevant matter and (b) shall in no event require any review of any files, databases or records which may contain relevant information. The phrase "to the best of Landlord's knowledge" shall have the same meaning.

                  1.45 Landlord. The term "Landlord" means Getty Properties Corp. (formerly known as Getty Realty Corp.) and certain of its Affiliates and/or Subsidiaries, who have approved this Restated Lease on the signature page hereof, and their respective successors and assigns.

                  1.46 Landlord's Award. The term "Landlord's Award" means, at any point in time, an amount equal to the then fair market value of the Fee Estate (which, for the purposes of this definition, shall include Landlord's leasehold interest in the Fee Estates owned by a Third Party Lessor, the Power Test Lessor, the Leemilt's Lessor or the Gettymart Lessor (it being understood that the Power Test Lessor, the Leemilt's Lessor or the Gettymart Lessor, as applicable, as landlord thereunder, and Landlord, as tenant thereunder, shall in no event seek Awards with respect to the same estate or interest in the Fee Estate encumbered by any such Power Test Lease, the Leemilt's Lease or the Gettymart Lease, as applicable) in the applicable Property (including the then fair market value of the rights of the holder of such Fee Estate in and to the Improvements thereon), considered: (i) as if the Condemnation had not occurred; (ii) without adjusting for any expectation of the Condemnation; (iii) as if this Restated Lease had not terminated with respect to the applicable Property as of the effective date of the Condemnation; and (iv) taking into account the benefits and burdens of this Restated Lease, the remaining Term (as further defined in this definition), all Permitted Exceptions, and all other matters affecting such Fee Estate and its valuation. For the purposes of calculating "Landlord's Award," the Term of this Restated Lease shall include only those Renewal Terms for which Tenant had previously exercised its Renewal Option in accordance with the provisions of this Restated Lease. "Landlord's Award" shall be determined independently of, and without regard to, any valuation of the Fee Estate established in any Condemnation proceeding.

                  1.47 Law. The term "Law" or "Laws" means all laws, ordinances, requirements, orders, directives, rules, regulations, and applicable judicial and administrative decisions, orders and decrees of any applicable Government affecting the development, improvement, alteration, use, maintenance, operation or occupancy of the Premises, any Property, or any part of any Property, whether in force at the Commencement Date or passed, enacted or imposed at some time in the future, subject in all cases, however, to all applicable waivers, variances and exemptions limiting the application of the foregoing. Notwithstanding the foregoing, for the purposes of this Restated Lease, the terms "Law" and "Laws" shall in no event be deemed to include Environmental Law or Environmental Laws, for which separate provision is made herein.

                  1.48 Lease Termination Damages. The term "Lease Termination Damages" means an amount per annum equal to the Annual Damage Amount (as defined hereinafter), payable in accordance with the following sentence. Landlord shall pay the Annual Damage Amount to Tenant quarterly, in equal installments, for each calendar year (or portion thereof) during the shortest of the following periods, as applicable: (a) a five (5) year period commencing on the termination of the applicable Third Party Lease, (b) the period of the then remaining Term of this Restated Lease, and (c) the period of the then remaining term of the terminated Third Party Lease. As used herein, the term "Annual Damage Amount" means a sum equal to the product of (a) the volume of gas sales in gallons at the Property with respect to which a Third Party Lease has been terminated in the twelve (12) full calendar months immediately prior to the termination of such Third Party Lease, times (b) ten cents ($.10), less an equitable amount attributable to Tenant's cost of doing business at such Property (including, without limitation, the Rent allocable to such Property, the determination of which shall be made in accordance with the principles set forth in the Fixed Rent Adjustment Procedures) during such period.

                  1.49 Lease Year. The first "Lease Year" of this Restated Lease means the twelve-month period commencing on the Restatement Effective Date and ending on the day before the first anniversary of the Restatement Effective Date. The second "Lease Year" means the period commencing on the first anniversary of the Restatement Effective Date and ending on the day before the second anniversary of the Restatement Effective Date; and so on for each subsequent twelve-month period during the Initial Term and, if any, the Renewal Term(s).

                  1.50 Leasehold Estate. The term "Leasehold Estate" means Tenant's leasehold estate in any Property owned by Landlord in fee and demised under this Restated Lease and, in the case of a Property owned by a Third Party Lessor, the Leemilt's Lessor, the Power Test Lessor or the Gettymart Lessor, Tenant's subleasehold estate demised under this Restated Lease, in all cases upon and subject to all the terms and conditions of this Restated Lease.

                  1.51 Leasehold Mortgagee. The term "Leasehold Mortgagee" means a Permitted Leasehold Mortgagee holding a Permitted Leasehold Mortgage.

                  1.52 Legal Costs. The term "Legal Costs" means all reasonable costs and expenses incurred by a party to this Restated Lease in connection with any legal proceeding or contest, including reasonable attorneys' fees, consultant's fees, court costs, and expenses.

                  1.53 Leemilt's Lease. The term "Leemilt's Lease" means (i) before the Restatement Effective Time, that certain Lease Agreement, dated as of February 1, 1985, between the Leemilt's Lessor, as landlord, and Landlord, as tenant and (ii) at and after the Restatement Effective Time, that certain Lease Agreement dated as of the Restatement Effective Date between the Leemilt's Lessor, as landlord, and Landlord, as tenant.

                  1.54 Leemilt's Lease Estoppel Certificate. The term "Leemilt's Lease Estoppel Certificate" means a statement in writing containing all of the following statements (identifying in reasonable detail any exceptions that may exist at the time), as requested by Tenant: (a) the Leemilt's Lease has not been amended or modified, constitutes the entire agreement between the Leemilt's Lessor and Landlord relating to the Properties subject to the Leemilt's Lease and is in full force and effect (or, if there have been amendments or modifications, that the Leemilt's Lease as so amended or modified is in full force and effect and stating such amendments or modifications); (b) neither the Leemilt's Lessor nor Landlord is in material default under the Leemilt's Lease and, to the best of the Leemilt's Lessor's knowledge, no facts or circumstances exist that, with the passage of time or the giving of notice or both, would constitute material defaults under the Leemilt's Lease by the Leemilt's Lessor or Landlord (or, if there have been any material defaults or potential material defaults, specifying the nature of any such material default or potential material default); (c) Landlord has paid all rent to date; (d) any then-ascertainable date relevant to the Leemilt's Lease; and (e) such other matters as Tenant shall reasonably request.

                  1.55 Leemilt's Lessor. The term "Leemilt's Lessor" means Leemilt's Petroleum, Inc. and its successors and assigns, as lessor under the Leemilt's Lease.

                  1.56 License Agreement. The term "License Agreement" means that certain Amended and Restated Trademark License Agreement dated as of the date hereof, as the same may be amended or modified from time to time.

                  1.57 Major Violation. The term "Major Violation" means a Preexisting Violation which results in a Government sending written notice to Landlord, Tenant, a Subtenant, a Third Party Lessor, the Power Test Lessor, the Leemilt's Lessor, the Gettymart Lessor, or a Property that such Preexisting Violation is a violation of Law and requiring cure of the same.

                  1.58 Marketing Parent. The term "Marketing Parent" means OAO LUKoil, a Russian Corporation, and its successors and assigns.

                  1.59 Material Monetary Default. The term "Material Monetary Default" means any failure by Tenant (A) to pay Fixed Rent or Real Estate Taxes, in either case when, as and in the amount required to be paid by Tenant pursuant to the terms of this Restated Lease or (B) in the case of insurance, to maintain the insurance coverage required in Article 12. Notwithstanding the preceding sentence, a "Material Monetary Default" will not be deemed to occur with respect to Tenant's failure to pay any Real Estate Tax unless Tenant fails to pay such Real Estate Tax on or prior to the last day on which such Real Estate Tax may be paid to the appropriate taxing authority without penalty or interest.

                  1.60 Merger Agreement. The term "Merger Agreement" means that certain Agreement and Plan of Merger dated as of the date hereof among OAO LUKOIL, LUKOIL International GmbH, LUKOIL Americas Corporation, Mikecon Corp., and Getty Petroleum Marketing Inc., as the same may be amended or modified from time to time.

                  1.61 Mortgage. The term "Mortgage" means a Fee Mortgage or a Permitted Leasehold Mortgage.

                  1.62 New Contamination. The term "New Contamination" means Contamination discovered at any Property at which Landlord is conducting Remediation under Section 9.2, which Properties are set forth on Schedule 3, after Landlord has commenced such Remediation and before Closure is obtained by Landlord. Tenant shall have the burden of proving that any such discovered Contamination is not New Contamination but Contamination for which Landlord is obligated to Remediate.

                  1.63 Non-Material Monetary Default. The term "Non-Material Monetary Default" means any failure by Tenant to pay any charge or sum(s) of money payable by Tenant pursuant to this Restated Lease (other than Fixed Rent, Real Estate Taxes and insurance premiums required to maintain the insurance coverage set forth in Article 12 hereof), when, as, and in the amount required to be paid by Tenant pursuant to the terms of this Restated Lease.

                  1.64 Non-Monetary Default. The term "Non-Monetary Default" means any failure by Tenant to comply with any terms or provisions of, or perform as required by, this Restated Lease, other than a Material Monetary Default or a Non-Material Monetary Default. A Bankruptcy Default shall be considered a Non-Monetary Default.

                  1.65 Notice. The term "Notice" means any notice, demand, request, election, designation, approval, or consent, including any of the foregoing relating to a Default by any party hereunder, that is permitted, required or desired to be given by either party in connection with this

Restated Lease. Notices shall be delivered, and shall become effective, only in accordance with the requirements of Article 20.

                  1.66 Pelham Manor Rezoning Event. The term "Pelham Manor Rezoning Event" means the date when, as a result of the enactment of a final, non-appealable change in Law, the use of the Property having a mailing address of 4301 Boston Post Road, Bronx, New York 10466 as a Petroleum Terminal Property is no longer lawful.

                  1.67 Permitted Exception. The term "Permitted Exception" means all liens, charges, estates and encumbrances currently affecting the Premises as of the Restatement Effective Date.

                  1.68 Permitted Leasehold Mortgage. The term "Permitted Leasehold Mortgage" means any mortgage, deed of trust, deed to secure debt, assignment, security interest, pledge, financing statement or any other instrument(s) or agreement(s) that is held by a Permitted Leasehold Mortgagee and is intended to grant security for any obligation encumbering the entire Leasehold Estate, as the same may be entered into, renewed, modified, amended, extended or assigned from time to time during the Term.

                  1.69 Permitted Leasehold Mortgagee. The term "Permitted Leasehold Mortgagee" means any of (i) an Institutional Lender, (ii) any of the entities described on Schedule 8, and (iii) any other entity which has characteristics (as to, among other things, reputation, financial viability and experience) similar to those entities listed on said Schedule, as reasonably determined by Tenant, and is not, at the time of the making of the Permitted Leasehold Mortgage, in Landlord's reasonable judgment, in competition with Landlord.

                  1.70 Person. The term "Person" means any association, bank, business trust, corporation, estate, general partnership, Government, individual, joint stock company, joint venture, labor union, limited liability company, limited partnership, non-profit corporation, professional association, professional corporation, trust or any other organization of any type or person.

                  1.71 Personal Property. The term "Personal Property" means all Trade Equipment as well as supplies and inventory, books and records, intangibles, and any and all other items of personal property located at the Premises, except, in all cases, those which are owned by a Third Party Lessor. Under no circumstances shall the term "Personal Property" be deemed to include any of the USTs, for which separate provision is made under this Restated Lease.

                  1.72 Personal Property Letter. The term "Personal Property Letter" means that certain letter agreement, dated as of the date hereof, between Landlord and Tenant relating to the ownership of Personal Property located on the Premises.

                  1.73 Petroleum Terminal Properties. The term "Petroleum Terminal Properties" means those Properties which are terminals for the storage and distribution of petroleum products either owned or leased by Landlord or one of its Affiliates and/or Subsidiaries. As of the date hereof, the Petroleum Terminal Properties are as set forth on Exhibit J.

                  1.74 Post-Reorganization Leases. The term "Post-Reorganization Leases" means the 1998 Master Lease, the April 1999 Master Lease, and the September 1999 Master Lease.

                  1.75 Power Test Lease. The term "Power Test Lease" means a lease between the Power Test Lessor, as landlord, and Landlord, as tenant, for a Property, as such lease has been amended as of the date hereof. As used in this definition, the term "Landlord" shall be deemed to include any Affiliate and/or Subsidiary of Landlord that is the tenant under any Power Test Lease. The term "Power Test Leases" shall have the correlative plural meaning.

                  1.76 Power Test Lease Estoppel Certificate. The term "Power Test Lease Estoppel Certificate" means a statement in writing containing all of the following statements (identifying in reasonable detail any exceptions that may exist at the time), as requested by Tenant: (a) the Power Test Leases have not been amended or modified, constitute the entire agreement between the Power Test Lessor and Landlord (which term "Landlord" shall be deemed to include any Affiliate and/or Subsidiary of Landlord that is the tenant under any Power Test Lease for the purposes of this definition) relating to the Properties subject to the Power Test Leases and are in full force and effect (or, if there have been amendments or modifications, that the Power Test Leases as so amended or modified are in full force and effect and stating such amendments or modifications); (b) neither the Power Test Lessor nor Landlord is in material default under the Power Test Leases and, to the best of the Power Test Lessor's knowledge, no facts or circumstances exist that, with the passage of time or the giving of notice or both, would constitute material defaults under the Power Test Leases by the Power Test Lessor or Landlord (or, if there have been any material defaults or potential material defaults, specifying the nature of any such material default or potential material default); (c) Landlord has paid all rent to date; (d) any then-ascertainable date relevant to the Power Test Leases; and (e) such other matters as Tenant shall reasonably request.

                  1.77 Power Test Lessor. The term "Power Test Lessor" means Power Test Realty Company Limited Partnership and its successors and assigns, as lessor under the Power Test Leases.

                  1.78 Premises. The term "Premises" shall have the meaning set forth in the first Recital paragraph of this Restated Lease, except that the term "Premises" shall not be deemed to include any Property which may be deleted from this Restated Lease from time to time (a) pursuant to the express provisions of Article 13, 14, 15, 22 or 25 of this Restated Lease; or (b) by the mutual agreement of the parties hereto.

                  1.79 Prime Rate. The term "Prime Rate" means the prime rate or equivalent "base" or "reference" rate for corporate loans that, at Landlord's election, by Notice to Tenant, is: (a) published from time to time in the Wall Street Journal; (b) announced from time to time by the commercial banking unit of the Chase Manhattan Corporation, New York, New York, or any other large United States "money center" commercial bank designated by Landlord; or (c) if such rate is no longer so published or announced, then a reasonably equivalent rate published by an authoritative third party designated by Landlord. Notwithstanding anything to the contrary in this Section, the Prime Rate shall never exceed the highest rate of interest legally permitted to be charged in transactions of the character of this Restated Lease between parties of a character similar to Landlord and Tenant.

                  1.80 Prohibited Liens. The term "Prohibited Lien" means any mechanic's, vendor's, laborer's or material supplier's statutory lien or other similar lien arising by reason of work, labor, services, equipment or materials supplied, or claimed to have been supplied, to Tenant, which lien either: (a) is filed against the Fee Estate or Landlord's leasehold interest in any Fee Estate owned by a Third Party Lessor, the Leemilt's Lessor, the Gettymart Lessor, or the Power Test Lessor or (b) is filed against the Leasehold Estate and, upon termination of this Restated Lease, would under the Law of the State attach to the Fee Estate or Landlord's leasehold interest in any Fee Estate owned by a Third Party Lessor, the Leemilt's Lessor, the Gettymart Lessor, or the Power Test Lessor. Notwithstanding anything to the contrary in this Restated Lease, an Equipment Lien shall not constitute a Prohibited Lien and nothing in this Restated Lease shall prohibit Tenant and/or Subtenant from creating, or require Tenant and/or Subtenant, as the case may be, to remove, any Equipment Lien except upon termination of this Restated Lease.

                  1.81 Property. The term "Property" shall have the meaning set forth in the first Recital paragraph of this Restated Lease, except that the term "Property" shall not be deemed to include any property which may be deleted from this Restated Lease from time to time (a) pursuant to the express provisions of Article 13, 14, 15, 22 or 25 or (b) by the mutual agreement of the parties hereto. The term "Properties" shall have the correlative plural meaning.

                  1.82 Real Estate Taxes. The term "Real Estate Taxes" means all taxes and special and general assessments that may be assessed, levied, confirmed, imposed or become a lien on any Property (other than on account of any actions or omissions of Landlord, a Third Party Lessor, the Leemilt's Lessor, the Gettymart Lessor, or the Power Test Lessor or conditions existing on, at or with respect to any such Property before the applicable Commencement
Date) by or for the benefit of any Government with respect to any period during the Term, together with any taxes, assessments and occupancy taxes that may be levied, assessed or imposed by any Government in lieu of or as a substitute, in whole or in part, for any of the foregoing. Notwithstanding the foregoing, all such items referred to above which are the obligation of a lessee under a Third Party Lease, the Leemilt's Lease, the Gettymart Lease, and a Power Test Lease (except to the extent, if any, such item is included as Fixed Rent hereunder) are also "Real Estate Taxes." The term "Real Estate Taxes" shall, however, not include any of the following, all of which Landlord shall pay before delinquent or payable only with a penalty: (a) any franchise, income, excess profits, estate, inheritance, succession, transfer, gift, corporation, business, capital levy, or profits tax, or license fee (other than a license fee imposed with respect to any Property or the Improvements thereon the maintenance of which is Tenant's responsibility pursuant to the terms of this Restated Lease) of Landlord, (b) the incremental portion of any of the items listed in this Section that would not have been levied, imposed or assessed but for any sale or other direct or indirect transfer of the Fee Estate or of any interest in Landlord during the Term, (c) any charges that would not have been payable but for any act or omission of Landlord or conditions existing on, at or with respect to any Property before the applicable Commencement Date, (d) any charges that are levied, assessed or imposed against any Property during the Term based on the recapture or reversal of any previous tax abatement or tax subsidy, or compensating for any previous tax deferral or reduced assessment or valuation, or based on a miscalculation or misdetermination of any charge(s) of any kind imposed or assessed with respect to the Premises, relating to any period(s) before the applicable Commencement Date, and (e) interest, penalties and other charges with respect to items "a" through "d."

                  1.83 Realty Parent. The term "Realty Parent" means Getty Realty Corp., and its successors and assigns.

                  1.84 Remediate. The term "Remediate," "Remediation," and/or "Remediated" means those activities, including investigation, monitoring and, as necessary, cleaning up, removing, treating, covering or in any other way remediating Contamination in the environment at or emanating from any Property, including those Properties set forth on Schedule 2, Schedule 3 and Exhibit C so as to achieve Closure, but excluding the repair, removal or replacement of USTs, except as set forth in Section 7.6. The required levels of Remediation at any particular Property shall be limited solely to those limits in place by the applicable Government at the time of the Closure.

                  1.85 Renewal Option. The term "Renewal Option" means the right to renew this Restated Lease as provided in Section 2.1 hereof.

                  1.86 Rent. The term "Rent" means Fixed Rent and Additional
Rent.

                  1.87 Restatement Effective Date. The term "Restatement Effective Date" means the initial acceptance for payment of shares of Company Common Stock (as defined in the Merger Agreement) pursuant to the Offer (as defined in the Merger Agreement).

                  1.81A Restatement Effective Time. The term "Restatement Effective Time" means the time which is two (2) hours prior to the time that the conditions referred to in the definition of Restatement Effective Date have been satisfied.

                  1.88 September 1999 Master Lease. The term "September 1999 Master Lease" means that certain Master Lease, dated September 30, 1999, between Landlord and Tenant.

                  1.89 Service Station Properties. The term "Service Station Properties" means Properties which are currently used to sell motor fuels or convenience store items or both, and in some instances are used for motor vehicle repairs and/or other services ancillary to the sale of motor fuels or convenience store items.

                  1.90 State. The term "State" means the State or Commonwealth where the Properties are located.


                  1.91 Sublease. The term "Sublease" means any sublease or sub-sublease of any Property or any part of any Property, or any other agreement or arrangement (including a license agreement, occupancy agreement or concession agreement) made by Tenant granting any third party the right to occupy, use or possess any Property or any portion of any Property, including, without limitation, those subleases between Tenant and lessee-dealers with respect to certain Service Station Properties. The term "Subleases" shall have the correlative plural meaning.

                  1.92 Subsidiary. The term "Subsidiary" means, with respect to any Person, any other Person (i) in which such Person owns directly, or indirectly through one or more subsidiaries, more than fifty percent (50%) of the voting or beneficial interest, or (ii) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise). The term "Subsidiaries" shall have the correlative plural meaning.

                  1.93 Substantial Casualty. The term "Substantial Casualty" means any Casualty that, in Tenant's reasonable judgment, renders a Property unsuitable for the then current use of such Property at the time of the Casualty.

                  1.94 Substantial Condemnation. The term "Substantial Condemnation" means any Condemnation that, in Tenant's reasonable judgment, renders the remaining portion of a Property unsuitable for the conduct of the then current use of the Property at the time of the Condemnation. Tenant may waive its right to treat as a Substantial Condemnation any Condemnation that would otherwise qualify as such.

                  1.95 Subtenant. The term "Subtenant" means any person having rights of occupancy, use or possession under a Sublease, and any concessionaires, occupants and licensees that Tenant elects to treat as Subtenants, including, without limitation, lessee-dealers subleasing any Service Station Property.

                  1.96 Temporary Condemnation. The term "Temporary Condemnation" means a Condemnation relating to the temporary right to use or occupy a Property or any part of a Property.

                  1.97 Tenant. The term "Tenant" means (a) for certain Service Station Properties located in the Mid-Hudson Valley, Kingston Oil Supply Corp. and for all other Service Station Properties, Getty Petroleum Marketing Inc. and
(b) for certain Petroleum Terminal Properties located in the Mid-Hudson Valley, Kingston Oil Supply Corp. and for all other Petroleum Terminal Properties, Getty Terminals Corp., including, in all cases, any and all successors and assigns of such entities as may be permitted hereunder.

                  1.98 Tenant Improvements. The term "Tenant Improvements" means any and all Improvements constructed on any Property by Tenant at any time between the applicable Commencement Date with respect to such Property and the Restatement Effective Date and at any time during the Term.

                  1.99 Tenant's Award. The term "Tenant's Award" means, at any point in time, an amount equal to the then fair market value of the Leasehold Estate in the applicable Property (including the then fair market value of the rights of Tenant in and to any Improvements thereon), considered: (i) as if the Condemnation had not occurred; (ii) without adjusting for any expectation of the Condemnation; (iii) as if this Restated Lease had not terminated with respect to the applicable Property as of the effective date of the Condemnation; and (iv) taking into account the benefits and burdens of this Restated Lease, the remaining Term (as further defined in this definition), all Permitted Exceptions, and all other matters affecting such Leasehold Estate and its valuation. For the purposes of calculating "Tenant's Award," the term of this Restated Lease shall include only those Renewal Terms for which Tenant had previously exercised its Renewal Option in accordance with the provisions of this Restated Lease. "Tenant's Award" shall be determined independently of, and without regard to, any valuation of the Leasehold Estate established in any Condemnation proceeding.

                  1.100 Tenant's Condemnation Share. The term "Tenant's Condemnation Share" means the following fraction:

                                 Tenant's Award
                       ----------------------------------------
                          The sum of Tenant's Award and
                                Landlord's Award

                  1.101 Termination Date. The term "Termination Date" means the date when this Restated Lease terminates or expires (i) for the Premises, whether pursuant to the expiration of the Term as provided for in this Restated Lease or pursuant to Landlord's exercise of remedies upon occurrence of a Material Monetary Event of Default or (ii) for any Property, (a) pursuant to the express provisions of Article 13, 14, 15, 22 or 25 of this Restated Lease or (b) by the mutual agreement of the parties hereto to delete such individual Property from this Restated Lease.

                  1.102 Third Party Lease. The term "Third Party Lease" means a lease between a Third Party Lessor, as landlord and Landlord, or an Affiliate and/or Subsidiary of Landlord, as tenant, for any Property. The Power Test Lease, the Leemilt's Lease, and the Gettymart Lease are not Third Party Leases for any purpose hereunder.

                  1.103 Third Party Lease Estoppel Certificate. The term "Third Party Lease Estoppel Certificate" means a statement in writing containing all of the following statements (identifying in reasonable detail any exceptions that may exist at the time), as requested by Tenant: (a) the applicable Third Party Lease has not been amended or modified, constitutes the entire agreement between the Third Party Lessor and Landlord relating to the Property subject to such Third Party Lease and is in full force and effect (or, if there have been amendments or modifications, that such Third Party Lease as so amended or modified is in full force and effect and stating such amendments or modifications); (b) neither the Third Party Lessor nor Landlord is in default under such Third Party Lease and, to the best of the Third Party Lessor's knowledge, no facts or circumstances exist that, with the passage of time or the giving of notice or both, would constitute a default under the Third Party Lease by the Third Party Lessor or Landlord (or, if there have been any defaults or potential defaults, specifying the nature of any such default or potential default); (c) Landlord has paid all rent to date; (d) any then-ascertainable date relevant to the Third Party Lease; and (e) such other matters as Tenant shall reasonably request.

                  1.104 Third Party Lease Spread. The term "Third Party Lease Spread" means an amount equal to the difference between (a) the Original Term Rent Allocation (as defined in Section 22.2.2) with respect to a Property subject to a Third Party Lease and (b) the rental due and payable by Landlord to the Third Party Lessor of such Property immediately prior to the expiration of the term of such Third Party Lease.

                  1.105 Third Party Lease Renewal Option. The term "Third Party Lease Renewal Option" means any right to extend and renew a Third Party Lease for a renewal term.

                  1.106 Third Party Lessor. The term "Third Party Lessor" means a Person who owns a Property and leases it to Landlord or an Affiliate and/or Subsidiary of Landlord.

                  1.107 Trade Equipment. The term "Trade Equipment" means all furniture, furnishings, trade fixtures and equipment installed or used on the Premises by Tenant or any Subtenant from time to time during the Term, other than those which may be owned by a Third Party Lessor.

                  1.108 Transfer Tax Agreement. The term "Transfer Tax Agreement" means that certain Tax Indemnity Agreement between Landlord and Tenant dated as of the date hereof.

                  1.109 Unavoidable Delay. The term "Unavoidable Delay" means a delay in the performance of any obligation under this Restated Lease (excluding in any case any obligation to pay money) arising from or on account of any cause whatsoever beyond the reasonable control of the person required to perform, including strikes, labor troubles, litigation, Casualty, Condemnation, accidents, Laws, governmental preemption, war, riots, and other causes beyond such party's reasonable control, whether similar to or dissimilar to the causes specifically enumerated in this Section. In no event shall Unavoidable Delay be deemed to include any delay caused by a Person's financial condition.

                  1.110 Uneconomic. The term "Uneconomic" means the cost to cure an Eligible Legal Violation is not economically practicable, given the business being conducted at a particular Property and the cost of curing such violation.

                  1.111 Use Restriction Event. The term "Use Restriction Event" means, with respect to a Property, the date when, (a) as a result of the enactment of a final, non-appealable change in Law, the use of such Property as of the Restatement Effective Date as a Service Station Property or a Petroleum Terminal Property, as applicable, is no longer permitted; (b) as a result of any non-appealable action by the Government, Tenant is no longer able to use the Property for its use as of the Restatement Effective Date, provided that (i) such action by the Government did not result, either directly or indirectly, from the acts or omissions of Tenant, Subtenant or their respective agents, contractors, employees, licensees or invitees, (ii) such action of the Government was not a Law enforcement or violation related action and was more in the nature of a change in zoning or a Condemnation-like action, and (iii) such action of the Government was unrelated to Environmental Laws; or (c) as a result of any non-appealable or unappealable (by Landlord or Tenant) action by Government access to such Property is materially denied to Tenant or Tenant's customers or invitees. Anything contained in the foregoing sentence to the contrary notwithstanding, a "Use Restriction Event" shall not be deemed to occur in the event that the use of any such Property as of the Restatement Effective Date is or becomes a permissible non-conforming use under applicable Law such that Tenant is not permitted to rebuild or reconstruct such Property for its current use as of the Restatement Effective Date after the occurrence of a Casualty or Condemnation.

                  1.112 UST. The term "UST" means an underground storage tank including related piping, underground pumps, wiring and their monitoring devices. The term "USTs" shall have the correlative plural meaning.

                  1.113 UST Upgrade. The term "UST Upgrade" means the replacing, upgrading or closure of UST systems (tanks and connective piping) in accordance with 40 C.F.R. Part 280 or similar Government requirements in effect on the Commencement Date of the 1997 Master Lease.

                  1.114 Waiver of Subrogation. The term "Waiver of Subrogation" means a provision in, or endorsement to, any insurance policy required by this Restated Lease, by which the insurance carrier agrees to waive all rights of recovery by way of subrogation against either party to this Restated Lease in connection with any loss covered by such insurance policy.

               2. TERM.

                  2.1 Initial Term and Renewal Term(s). The initial term of this Restated Lease (the "Initial Term") shall commence on the Restatement Effective Date. The Initial Term shall end immediately prior to the fifteenth (15th) anniversary of the Restatement Effective Date. Except as provided or otherwise set forth to the contrary in Article 22, Tenant shall have the absolute and unconditional right and option (each such right and option, a "Renewal Option") to extend and renew this Restated Lease as to all but not less than all of the Properties then demised by this Restated Lease at the time of such extension and renewal upon the same terms and conditions (except to the extent Rent may be adjusted as required hereunder) as this Restated Lease, for four (4) additional successive periods, with the first three (3) being of ten (10) years each and the last one being of three (3) years and ten (10) months (each such renewal period, a "Renewal Term") following expiration of the Initial Term. Tenant shall exercise each Renewal Option, if at all, by giving Landlord Notice thereof (in compliance with this Restated Lease) at least thirteen (13) months before the first day of the corresponding Renewal Term. Wherever this Restated Lease refers to the "Term," such reference means the Initial Term as extended from time to time, pursuant to Tenant's Renewal Option(s), to include one or more Renewal Term(s), so that upon Tenant's exercise of any Renewal Option(s), the "Term" shall include the corresponding Renewal Term. At the expiration or termination of the final Renewal Term provided for below, Tenant shall have no further rights to renew or extend this Restated Lease. The Renewal Options and Renewal Terms are as follows:

                       2.1.1 First Renewal Term. The "First Renewal Term" shall
                  be for a period of ten (10) years beginning on the fifteenth
                  (15th) anniversary of the Restatement Effective Date and ending immediately prior to the twenty-fifth (25th) anniversary of the Restatement Effective Date.


                       2.1.2 Second Renewal Term. The second Renewal Term shall
                  be for a period of ten (10) years beginning on the twenty-fifth (25th) anniversary of the Restatement Effective Date and ending immediately prior to the thirty-fifth (35th) anniversary of the Restatement Effective Date.

                       2.1.3 Third Renewal Term. The third Renewal Term shall be
                  for a period of ten (10) years beginning on the thirty-fifth
                  (35th) anniversary of the Restatement Effective Date and ending immediately prior to the forty-fifth (45th) anniversary of the Restatement Effective Date.

                       2.1.4 Fourth Renewal Term. The fourth and final Renewal
                  Term shall be for a period of three (3) years and ten (10) months, beginning on the forty-fifth (45th) anniversary of the Restatement Effective Date and ending immediately prior to the forty-eighth (48th) and ten (10) month anniversary of the Restatement Effective Date.

                  2.2 Default by Tenant. Provided only that this Restated Lease has not been terminated and that no uncured Material Monetary Event of Default then exists hereunder, there shall be no conditions (express or implied) to Tenant's exercise of any Renewal Option(s) for the Premises (except as set forth in Article 22 at it pertains to Third Party Leases).

                  2.3 Title to Tenant Improvements and Personal Property. Notwithstanding anything to the contrary in this Restated Lease, all Tenant Improvements and all Personal Property owned by Tenant located in, on or at any Property or otherwise constituting part of the Premises shall at all times during the Term be owned by, and shall belong to, Tenant. All the benefits and burdens of ownership of the foregoing shall be and remain in Tenant during the Term.

               3. RENT.

                  3.1 Fixed Rent. Throughout the Initial Term and all Renewal Terms, Tenant shall pay Landlord, without notice or demand, in lawful money of the United States of America, at Landlord's office or as Landlord shall otherwise designate, a net annual rental (the "Fixed Rent") as follows:

                       3.1.1 Calculation of Fixed Rent. During the first Lease
                  Year, Fixed Rent shall be $57,729,216 (or $4,810,768 per month), as adjusted pursuant to this Article. The Fixed Rent during the Initial Term and all Renewal Terms shall be adjusted in accordance with the Fixed Rent Adjustment Procedures at the time that any Property may be deleted from this Restated Lease (a) pursuant to the express provisions of
                  Article 13, 14, 15, 22 or 25 of this Restated Lease; or (b) by the mutual agreement of the parties hereto.

                       3.1.2 Rent Escalations. At the beginning of each Lease
                  Year commencing after the first Lease Year, the Fixed Rent for such Lease Year shall be increased by an amount equal to two percent (2%) of the Fixed Rent in effect at the end of the immediately preceding Lease Year, after giving effect to any adjustment to such Fixed Rent required under Section 3.1.1.

                  3.2 Payment; Proration; Etc. Tenant shall pay Fixed Rent in equal monthly installments in advance on the first day of each month. Rent for partial months at the beginning or end of the Term shall be prorated based on the number of days in such month within the Term divided by the total number of days in the entire month. Tenant shall pay all Rent payable to Landlord by wire transfer of currently available federal funds to Landlord's bank account as designated by Landlord.

                  3.3 Additional Rent. In addition to Fixed Rent, Tenant shall pay Landlord, as additional rent under this Restated Lease, all Additional Rent within twenty (20) days after receipt of invoice therefor or as otherwise set forth in Article 4.

                  3.4 No Allocation to Personal Property; Allocation to Royalty Fee. None of the Rent provided for under this Restated Lease is allocable to any personal property included in the Premises. Notwithstanding anything to the contrary contained herein or in the License Agreement, a sum equal to Two Million Dollars ($2,000,000) (as escalated pursuant to the provisions of Section
3.1.2 above) of the Fixed Rent payable hereunder per Lease Year shall be deemed to constitute payment for the granting by Landlord to Tenant of an exclusive license to use the Licensed Marks (as defined in the License Agreement) on the terms and conditions set forth in the License Agreement (such annual payment being referred to herein as the "Royalty Fee"). Notwithstanding the foregoing, if the License Agreement terminates for any reason during the Term, then the amount of Fixed Rent payable hereunder per annum shall be deemed to be increased by an amount equal to the Royalty Fee that would have been payable had the License Agreement not terminated. The net effect of the foregoing is that the amount paid by Tenant to Landlord under Section 3.1 shall not be affected by the termination of the License Agreement.

                  3.5 Offsets. Except as specifically provided in Section 31.1 hereof and except as provided below, Tenant shall pay all Rent without offset, defense, claim, counterclaim, reduction, deduction, or exercise of recoupment rights of any kind whatsoever. Notwithstanding anything to the contrary in this Restated Lease, Tenant shall be entitled to offset against Rent an amount equal to any of the following obligations required to be performed by Landlord (a) except as otherwise provided in clause (b), to the extent Landlord fails to perform any such obligation within thirty (30) days after Tenant shall have delivered to Landlord a Notice describing such failure in reasonable detail; or
(b) in the case of a failure that cannot with due diligence be cured within thirty (30) days from such Notice, to the extent that Landlord does not (x) within 30 days from Tenant's Notice advise Tenant of Landlord's intention to take all reasonable steps necessary to remedy such failure, (y) duly commence the cure of such failure within such period, and then diligently prosecute to completion the remedy of such failure and (z) complete such remedy within a reasonable time under the circumstances.

                       3.5.1 Landlord's UST Upgrade obligation pursuant to
                  Section 7.6 at the Properties set forth in Schedule 2, to the extent Tenant is required to expend monies therefor;

                       3.5.2 Landlord's obligation pursuant to Section 9.1 with
                  respect to (a) the ongoing Remediation at the Properties set forth on Schedule 3 and (b) any Remediation required as a result of any Contamination resulting from UST Upgrades at the Properties set forth on Schedule 2 and Exhibit C, to the extent Tenant is required to expend monies therefor; and

                       3.5.3 Landlord's obligation pursuant to the Environmental
                  Agreement, to the extent Tenant is required to expend monies therefor.

Notwithstanding anything to the contrary contained herein or in the Environmental Agreement, if, at any time after the date hereof, UST Upgrade or Closure has been completed, as applicable, with respect to any Property set forth on Schedule 2, Exhibit C or Schedule 3 by Landlord as required under this Restated Lease, Tenant shall have no right to any offset against Rent with respect to any such Property from and after the date on which such UST Upgrade or Closure has been completed, as applicable, with respect to such Property. In the event that Tenant elects to offset any amount against Rent in accordance with this Section 3.5 or Section 31.1, Tenant shall give Landlord Notice of such election to offset at least twenty (20) days prior to effecting the same, which Notice shall include the amount that Tenant plans to offset and the timing of such offset.

               4. ADDITIONAL PAYMENTS BY TENANT; IMPOSITIONS.

                  4.1 Landlord's Net Return. The parties intend that this Restated Lease shall constitute a "net lease," so that the Rent shall provide Landlord with "net" return for the Term, free of any expenses or charges with respect to the Premises, except as specifically provided in this Restated Lease. Accordingly, except as specifically set forth to the contrary in this Restated Lease, the Environmental Agreement or the Transfer Tax Agreement, Tenant shall pay as Additional Rent and discharge, before failure to pay the same shall create a material risk of forfeiture or give rise to a penalty, each and every item of expense, of every kind and nature whatsoever, related to or arising from the Premises, or by reason of or in any manner connected with or arising from the development, leasing, operation, management, maintenance, repair, use or occupancy of the Premises or any Property or any portion thereof. Notwithstanding anything to the contrary in this Restated Lease, Tenant shall not be required to pay any of the following incurred by Landlord: (a) principal, interest, or other charges payable under any Fee Mortgage; (b) depreciation, amortization, brokerage commissions, financing or refinancing costs, management fees or leasing expenses incurred by Landlord with respect to any Property; (c) consulting, overhead, travel, legal, staff, and other similar costs incidental to Landlord's ownership of its fee or leasehold interest in any Property, other than Legal Costs that Tenant has expressly agreed to pay; (d) any costs arising from or pursuant to any instrument or agreement affecting any Property that is not a Permitted Exception and to which Landlord is a party and Tenant is not a party; and (e) the obligations of Landlord set forth in Section 7.6 and Section
9.1 of this Restated Lease, in the Environmental Agreement, or in the Transfer Tax Agreement.

                  4.2 Impositions. Subject to Tenant's right to contest set forth in Section 11.1, for any period within the Term (with daily prorations for periods partially within the Term and partially outside the Term), Tenant shall pay and discharge all Real Estate Taxes pursuant to the procedures set forth in
Section 4.4 or Section 4.5 and shall pay and discharge, before failure to pay the same shall create a material risk of forfeiture or give rise to a penalty, all other Impositions. Tenant shall pay all interest and penalties assessed by any Government on account of late payment of any Real Estate Taxes, unless such late payment was caused by (a) Landlord's failure to promptly forward to Tenant or Depository, as applicable, a copy of any tax or other bill related to any such Real Estate Tax received by Landlord or (b) Landlord's failure to timely pay any such Real Estate Tax after it has timely received Tenant's or Depository's payment with respect thereto as provided in Section 4.4 or 4.5, in which case Landlord shall pay such interest and penalties. Except as otherwise provided herein, Tenant shall also pay interest and penalties assessed by any Government on account of late payment of any other Imposition (paid to Landlord by Tenant), except late payment caused by Landlord's failure to remit any such Imposition in accordance with Tenant's reasonable instructions or Landlord's failure to promptly forward Tenant a copy of any tax or other bill related to any such Imposition received by Landlord, in which case Landlord shall pay such interest and penalties. Tenant shall within a reasonable time after Notice from Landlord provide Landlord with reasonable proof that Tenant has paid or escrowed, as applicable, any Imposition(s) that this Restated Lease requires Tenant to have paid or escrowed, as applicable. Landlord shall be entitled to any refund of any Impositions (and penalties and interest paid by Landlord) and interest earned thereon to the extent such Imposition was due and payable prior to the applicable Commencement Date based on Landlord's prior overpayment of such Imposition, and Tenant shall remit to Landlord any amounts received by Tenant on account of such overpayment promptly upon receipt of the same. Tenant shall be entitled to any refund of any Impositions (and penalties and interest paid by Tenant) and interest earned thereon to the extent such Imposition was due and payable on or after the applicable Commencement Date based upon Tenant's prior overpayment of such Imposition, whether such refund is made during or after the Term, and Landlord shall remit to Tenant any amounts received by Landlord on account of such overpayment promptly upon receipt of the same.

                  4.3 Assessments in Installments. To the extent that it may be permitted by applicable Law and by the applicable Third Party Lease, Tenant shall have the right to apply for conversion of any Imposition to cause it to be payable in installments. After any such conversion, Tenant shall pay and discharge only such installments of any such Impositions as shall become due and payable during the Term, provided that any payment relating to periods prior to the expiration of this Restated Lease shall be paid prior to the Termination Date.

                  4.4 Deposits for Real Estate Taxes.

                        4.4.1 Advanced Real Estate Tax Payments. Due to the
                   number of properties demised by this Restated Lease, Real Estate Taxes will be due and payable with respect to at least one Property during each calendar month of each Lease Year. In order to assure the timely payment of all Real Estate Taxes, Tenant shall deposit with Landlord on the first day of each calendar month during the Term a sum equal to the amount of Real Estate Taxes due and payable in the next calendar month (such sum being referred to hereinafter as the "Monthly Tax Payment"). The amount of each Monthly Tax Payment shall be determined by reference to the Monthly Tax Payment for the corresponding calendar month of the previous Lease Year, as adjusted to reflect any reassessment, tax increase or change of due date therefor of which Tenant has received Notice from Landlord at least twenty (20) days prior to the date on which such Monthly Tax Payment is due and payable. For the first Lease Year, the amount of Monthly Tax Payment shall be determined by reference to Schedule 10, as adjusted to reflect any reassessment, tax increase or change of due date therefor of which Tenant has received Notice from Landlord at least twenty (20) days prior to the date on which such Monthly Tax Payment is due. In addition, on or prior to the Restatement Effective Date, Tenant shall deposit with the Landlord a sum of money equal to the amount of Real Estate Taxes due in the calendar month in which the Restatement Effective Date occurs and the following calendar month, as determined by reference to Schedule 10, as adjusted to reflect any reassessment, tax increase or change of due date therefor of which Tenant has received Notice from Landlord at least twenty (20) days prior to the Restatement Effective Date. Notwithstanding the foregoing, if Tenant does not receive any Notice of adjustment from Landlord with respect to a Monthly Tax Payment referred to in this Section at least twenty (20) days prior to the date on which such Monthly Tax Payment is due, then Tenant shall, within twenty (20) days after receipt of such Notice of adjustment from Landlord, deposit with Landlord such additional funds as may be required under such Notice. By way of example, if the Restatement Effective Date occurs on January 12, 2001, then Tenant shall deposit with Landlord on such date an amount equal to the Real Estate Taxes due during the months of January and February of such year, as determined by reference to Schedule 10, as adjusted pursuant to the preceding provisions. On February 1, 2001, Tenant shall deposit with Landlord an amount equal to the Real Estate Taxes due in the month of March of such year, as so adjusted, and so on throughout the Term of this Restated Lease. Notwithstanding the foregoing or anything else to the contrary contained herein, if the funds deposited pursuant to the preceding provisions are insufficient to pay any Real Estate Tax at least twenty (20) days before such Real Estate Tax is due and payable without penalty or interest, Tenant shall, within twenty (20) days after receipt of demand therefor from Landlord, deposit with Landlord such additional funds as may be necessary to pay any such Real Estate Tax in full. If the Monthly Tax Payment so deposited pursuant to this Section exceeds the amount required to pay the Real Estate Taxes due and payable for any month, the excess shall be credited against the Monthly Tax Payment next due and payable.

                       4.4.2 Expiration or Termination. Notwithstanding anything
                  to the contrary contained in Section 4.4.1, if this Restated Lease shall expire before any credit referred to in Section
                  4.4.1 shall have been fully applied, Landlord (a) shall retain an amount sufficient to pay unpaid Real Estate Taxes to the extent such Real Estate Taxes accrue with respect to any period of time during the Term and (b) shall refund to Tenant the balance of such credit within thirty (30) days after the end of the Term. Notwithstanding the foregoing, if this Restated Lease shall have terminated as a result of a Material Monetary Event of Default, then all amounts held by Landlord pursuant to this Section 4.4 shall belong to Landlord, which amounts shall be used by Landlord only to pay Real Estate Taxes that would have accrued if this Restated Lease had not terminated as a result of such Material Monetary Event of Default. If a Property is deleted from this Restated Lease pursuant to the express terms of this Lease (a) pursuant to the express provisions of Article 13, 14, 15, 22 or 25; or (b) by the mutual agreement of the parties hereto, then the amount required to be deposited by Tenant pursuant to this

                  Section 4.4 shall thereupon be reduced by an amount equal to the Real Estate Taxes attributable to the Property so deleted, but Tenant shall remain liable for all such Real Estate Taxes which accrued prior to the date of such deletion.

                  4.5 Leasehold Mortgage Real Estate Tax Deposits. Anything contained in the foregoing provisions of this Article notwithstanding, if any procedures with respect to deposits for Real Estate Taxes set forth in a Permitted Leasehold Mortgage shall be inconsistent with any of the procedures set forth in this Article or if such Permitted Leasehold Mortgage requires the establishment of a traditional tax escrow whereby Tenant pays into such escrow an amount equal to one-twelfth of the Real Estate Taxes due in a particular Lease Year on a monthly basis, then, to such extent, the procedures set forth in such Permitted Leasehold Mortgage shall take precedence over, and shall be in lieu of, the inconsistent procedures set forth in this Restated Lease, except as otherwise set forth in this Section. Any such Permitted Leasehold Mortgage may provide that deposits for Real Estate Taxes shall be paid by Tenant to either
(a) Landlord or (b) Depository. In order for deposits for Real Estate Taxes to be paid by Tenant to Depository, Depository must have previously entered into a depository agreement with Landlord pursuant to which Depository agrees (i) to hold all amounts deposited with Depository pursuant to this Section 4.5 in a segregated, interest-bearing escrow account (which interest may be distributed to Tenant on a quarterly basis, provided that no uncured Material Monetary Event of Default then exists hereunder) in the name of Tenant (so as not to be considered an asset of Depository) for the sole purpose of paying the Real Estate Taxes for which such amounts shall have been deposited as the same become due; (ii) to remit to Landlord the aforesaid deposits for such purpose not later than twenty (20) days prior to the last day on which such Real Estate Taxes may be paid without penalty or interest; (iii) that in no event shall any amount deposited with Depository hereunder be deemed to constitute additional security for any amounts that may be owed by Tenant or any Affiliate or Subsidiary of Tenant to Leasehold Mortgagee or any Affiliate or Subsidiary of Leasehold Mortgagee or any other Person, (iv) to otherwise be bound by the provisions of this Restated Lease, including, without limitation, this Section 4.5. Notwithstanding clause (ii) of the foregoing sentence, such Permitted Leasehold Mortgage may provide that Depository will pay Real Estate Taxes directly to the appropriate taxing authority rather than remitting the same to Landlord pursuant to this Section 4.5. If such Permitted Leasehold Mortgage provides that Depository will pay Real Estate Taxes directly to the appropriate taxing authority, then Tenant shall (x) use commercially reasonable efforts to obtain and furnish to Landlord proof, reasonably satisfactory to Landlord, of payment by Depository of Real Estate Taxes and (y) furnish to Landlord copies of any checks that Tenant sends to Depository on account of Real Estate Taxes or other evidence of payment thereof, except to the extent that a lockbox or similar arrangement is then in effect such that such amounts are automatically deposited with Depository.

                  4.6 Direct Payment by Landlord. If any Imposition or other item of Rent is required to be paid directly by Landlord, then Landlord shall appoint as Landlord's attorney in fact (1) Depository for the purpose of making any such payment of Real Estate Taxes if Depository is entitled to make such payments directly pursuant to the provisions of Section 4.5, and (2) Tenant for the purpose of making any such payment of any other Imposition or other item of Rent. Notwithstanding the foregoing, if the person entitled to receive such payment refuses to accept it from Depository or Tenant, as applicable, then Depository or Tenant, as applicable, shall give Landlord Notice of such fact and shall remit payment of such Imposition or other item of

Rent to Landlord in a timely manner accompanied by reasonable instructions as to the further remittance of such payment. Landlord shall with reasonable promptness comply with the Depository's or Tenant's, as applicable, reasonable instructions and shall Indemnify Depository or Tenant, as applicable, against Landlord's failure to do so.

                  4.7 Tax Lots. In the event that any Property does not constitute a single parcel separate and apart from any other land for the purpose of Real Estate Taxes, Landlord shall use its reasonable best efforts to allocate such Real Estate Taxes on an equitable basis between or among the occupants or users of the parcel that contains such Property, unless such allocation has been made by a Third Party Lessor.

                  4.8 Utilities. Tenant shall pay all fuel, gas, light, power, water, sewage, garbage disposal, telephone and other utility charges, and the expenses of installation, maintenance, use and service in connection with the foregoing, relating to the Premises during the Term.

               5. USE.

                  Tenant may use each Property demised hereunder for a gasoline service station/convenience store, for the storage and distribution of petroleum products, and/or for any other lawful purpose, including without limitation, any use that may exist on any such Property as of the Restatement Effective Date, subject to any restrictions contained in a Third Party Lease. In using the Premises, Tenant shall comply, in all material respects, with all restrictions and mandates set forth in the Permitted Exceptions and the Third Party Leases, where applicable. Notwithstanding the foregoing, to the extent that any failure to fully comply in all respects with a restriction or mandate set forth in a Third Party Lease would cause a default to occur under such Third Party Lease, Tenant shall fully comply with such restriction or mandate, except as specifically provided in Section 25.2. Tenant shall not have any obligation to actually operate any Property or otherwise conduct business of any nature thereon, and Tenant may discontinue operation of any Property at any time or from time to time, except as may be required under a Third Party Lease. Landlord shall in no event declare that Tenant has committed a Default under this Article of this Restated Lease by reason of Tenant continuing to use such Property in the same manner as such Property is being used on the Restatement Effective Date. Notwithstanding the foregoing, nothing contained herein shall be deemed to in any way affect Landlord's right to declare that Tenant has committed a Default hereunder to the extent that, as a result of a change in Law subsequent to the Restatement Effective Date, Tenant's then current use of any Property becomes unlawful, and Tenant continues to operate such Property for such use after such change in Law becomes effective.

               6. COMPLIANCE WITH LAW.

                  Except as otherwise expressly set forth in Section 7.6,
Section 9.1, Article 25 and the Environmental Agreement, Tenant shall during the Term, at Tenant's expense: (a) observe and comply with all Laws affecting each Property in all material respects; (b) procure every material permit, license, certificate or other authorization required in connection with the lawful and proper maintenance, operation, use and occupancy of each Property or required in connection with any Construction Work or Improvements erected thereon; and (c) comply with all such permits, licenses, certificates and other authorizations in all material respects. Notwithstanding the foregoing, Tenant shall have the right to contest any such Laws in accordance with this Restated Lease.

               7. MAINTENANCE AND ALTERATIONS.

                  7.1 Obligation to Maintain. During the Term, Tenant shall, except as otherwise expressly provided in this Restated Lease, keep and maintain the Premises and each Property in good order, condition and repair in all material respects, subject to Casualty and Condemnation (governed by separate applicable provisions of this Restated Lease), reasonable wear and tear, and any other conditions that this Restated Lease does not require Tenant to repair. Tenant's obligations to maintain the Premises in the manner set forth in the preceding sentence shall extend to all repairs that any Property (including plumbing, heating, air conditioning, ventilating, electrical, lighting, walls, roof, foundations, ceilings, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences and signs located in, on or at such Property, together with any sidewalks adjacent to such Property) may require from time to time during the Term, whether structural or nonstructural, foreseen or unforeseen, including such repairs as may be required by conditions in existence at the Commencement Date, except as otherwise provided in the Environmental Agreement and in Section 25.2, and those Tenant is obligated to perform under Section 7.6.

                  7.2 Tenant's Right to Perform Alterations. Tenant shall have the right, at Tenant's sole cost and expense and subject to the provisions of any Third Party Lease, at any time and from time to time during the Term of this Restated Lease, to construct, alter, repair, remodel and/or replace any and all Improvements on any Property and to demolish, raze or otherwise remove the same, provided that, unless Landlord consents, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall be obligated to rebuild Improvements at such Property (a) at least equal in value to the amortized or depreciated cost of the Improvements so demolished, razed, or removed, as such amortized or depreciated cost is set forth on the most recent financial statements of Landlord then available; and (b) of the same type, nature and quality as those that have been demolished, removed, or razed, unless Tenant's decision to rebuild on such Property Improvements of a different type, nature or quality is commercially reasonable under the circumstances. Except as provided in the immediately preceding sentence, Tenant shall not be obligated to re-erect any outbuildings, recreational facilities, service buildings, maintenance sheds or the like which are not material to the use and operation of such Property. All Tenant Improvements shall be and remain the property of Tenant throughout the Term and Tenant shall retain all rights to depreciation and/or amortization deductions and tax credits arising from ownership thereof. Such Tenant Improvements (subject to the reversionary interest of Landlord, the Power Test Lessor, the Leemilt's Lessor, the Gettymart Lessor and/or the Third Party Lessors therein) shall be considered a part of Tenant's Leasehold Estate for purposes of Articles 13 and 14. However, upon the Termination Date, title to such Tenant Improvements shall be deemed to be and become part of the realty and the sole and absolute property of Landlord (or the applicable Third Party Lessor, the Power Test Lessor, the Leemilt's Lessor, or the Gettymart Lessor, as the case may be) as of the Termination Date and shall be surrendered to Landlord at that time, free and clear of the liens of mortgages, deeds of trust, liens of mechanics, laborers or materialmen, and all other liens and encumbrances other than (a) any such liens and encumbrances incurred by Landlord arising from Landlord's actions or the actions of any Third Party Lessor, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor, and (b) any easements or similar rights burdening such Tenant Improvements the creation of which Landlord, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor, shall have consented to in writing. Upon an early termination of this Restated Lease, if Leasehold Mortgagee exercises its right to obtain a new lease and obtains such new lease pursuant to the provisions of Section 26.6 hereof, then title to such Tenant Improvements shall not vest in Landlord if a new lease is given to a Permitted Leasehold Mortgagee (or its nominee or designee) as provided for in Section 26.6, but shall vest in Leasehold Mortgagee (or its nominee or designee), and its successors and assigns as tenant permitted hereunder, who shall have the right to depreciation and/or amortization deductions and tax credits arising from ownership of such Tenant Improvements but title to such Tenant Improvements shall vest in Landlord upon termination of such new lease. Tenant shall perform all Construction Work in a good, professional, safe, and workmanlike manner, using licensed and insured contractors and otherwise in compliance with Law.

                  7.3 Plans and Specifications. To the extent that Tenant performs or causes to be performed any Construction Work and obtains plans and specifications or surveys (including working plans and specifications and "as-built" plans and specifications and surveys) for such Construction Work, Tenant shall promptly upon Landlord's request provide Landlord, for Landlord's information only, with a true and complete copy of such plans and specification(s) or survey(s), subject to the terms of any agreement between Tenant and the applicable outside architect, engineer or surveyor. Tenant shall exercise reasonable efforts to cause its agreements with such outside professionals to permit the deliveries described in this Section.

                  7.4 Excavations. If an excavation shall be made (or authorized) upon land adjacent to the Land, then at Tenant's election Tenant shall either: (a) afford to the person causing or authorized to cause such excavation, license to enter the applicable Property, in accordance with Tenant's reasonable instructions, to perform such work as such person shall reasonably deem necessary or desirable, and as Tenant shall reasonably approve, to preserve and protect the applicable Property from injury or damage and to support the same by proper foundations, or (b) perform or cause to be performed, without cost or expense to Landlord in its capacity as Landlord under this Restated Lease, work of the nature described in clause (a) to the extent reasonably necessary under the circumstances. Tenant shall not, by reason of any excavations or work described in this Section, have any claim against Landlord in its capacity as Landlord under this Restated Lease for damages or for indemnity or for suspension, diminution, abatement or reduction of any Rent or any claim against the owner of any Fee Estate subject to a Third Party Lease or a Power Test Lease with respect to the same.

                  7.5 Cooperation by Landlord. Upon Tenant's request, subject to the provisions of any Permitted Exception, or any Third Party Lease, Landlord shall, without cost to Landlord, promptly join in and execute and cause the Leemilt's Lessor, the Power Test Lessor and the Gettymart Lessor to join in and execute (or assist Tenant in obtaining the requisite consent of a Third Party Lessor) any instruments including, but not limited to, applications for building permits, demolition permits, alteration permits, consents, zoning, rezoning or use approvals, amendments and variances, easements, encumbrances, and/or liens (excluding Mortgages) against any Property (Fee Estate and Leasehold Estate), and such other instruments as Tenant may from time to time request in connection with Construction Work or to enable Tenant from time to time to use and operate the Premises in accordance with this Restated Lease, provided each of the foregoing is in reasonable and customary form and does not cause the Fee Estate or Landlord's leasehold interest in any Fee Estate owned by a Third Party Lessor, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor to be encumbered as security for any obligation and does not otherwise expose the Fee Estate or Landlord's leasehold interest in any Fee Estate owned by a Third Party Lessor, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor, to any material risk of forfeiture during or after the Term or any liens, encumbrances or easements subsequent to Term. Tenant shall reimburse Landlord's Legal Costs and all other actual out-of-pocket costs incurred by Landlord in performing under this Section.

                  7.6 USTs. Landlord shall complete UST Upgrades for each of the USTs at the Properties set forth on Schedule 2 and, to the extent required by Law, the Property set forth on Exhibit C. Tenant shall be responsible for all repair, maintenance, replacement and removal of all USTs listed on Schedule 2 for which UST Upgrades have been completed and all other USTs at the Premises, except Tenant shall not be responsible for the removal or closure in place of the USTs at the Property set forth on Exhibit C. At the time that an UST Upgrade is completed at a particular Property set forth in Schedule 2 and Exhibit C, except for Landlord's obligations under Section 9.1 to Remediate, if any, Landlord shall no longer have any responsibility or obligation with respect to such UST and Tenant shall be solely responsible therefor. In the event that Tenant exercises the Renewal Option in the First Renewal Term for the Premises pursuant to the express provision of Section 2.1, on or before the first day of such First Renewal Term, Landlord shall by a Bill of Sale (containing a representation by Landlord that it has complied with its UST Upgrade obligations under this Restated Lease) transfer the USTs under the Properties listed on Exhibit C (to the extent such USTs have not already been removed from such Properties) and Schedule 2 to Tenant for nominal consideration, except the foregoing shall not apply to any USTs owned by any Third Party Lessor.

               8. PROHIBITED LIENS.

                  8.1 Tenant's Covenant. If at any time during the Term, whether during the period of construction or reconstruction of buildings, or at any other time, any Prohibited Liens shall be filed against any Property or any part thereof relating to work authorized or approved by Tenant or Subtenant or their respective agents, contractors, or employees in respect of such Property, Tenant shall, at its expenses cause the same to be discharged, by payment, bonding or otherwise as provided by Law, within forty-five (45) days after Tenant receives Notice from Landlord that the Prohibited Lien was filed (but in any case within fifteen (15) days after receipt of Notice from Landlord of commencement of foreclosure proceedings), except for such liens that may have been incurred by Landlord arising from Landlord's, a Third Party Lessor's, the Leemilt's Lessor's, the Power Test Lessor's or the Gettymart Lessor's actions. Nothing herein contained shall in any way prejudice the rights of Tenant to contest to final judgment or decree any such Prohibited Lien prior to payment thereof pursuant to the provisions of Article 11 hereof. The mere existence of a Prohibited Lien shall not be construed as a Non-Material Default under this Restated Lease unless Tenant fails to take action as aforesaid. Should a Prohibited Lien be filed against the Premises or any Property as a result of the actions of Landlord, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor, Landlord shall, at its sole cost and expense, likewise cause such Prohibited Lien to be cleared of record.

                  8.2 Protection of Landlord. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the Fee Estate or Landlord's leasehold interest in any Fee Estate subject to a Third Party Lease, the Leemilt's Lease, a Power Test Lease, or the Gettymart Lease. Nothing in this Restated Lease shall be deemed or construed in any way to constitute Landlord's consent or request, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer, equipment or material supplier for the performance of any labor or the furnishing of any materials or equipment for any improvement, alteration or repair of, or to, any Property, or any part thereof, nor as giving Tenant any right, power or authority to contract for, or permit the rendering of, any services, or the furnishing of any materials that would give rise to the filing of any liens against the Fee Estate or Landlord's leasehold interest in any Fee Estate subject to a Third Party Lease, the Leemilt's Lease, or a Power Test Lease, or the Gettymart Lease. Nothing contained in the preceding sentence shall be deemed to require Landlord's consent to such matters. Tenant shall Indemnify Landlord against any Construction Work performed on any Property for or by Tenant, including any Prohibited Lien arising from such Construction Work performed by or on behalf of Tenant or Subtenant or their respective agents, contractors, or employees.

               9. ENVIRONMENTAL MATTERS.

                  9.1 Landlord Remediation. Landlord shall, at Landlord's expense, Remediate the Contamination at or emanating from the Properties set forth on Schedule 3 and any Contamination resulting from the UST Upgrades at the Properties set forth on Schedules 2 and Exhibit C. Landlord's obligation to Remediate Contamination at any of the Properties on Schedule 2, Schedule 3 and Exhibit C shall continue until Closure is obtained for the particular Properties. Landlord shall be entitled to the benefit of any government reimbursement funds that may be available for such Remediation of Contamination by Landlord. Landlord or its agents shall control administrative efforts to recover such reimbursement at Landlord's sole cost and expense.

                       9.1.1 Negotiations. Landlord or its agents shall conduct
                  all negotiations with the Government for the Remediation of the Contamination for which Landlord is responsible under
                  Section 9.1; provided, however, Tenant may attend, but not actively participate in any such negotiations, and provided further that Tenant may take such actions as may be necessary to ensure that it can continue to operate the Property, such actions to be at Tenant's sole cost and expense. Landlord shall not negotiate Closure limits less stringent than required by applicable Law. Tenant agrees that it shall not independently negotiate with the Government in connection with Landlord's Remediation of Contamination under Section 9.1. Further, Tenant shall not negotiate Closure limits more stringent than required by applicable Law. Landlord shall provide Tenant with copies of any correspondence or documents it provides to or receives from the Government relating to its Remediation of Contamination under Section
                  9.1. Tenant shall provide Landlord with copies of any correspondence or documents it provides to or receives from the Government relating to Landlord's Remediation of Contamination under Section 9.1.

                       9.1.2 New Contamination. If New Contamination is
                  discovered at or emanating from any of the Properties being Remediated by Landlord under Section 9.1, but prior to Closure, Tenant shall make all reporting or notification required by the Environmental Laws, shall promptly notify Landlord, and shall act promptly to minimize the effects of the New Contamination. If Landlord reasonably determines that such New Contamination will make Landlord's Remediation at the applicable Properties more expensive, more difficult or will extend the time required to complete the Remediation, Landlord and Tenant agree to secure promptly the services of an environmental consultant (the "Environmental Consultant"), mutually acceptable to Landlord and Tenant, who shall make an assessment of the Contamination and New Contamination, including the remaining cost to complete Landlord's Remediation absent the New Contamination and an estimate of the cost of the additional work that will be required due to the New Contamination. Based upon this assessment, the Environmental Consultant shall make an apportionment of the costs and Tenant shall begin paying Landlord for the additional expenses incurred by Landlord in remediating the New Contamination. At Tenant's election, and with Landlord's consent, which shall not be unreasonably withheld, Tenant may assume the Remediation of the New Contamination. Further, Landlord and Tenant may negotiate a transfer of the Remediation responsibility for the Contamination and New Contamination from Landlord to Tenant with the costs of such Remediation continuing to be shared between Landlord and Tenant as set forth in this Section. If such transfer of Remediation responsibility is made, Tenant shall execute and deliver to Landlord a release of Remediation liability for the Contamination, and such release shall include an assignment to Tenant of Landlord's rights to reimbursement from the state reimbursement fund, if any for the applicable Property. Tenant covenants to pay to Landlord within forty-five (45) days of receipt of Notice from Landlord, with evidence of payment by Landlord, all costs associated with Landlord's Remediation of the New Contamination as Remediation work is performed and as invoices for such work are presented to Landlord.

                       9.1.3 Access. Tenant shall provide for and permit access,
                  at no cost to Landlord, as Landlord and its employees, agents, and contractors may require to each of the Properties under
                  Schedule 2, Schedule 3 and Exhibit C, as is required for Landlord to meet all environmental obligations for Remediation of Contamination or for UST Upgrades. Such access shall include the right to conduct such tests, take such groundwater or soil samples, excavate, remove, dispose of, and treat the soil and groundwater, and undertake such other actions as are necessary in the sole judgment of Landlord. Landlord shall expeditiously remove from the applicable Property as soon as reasonably practicable or as required by Environmental Law all drums containing drill cuttings, soil, debris or liquids generated from Landlord's Remediation or investigation activities. Landlord shall restore the surface and existing structures, if any, on the applicable Premises to a condition substantially similar to that at the time immediately prior to the action taken by Landlord and shall replace or repair damage to Tenant's equipment and personal property on such Property caused by Landlord or its contractors. Landlord shall, to the extent practical, undertake the actions necessary to complete its Remediation of Contamination in a manner that will not unreasonably disrupt the operations of Tenant on the applicable Property. In no event, however, shall Landlord have liability to anyone, including Tenant, for business disruption, lost profits, or consequential damages arising from such actions or access. Landlord or its contractors shall provide Tenant as much advance notice as possible of all potentially disruptive or intrusive activities to be taken on any of the applicable Properties. Such notice may be in the form of a periodic schedule of activities. No advance notice shall be required for non-disruptive activities, such as periodic monitoring of wells. Landlord and Tenant agree to cooperate on the placement and the location of Landlord's Remediation equipment. Any cost or expense to repair or replace monitoring and Remediation equipment resulting from the acts or omissions of Tenant or Subtenant or their respective employees, agents, licensees, invitees, Subtenants and contractors shall be the responsibility of Tenant.

                        9.1.4 Maintenance of Records. During the course of
                   Landlord's Remediation of Contamination at any of the Properties on Schedule 2, Schedule 3, and Exhibit C, Tenant shall maintain UST inventory and tank line maintenance records for the applicable Premises as required to comply with the Environmental Laws. Landlord shall have the right to review these records as Landlord deems necessary so as to be assured of the integrity of Tenant's UST system at the applicable Properties.


                   9.2 Tenant Obligations. Except for those particular obligations of Landlord set forth in Sections 7.6, 9.1 and 25.3 herein and set forth in the Environmental Agreement, Tenant shall, except as provided in
Section 25.3, be solely responsible, at its own cost and expense, for compliance with all Environmental Laws applicable to the Premises after the Commencement Date of the 1997 Master Lease. Tenant shall be solely responsible, at its own cost and expense, for any Remediation required by the applicable Government resulting from Remediation limits changed after Closure has been completed at any of the Properties on Schedule 2, Schedule 3 and Exhibit C. The obligations of Tenant set forth in this Section 9.2 shall survive the expiration or earlier termination of this Restated Lease.

               10. INDEMNIFICATION; LIABILITY OF LANDLORD.

                   10.1 Mutual Indemnity Obligations. Landlord and Tenant shall each Indemnify the other against: (a) any wrongful act, wrongful omission or negligence of the Indemnitor (and, in the case of (i) Tenant, that of any of Tenant's Subtenants, and Tenant's and any of their respective partners, directors, officers, members, contractors, employees, agents, licensees and invitees; and (ii) Landlord, that of the Leemilt's Lessor, the Power Test Lessor, the Gettymart

Lessor and their respective partners, directors, officers, members, contractors, employees, agents, licensees and invitees); and (b) any breach or Default by the Indemnitor under this Restated Lease or the Environmental Agreement. In addition to and without limiting the generality of the foregoing indemnity, Tenant shall Indemnify Landlord and Realty Parent (and with respect to clause (y) below, Third Party Lessors, the Leemilt's Lessor, the Power Test Lessor, and the Gettymart Lessor) against all the following matters (except to the extent any claim arises from any wrongful act, wrongful omission or negligence of Landlord, Realty Parent, any Third Party Lessor, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor) relating to: (t) any Remediation of New Contamination for which Tenant is obligated pursuant to Section 9.1 and for breach of Tenant's obligations to comply with Environmental Laws pursuant to
Section 9.2; (u) the operation or occupancy of any Property; (w) any Construction Work performed during the Term; (x) the condition of any Property or any street, curb or sidewalk adjoining such Property, whether or not such condition existed before the Restatement Effective Date; or of any vaults, tunnels, passageways or space under, adjoining or appurtenant to the Premises whether or not such condition existed before the Restatement Effective Date; (y) any accident, injury or damage whatsoever caused to any person or their property occurring during the Term, in or on the Premises or upon or under the sidewalks adjoining such Property; and (z) any wrongful termination of a Sublease. Notwithstanding the foregoing, Tenant shall have no obligation to Indemnify Realty Parent if (a) a conflict of interest exists such that the use of a single counsel to represent both Realty Parent and Landlord is not advisable, (b) the claims and defenses available to Realty Parent and Landlord with respect to any such claim are not substantially identical, and (c) the inclusion of Realty Parent as an Indemnitee would cause Tenant to incur more than a de minimis amount of additional cost or expense in discharging its indemnification obligations pursuant to this Article. In addition, Landlord shall Indemnify Tenant and Marketing Parent for (i) any UST Upgrade Landlord is obligated to perform pursuant to Section 7.6, (ii) any Remediation of Contamination for which Landlord is obligated under Section 9.1, and (iii) any matter whatsoever relating to the Abandoned Properties, including, without limitation, compliance with Environmental Laws. Notwithstanding the foregoing, Landlord shall have no obligation to Indemnify Marketing Parent if (a) a conflict of interest exists such that the use of a single counsel to represent both Marketing Parent and Tenant is not advisable, (b) the claims and defenses available to Marketing Parent and Tenant with respect to any such claim are not substantially identical, or (c) the inclusion of Marketing Parent as an Indemnitee would cause Landlord to incur more than a de minimis amount of additional cost or expense in discharging its indemnification obligations pursuant to this Article. Notwithstanding anything to the contrary in this Restated Lease, neither party shall be required to Indemnify the other party from or against such other party's intentional acts or negligence.

                   10.2 Liability of Landlord. Except with respect to the obligations of Landlord pursuant to the Environmental Agreement and Sections 7.6 and 9.1 hereof, Tenant shall be deemed to be in exclusive control and possession of the Premises during the Term as provided in this Restated Lease. Landlord shall not be liable for any injury or damage to any Property or to any Person occurring on or about any Property nor for any injury or damage to any property of Tenant, or of any other person, during the Term, unless caused by Landlord's, the Leemilt's Lessor's, the Power Test Lessor's, or the Gettymart Lessor's wrongful acts and/or omissions or acts of negligence or a breach of Landlord's obligations under this Restated Lease either by

Landlord, the Leemilt's Lessor, the Power Test Lessor, the Gettymart Lessor or any of their respective agents, employees, contractors, licensees or invitees. The provisions of this Restated Lease permitting Landlord to enter and inspect any Property are intended to allow Landlord to be informed as to whether Tenant is complying with the agreements, terms, covenants and conditions of this Restated Lease, and to the extent permitted by this Restated Lease, to perform such acts required by Landlord under this Restated Lease and of Tenant if Tenant shall fail to perform. Such provisions shall not be construed to impose upon Landlord any obligation, liability or duty to third parties, but nothing in this Restated Lease shall be construed to exculpate, relieve or Indemnify Landlord from or against any obligation, liability or duty of Landlord to third parties existing at or before the applicable Commencement Date or its obligations arising under Sections 7.6 or 9.1 hereof or the Environmental Agreement.

                   10.3 Indemnification Procedures. Wherever this Restated Lease requires an Indemnitor to Indemnify an Indemnitee, the following procedures and requirements shall apply:

                        10.3.1 Prompt Notice. The Indemnitee shall give the
                   Indemnitor prompt Notice of any claim. To the extent, and only to the extent, that both (a) the Indemnitee fails to give prompt Notice and (b) the Indemnitor is thereby prejudiced, the Indemnitor shall, except as otherwise required under a Third Party Lease, be relieved of its indemnity obligations under this Restated Lease.

                        10.3.2 Selection of Counsel. The Indemnitor shall be
                   required to select counsel reasonably acceptable to the Indemnitee. Counsel to the Indemnitor's insurance carrier shall be deemed satisfactory. Indemnitee may have its own counsel, at Indemnitee's expense, consult with Indemnitor's counsel.

                        10.3.3 Settlement. The Indemnitor may, with the consent
                   of the Indemnitee, not to be unreasonably withheld, settle the claim, except that no consent by the Indemnitee shall be required as to any settlement by which (x) the Indemnitor procures (by payment, settlement, or otherwise) a release of the Indemnitee pursuant to which the Indemnitee is not required to make any payment whatsoever to the claimant, (y) neither the Indemnitee nor the Indemnitor acting on behalf of the Indemnitee makes any admission of liability, and (z) the continued effectiveness of this Restated Lease is not adversely affected in any material respect.

                   10.4 Insurance Proceeds. The Indemnitor's obligations shall be reduced by net insurance proceeds actually collected by the Indemnitee on account of the loss.

                   10.5 Survival. All indemnities set forth in this Restated Lease shall survive the expiration or earlier termination of this Restated Lease but each such indemnity shall in no event survive the earlier to occur of the following: (a) the seventh (7th) anniversary of the Termination Date, and (b) the date when the time period set forth in the statute of limitations applicable to the subject matter of such indemnity has run.

               11. RIGHT OF CONTEST.

                   11.1 Tenant's Right. Notwithstanding anything to the contrary in this Restated Lease, and subject to the terms of Third Party Leases, Tenant shall have the right to contest, at its sole expense, by appropriate legal proceedings diligently conducted in good faith, the amount or validity of any Imposition or Prohibited Lien; the valuation, assessment or reassessment (whether proposed or final) of any Property for purposes of Real Estate Taxes; the validity of any Law or Environmental Law or the application of any Law or Environmental Law to any Property; or the validity or merit of any claim against which Tenant is required to Indemnify Landlord under this Restated Lease (any of the foregoing, a "Contest"). Tenant may defer payment of the contested Imposition or compliance with the contested Law or performance of any other contested obligation pending the outcome of the Contest, provided that such deferral does not subject (a) the applicable Property or any portion thereof to any risk of imminent forfeiture or foreclosure of any Fee Mortgage, or (b) Landlord to any risk of criminal liability.

                   11.2 Landlord's Obligations and Protections. Landlord shall not be required to join in any Contest unless a Law or Environmental Law shall require that such Contest be brought in the name of Landlord or any owner of the Fee Estate. In such case, Landlord shall cooperate with Tenant, as Tenant shall reasonably request, so as to (a) permit such Contest to be brought in Landlord's or the Power Party Lessor's name, as applicable, or (b) in the case of a Property owned by a Third Party Lessor, request that such Contest be brought in such Third Party Lessor's name. Tenant shall pay all reasonable costs and expenses (including Legal Costs) incident to a Contest. Tenant shall Indemnify Landlord, the Power Test Lessor, the Leemilt's Lessor, the Gettymart Lessor and the Third Party Lessors against any Contest brought by Tenant, whether or not such Contest is brought in Tenant's name.

                   11.3 Miscellaneous. Tenant shall be entitled to any refund of any Imposition (and penalties and interest paid by Tenant) based upon Tenant's prior overpayment of such Imposition, whether such refund is made during or after the Term. Upon termination of Tenant's Contest of an Imposition, Tenant shall pay the amount of such Imposition (if any) as has been finally determined in such Contest to be due, together with any costs, interest, penalties or other liabilities in connection with such Imposition. Upon final determination of Tenant's Contest of a Law or Environmental Law, as applicable, Tenant shall comply with such final determination. Landlord shall not enter any objection to any Contest. Tenant's right to contest any Imposition or the valuation, assessment or reassessment of any Property for tax purposes shall not be to the exclusion of Landlord, and Landlord shall have the right to contest the foregoing upon Notice to Tenant.

                   11.4 Cooperation. Landlord and Tenant shall, upon request of the other, reasonably cooperate with the other party and otherwise provide such data as are maintained by the party to whom the request is made with respect to any Property as may be necessary to prepare any required returns and reports or as may be necessary in connection with the pursuit of any Contest permitted hereunder. Landlord shall cause the Power Test Lessor, the Leemilt's Lessor, and the Gettymart Lessor to and shall request that any Third Party Lessors, upon Tenant's request, reasonably cooperate with Tenant and otherwise provide the data referred to in the preceding sentence with respect to any Property subject to a Power Test Lease, the Leemilt's

Lease, the Gettymart Lease or a Third Party Lease, as applicable. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property classified as personal property or necessary in connection with the pursuit of any Contest permitted hereunder. Landlord will cause the Power Test Lessor, the Leemilt's Lessor, and the Gettymart Lessor, to the extent such parties possesses the same, and will request that the applicable Third Party Lessor, to the extent such Third Party Lessor possesses the same, provide Tenant, upon request, with the records referred to in the preceding sentence with respect to any Property subject to a Power Test Lease, the Leemilt's Lease, the Gettymart Lease or Third Party Lease, as applicable. Landlord shall give and shall cause the Power Test Lessor, the Leemilt's Lessor and the Gettymart Lessor to give prompt Notice to Tenant of all Real Estate Taxes payable by Tenant hereunder for which Landlord, the Leemilt's Lessor, the Power Test Lessor, the Gettymart Lessor, as applicable, receives an invoice or other statement. Landlord shall request that each Third Party Lessor give prompt Notice to Tenant of all Real Estate Taxes payable by Tenant hereunder for which such Third Party Lessor receives an invoice or other statement. All information made available under this Section 11.4 shall be treated as "confidential" by the recipient and not be disclosed to any third party except to the extent absolutely necessary to implement such permitted Contest.

               12. INSURANCE.

                   12.1 Tenant to Insure. Tenant shall, at Tenant's sole cost and expense, during the Term, maintain the following insurance (or its then reasonably available equivalent) or such greater coverage as may be required by a Third Party Lease:

                        12.1.1 Building. Building insurance providing coverage
                   for the Premises and all equipment, fixtures, and machinery at or in the Premises, against loss, damage, and destruction by fire and other hazards encompassed under broad form coverage as may be customary for like properties in the County (but Tenant shall in no event be required to maintain earthquake or war risk insurance) from time to time during the Term, in an amount not less than 80% of the replacement value of the insurable Improvements and equipment (excluding excavations and foundations) located at the Premises, but in any event sufficient to avoid co-insurance. To the extent customary for like properties at the time, such insurance shall include coverage for explosion of steam and pressure boilers and similar apparatus located at the Premises; an "increased cost of construction" endorsement; and an endorsement covering demolition and cost of debris removal.

                        12.1.2 Liability. General public liability insurance
                   against claims for personal injury, death or property damage occurring upon, in or about the Premises and adjoining streets and passageways. The coverage under all such liability insurance shall be at least $50 million in the aggregate for any Lease Year, $5 million in respect of injury or death to a single person, and at least $10 million, in respect of any one accident, and not less than full replacement value for property damage. Landlord shall be entitled from time to time, upon 180 days' Notice to Tenant, to increase the dollar limits set forth in this Section, subject to the following limitations, which shall be cumulative: (a) such increased limits shall never exceed the limits initially set forth (as adjusted by the CPI Adjustment Factor), rounded to the nearest $1,000,000; (b) such limits shall never exceed the limits customarily maintained for similar commercial properties located in the County; and (c) Landlord shall not be entitled to increase such limits more frequently than once every three years.

                        12.1.3 Workers' Compensation. Workers' compensation
                   insurance covering all persons employed in connection with any Construction Work or operation of the Premises, and with respect to whom any claim could be asserted against Landlord, Realty Parent, a Third Party Lessor, the Leemilt's Lessor, the Power Test Lessor, the Gettymart Lessor, the Fee Estate or Landlord's leasehold interest in any Fee Estate owned by a Third Party Lessor, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor.

                        12.1.4 Other. All other insurance as Tenant determines
                   appropriate in the exercise of Tenant's reasonable business judgment.

                   12.2 Nature of Insurance Program. Tenant shall provide any insurance required by this Restated Lease pursuant to a "blanket" or "umbrella" insurance policy covering all Properties demised hereunder, (i) which policy or a certificate of such policy shall specify the amount(s) of the total insurance allocated to each Property and to the Premises, which amounts shall not be subject to reduction on account of claims made with respect to other Properties or other properties that may be covered by such "blanket" or "umbrella" insurance policy, and (ii) which policy otherwise complies with this Restated Lease.

                        12.3 Policy Requirements and Endorsements. All insurance
                   policies required by this Restated Lease shall contain (by endorsement or otherwise) the following provisions:

                        12.3.1 Additional Insureds. Liability insurance policies
                   shall name as additional insureds Landlord, its Affiliates and/or Subsidiaries, Realty Parent, Third Party Lessors, the Leemilt's Lessor, the Power Test Lessor, the Gettymart Lessor and Fee Mortgagees.

                        12.3.2 Primary Coverage. All policies shall be written
                   as primary policies not contributing with or in excess of any coverage that Landlord may carry.

                        12.3.3 Tenant's Acts or Omissions. Each policy shall
                   include, if available without additional cost, a provision that any act or omission of Tenant shall not prejudice any party's rights (other than Tenant's) under such insurance coverage.

                        12.3.4 Contractual Liability. Policies of liability
                   insurance shall contain contractual liability coverage, relating to Tenant's indemnity obligations under this Restated Lease, to the extent ordinarily insured.

                        12.3.5 Insurance Carrier Standards. Each insurance
                   carrier shall be authorized to do business in the State and shall have a "Best's" rating of at least B+-VI.

                        12.3.6 Notice to Landlord. The insurance carrier shall
                   undertake to give Landlord sixty (60) days' prior Notice of cancellation or amendment. Failure to give such Notice shall not adversely affect the rights or increase the obligations of the insurance carrier or be deemed a Default by Tenant hereunder.

                   12.4 Deliveries to Landlord. Upon Notice to such effect by Landlord, Tenant shall deliver to Landlord certificates and/or certified copies of the insurance policies required by this Restated Lease, endorsed "Paid" or accompanied by other evidence that the premiums for such policies have been paid, at least thirty (30) days before expiration of any then current policy.

                   12.5 Deductibles. The deductible amounts of any insurance policy that Tenant is required to maintain under this Article shall not exceed the deductible amounts maintained by Tenant immediately prior to the date hereof. Notwithstanding the foregoing, in the event that Landlord requires Tenant to increase the amount of coverage provided by Tenant's liability insurance policies pursuant to the provisions of Section 12.1.2 or if Tenant increases the amount of coverage provided by Tenant's building insurance policies, Tenant shall be entitled to a ratable increase in the maximum deductible amounts permitted hereunder with respect to such liability insurance policies or building insurance policies, as applicable. The terms of any policy of general liability insurance maintained by Tenant pursuant to Section 12.1.2 shall permit third parties who suffer losses covered by such policy to recover from the insurance carrier insurance proceeds in an amount equal to such losses, up to the maximum amount of the insurance coverage provided by such policy, notwithstanding (a) the existence of any deductible amount with respect to such policy and (b) any claim that such carrier may have against Tenant with respect to such carrier's payment to third parties of such deductible amount.

                   12.6 Tenant's Inability to Obtain Insurance. So long as (a) any insurance required by this Restated Lease should, after reasonably diligent effort by Tenant, be unobtainable at customary rates through no act or omission by Tenant and (b) Tenant shall obtain the maximum insurance reasonably obtainable at customary rates and give Notice to Landlord of the extent of Tenant's inability to obtain any insurance required to be maintained under this Restated Lease, then unless Tenant's inability to procure and maintain such insurance results from some activity or conduct within Tenant's reasonable control, Tenant's obligation to procure and maintain such insurance as is unobtainable shall be excused, but only so long as conditions (a) and (b) are satisfied. Notwithstanding the foregoing, if Tenant, after reasonably diligent effort, is unable to obtain any insurance required by this Restated Lease at customary rates, Landlord shall have the right to obtain such insurance at customary rates and shall charge the cost of such insurance to Tenant as Additional Rent.

                   12.7 Waiver of Certain Claims. To the extent that Landlord or Tenant purchases any hazard insurance relating to any Property, the party purchasing such insurance shall attempt to cause the insurance carrier to agree to a Waiver of Subrogation. If any insurance policy cannot be obtained with a Waiver of Subrogation, or a Waiver of Subrogation is obtainable only by the payment of an additional premium, then the party undertaking to obtain the insurance shall give Notice of such fact to the other party. The other party shall then have ten (10) Business Days after receipt of such Notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will issue the insurance with a Waiver of Subrogation at no additional cost, or to agree to pay the additional premium if such a policy can be obtained only at additional cost. To the extent that the parties actually obtain insurance with a Waiver of Subrogation, the parties release each other, and their respective authorized representatives, from any claims for damage to any person or any Property that are caused by or result from risks insured against under such insurance policies, but only to the extent of the insurance proceeds available to such party.

                   12.8 No Representation of Adequate Coverage. Except as otherwise specifically provided for herein, neither party makes any representation, or shall be deemed to have made any representation, that the limits, scope, or form of insurance coverage specified in this Article are adequate or sufficient.

               13. DAMAGE OR DESTRUCTION.

                   13.1 Notice; No Rent Abatement. Tenant shall promptly give Landlord Notice of any Casualty. Except as otherwise set forth herein, there shall be no abatement or reduction of Fixed Rent or Additional Rent on account of a Casualty. Except as otherwise provided in Section 13.3 and 13.4, Tenant shall with reasonable promptness restore the damaged Improvements as nearly as may be practicable to their condition, quality, and class immediately prior to such Casualty, with such changes or alterations (including demolition) as Tenant shall elect to make in conformity with this Restated Lease, including, without limitation, the provisions of Article 5 and Section 7.2, all at Tenant's sole cost and expense.

                   13.2 Adjustment of Claims; Use of Insurance Proceeds. Except to the extent otherwise provided in a Permitted Leasehold Mortgage or a Third Party Lease, Tenant shall be solely responsible for the adjustment of any insurance claim. Except as otherwise provided in Section 13.3 and 13.4 or a Third Party Lease, all proceeds of building or hazard insurance shall be paid to the Permitted Leasehold Mortgagee to be used for restoration of the Premises if the Permitted Leasehold Mortgage encumbering the Leasehold Estate at the time of such Casualty, if any, so requires. If such Permitted Leasehold Mortgage so allows or if no Permitted Leasehold Mortgage encumbers the Leasehold Estate at the time of any such Casualty, then, except as otherwise provided in Section
13.3 and 13.4, such proceeds shall be paid to Tenant to be held and applied in compliance with its restoration obligations under this Restated Lease. After (a) completion of such restoration and (b) payment of all Fixed Rent, Real Estate Taxes and insurance premiums required pursuant to Article 12 allocable to such Property, as reasonably determined by Tenant in accordance with the principles set forth in the Fixed Rent Adjustment Procedures, due and payable during the period beginning on the date of such Casualty and ending on the date of completion of such restoration (except to the extent Tenant shall be entitled to receive business interruption insurance or rental insurance with respect to such Casualty), any funds remaining shall, subject to the rights of Third Party Lessors, belong to Landlord.

                   13.3 Substantial Casualty; Insufficient Proceeds. Anything to the contrary contained herein notwithstanding, if a Substantial Casualty occurs and the insurance proceeds received by Tenant with respect to such Substantial Casualty are not sufficient to pay for the restoration required by Section 13.1 notwithstanding Tenant's compliance with its obligations under Section 12.1.1 hereof with respect to the maintenance of building insurance, then Tenant may, subject to the provisions of the applicable Third Party Lease, if any, (a) elect to restore the Property for a lawful use other than the use of the Property immediately prior to such Substantial Casualty, subject to the requirements contained in Section 7.2, or (b) elect not to restore such Property, in either case by delivering Notice of such election to Landlord within thirty (30) days of the determination of the amount of insurance proceeds to be received from the insurance carrier with respect to such Substantial Casualty. If Tenant makes the election referred to in clause (a) of this Section, then the proceeds received with respect to such Substantial Casualty shall be held, applied and distributed in accordance with the provisions of Section 13.2. Tenant shall perform the Construction Work with respect to such restoration in conformity with the applicable requirements of this Restated Lease, including, without limitation, the provisions of Section 7.2, all at Tenant's sole cost and expense. If Tenant makes the election referred to in clause (b) of this Section, then the insurance proceeds received with respect to such Substantial Casualty shall, subject to the rights of Third Party Lessors, belong entirely to Landlord. If, at the time of any such election referred to in clause (b), Tenant then holds any portion of the insurance proceeds received on account of such Substantial Casualty, such proceeds shall, subject to the rights of Third Party Lessors, promptly be paid to Landlord. In no event shall any election pursuant to this Section 13.3 (i) to change the use of such Property or (ii) to refrain from repairing, restoring or reconstructing such Property be construed, in either case, to grant Tenant any right to delete such Property from this Restated Lease or to any abatement or reduction in Rent or in any way affect Tenant's obligation to comply with all applicable Law and Environmental Law with respect to such Property.

                   13.4 End of Term. Notwithstanding anything to the contrary contained herein, if a Substantial Casualty occurs within the last thirty (30) months of the end of the existing Term, Tenant may, upon Notice to Landlord given within thirty (30) days of the determination of the amount of insurance proceeds to be received from the insurance carrier with respect to such Substantial Casualty and subject to the provisions of the applicable Third Party Lease, if any, elect to not restore such Property, regardless of whether the insurance proceeds with respect to such Substantial Casualty are sufficient to complete the restoration of the Property in accordance with Section 13.1 hereof. If Tenant so elects not to restore, then the insurance proceeds with respect to such Substantial Casualty shall, subject to the rights of Third Party Lessors, belong entirely to Landlord. If, at the time of such election, Tenant then holds any portion of such insurance proceeds, such proceeds shall, subject to the rights of Third Party Lessors, promptly be paid to Landlord. If Tenant makes such election not to restore, then this Restated Lease shall terminate as to such Property as of the date on which Landlord or the Third Party Lessor, as the case may be, receives the full amount of the insurance proceeds to be received from all insurance carriers with respect to such Substantial Casualty, and such Property shall be deemed deleted from this Restated Lease on such date. Thereupon, Fixed Rent shall be adjusted in accordance with the Fixed Rent Adjustment Procedures, and the amounts held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to Article 4 shall be adjusted accordingly. In no event shall any election pursuant to this Section be deemed to grant Tenant any right to delete such Property from this Restated Lease or to any abatement or reduction in Rent or in any way affect Tenant's obligation to comply with all applicable Law and Environmental Law with respect to such Property until the time at which such Property is deleted from this Restated Lease pursuant to the foregoing provisions.

               14. CONDEMNATION.

                   14.1 Substantial Condemnation.

                        14.1.1 Deletion; Awards. If a Substantial Condemnation
                   of any Property shall occur, then this Restated Lease shall terminate as to such Property as of the effective date of such Substantial Condemnation, such Property shall be deemed to be deleted from this Restated Lease, the Fixed Rent shall be adjusted in accordance with the Fixed Rent Adjustment Procedures and the amounts held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to Article 4 shall be adjusted accordingly. If the applicable Government grants separate Awards to Landlord and Tenant (a "Separate Award Jurisdiction"), then, notwithstanding anything to the contrary contained in Section
                   14.5 and subject to the rights of any Third Party Lessor, each of Landlord and Tenant shall in good faith pursue such separate Award and shall be entitled to retain such Award as it may receive from the applicable Government with respect to its interest in the applicable Property. Notwithstanding the foregoing, if the Awards received in a Separate Award Jurisdiction with respect to such Substantial Condemnation are inequitable given Landlord's and Tenant's respective interests in such Property or if the Property condemned is not located in a Separate Award Jurisdiction, then, the following provision shall apply. Subject to the rights of any Third Party Lessor, the aggregate of such Award(s) shall be paid as follows, after Landlord shall have been reimbursed for Landlord's Legal Costs incurred in the determination and collection of the Award(s): Tenant shall receive an amount equal to the product of (a) Tenant's Condemnation Share, times (b) the Award(s), and Landlord shall receive the remainder of the Award(s).

                        14.1.2 Tenant's Separate Award. Anything to the contrary
                   contained herein notwithstanding, if the applicable Government grants to Tenant a separate Award on account of Trade Equipment, moving costs, or loss of business, then Tenant shall be entitled to apply for and retain such separate Award, provided that such separate Award does not reduce the Award(s) otherwise payable to Landlord and/or Tenant by such Government with respect to such Condemnation.

                        14.1.3 Disputes. The amount of Landlord's Award and
                   Tenant's Award with respect to any Substantial Condemnation shall be determined in accordance with the provisions set forth above in the definitions of such terms. In the event that the parties hereto are unable to agree on such amounts or, with respect to a Separate Award Jurisdiction, a dispute arises as to whether the Awards received by Landlord and Tenant are inequitable given their respective interests in such Property, then any such dispute shall be resolved by an arbitration conducted in accordance with the applicable provisions set forth in Schedule 4.

                   14.2 Insubstantial Condemnation.

                        14.2.1 Awards. If an Insubstantial Condemnation at any
                   Property shall occur, then subject to the terms of any Third Party Lease to the contrary, the Award received with respect to such Insubstantial Condemnation shall, except as otherwise provided in this Section 14.2, be paid to Tenant to be applied first to the repair, restoration or reconstruction of any remaining part of the Improvements not so taken, but only if and to the extent that such repair, restoration or reconstruction was necessitated by the occurrence of such Insubstantial Condemnation (as opposed to a condition that existed prior to the occurrence of such Insubstantial Condemnation). Except as otherwise provided in Section 14.2.2 and 14.2.3, Tenant Improvements (other than outbuildings, recreational facilities, service buildings, maintenance sheds or the like which are not material to the use or operation of such Property, which Tenant may elect not to re-erect) as nearly as may be practicable to their condition, quality and class immediately prior to such Insubstantial Condemnation, with such changes or alterations (including demolition) as Tenant shall elect to make in conformity with this Restated Lease, including, without limitation, the provisions of
                   Section 7.2, all at Tenant's sole cost and expense. The balance of any such Award remaining after such repair, restoration or reconstruction shall be distributed to and shall, subject to the rights of Third Party Lessors, belong to Landlord.

                        14.2.2 Insufficient Proceeds. Notwithstanding the
                   foregoing, if such Award is not sufficient to pay for said repair, restoration or reconstruction, Tenant shall be responsible for completing same at Tenant's sole cost and expense. Tenant shall perform such repair, restoration or reconstruction in accordance with applicable requirements of this Restated Lease, including, without limitation, Section
                   13.1 hereof. Notwithstanding the foregoing, if such Award is not sufficient to pay for said repair, restoration or reconstruction, then Tenant, subject to the provisions of the applicable Third Party Lease, if any, may (a) elect to repair, restore or reconstruct the Property for a lawful use other than the use of such Property immediately prior to such Insubstantial Condemnation, subject to the requirements contained in Section 7.2, or (b) elect not to repair, restore or reconstruct such Property, in either case by delivering Notice of such election to Landlord within ten (10) days of such Condemnation. If Tenant makes the election referred to in clause (a) of this Section, then the Award received with respect to such Insubstantial Condemnation shall be held, applied and distributed in accordance with the provisions of
                   Section 14.2.1. Tenant shall perform the Construction Work with respect to such repair, restoration or reconstruction in conformity with the applicable requirements of this Restated Lease including, without limitation, the provisions of
                   Section 7.2, but excluding the provisions of Section 14.2.1 which require a rebuilding of the Improvements for the use immediately prior to the Condemnation, all at Tenant's sole cost and expense. If Tenant makes the election referred to in clause (b) of this Section, then the Award received with respect to such Insubstantial Condemnation shall, subject to the rights of Third Party Lessors, belong entirely to Landlord. If, at the time of any such election referred to in clause (b) of this Section, Tenant then holds any portion of the Award received on account of such Insubstantial Condemnation, such Award shall, subject to the rights of Third Party Lessors, promptly be paid to Landlord. In no event shall any election pursuant to this Section (i) to change the use of such Property or (ii) to refrain from repairing, restoring or reconstructing such Property be deemed to grant Tenant any right to delete such Property from this Restated Lease or in any way affect Tenant's obligation to comply with all applicable Law and Environmental Law with respect to such Property, or any right to any abatement of Rent except as provided in Section 14.2.4.


                        14.2.3 End of Term. Notwithstanding anything to the
                   contrary contained herein, if a Insubstantial Condemnation occurs on a Property within the last thirty (30) months of the end of the existing Term which requires restoration of the Improvements on such Property (by more than a de minimis amount), Tenant may, upon Notice to Landlord within ten (10) days after the effective date of such Condemnation and subject to the provisions of the applicable Third Party Lease, if any, elect to not restore such Property, regardless of whether the Award with respect to such Insubstantial Condemnation is sufficient to complete said repair, restoration or reconstruction. If Tenant makes the election referred to in this Section, then the Award with respect to such Insubstantial Condemnation shall, subject to the rights of Third Party Lessors, belong entirely to Landlord. If, at the time of such election, Tenant then holds any portion of the Award received on account of such Insubstantial Condemnation, such Award shall, subject to the rights of Third Party Lessors, promptly be paid to Landlord. If Tenant makes such election not to restore, then this Restated Lease shall terminate as to such Property upon such election, and such Property shall be deemed deleted from this Restated Lease on such date. Thereupon, Fixed Rent shall be adjusted in accordance with the Fixed Rent Adjustment Procedures, and the amounts held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to Article 4 shall be adjusted accordingly. In no event shall any election pursuant to this Section be deemed to in any way affect Tenant's obligation to comply with all applicable Law and Environmental Law with respect to such Property before the time at which such Property is deleted from this Restated Lease.

                        14.2.4 Fixed Rent Adjustment. From and after the
                   effective date of the Insubstantial Condemnation, Fixed Rent shall, except as otherwise provided in Section 14.2.3, be adjusted as follows. New Fixed Rent shall equal Fixed Rent, as it would have been determined without regard to the Insubstantial Condemnation, multiplied by a fraction whose numerator is the total value of applicable Property after the Insubstantial Condemnation and whose denominator is the total value of the applicable Property immediately before the effective date of such Insubstantial

                   Condemnation and without considering such Insubstantial Condemnation or the expectation thereof.

                   14.3 Temporary Condemnation. If a Temporary Condemnation shall occur with respect to any Property, Rent shall not abate and, subject to the terms of Third Party Lease to the contrary, Tenant will be entitled to receive any award or payment.

                   14.4 Other Governmental Action. In the event of any action by any Government not resulting in a Condemnation (or otherwise not resulting in a deletion of a Property from this Restated Lease pursuant to the express provisions of this Article, including Sections 14.6 and 14.7 hereof) but creating a right to compensation, such as the changing of the grade of any street upon which a Property abuts, then this Restated Lease shall continue in full force and effect without reduction or abatement of Rent and subject to the terms of any Third Party Lease to the contrary, Tenant shall be entitled to receive the award or payment made in connection with such action.

                   14.5 Prompt Notice; Settlement. If either party becomes aware of any Condemnation or threatened or contemplated Condemnation or any similar event creating a right to compensation, then such party shall promptly give Notice thereof to the other party. Landlord shall be responsible for the settlement or compromise of any Award, except that Landlord shall not settle or compromise any Award without the consent of Tenant and Leasehold Mortgagee, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing and subject to the rights of Leasehold Mortgagee and the applicable Third Party Lessor, Tenant shall be solely responsible for the settlement or compromise of any Award relating to a Temporary Condemnation, and Landlord's consent to any such settlement or compromise shall not be required. Landlord shall have no right to participate in proceedings related to a Temporary Condemnation, unless Tenant may not legally participate in such proceedings, then Landlord shall participate in such proceedings in accordance with Tenant's instructions, all at Tenant's sole cost and expense and using counsel selected, instructed and paid by Tenant.

                   14.6 Pelham Manor Rezoning Event. If the Pelham Manor Rezoning Event occurs, then the Property having a mailing address of 4301 Boston Post Road, Bronx, New York 10466 shall be deleted from this Restated Lease, the Fixed Rent shall be adjusted in accordance with the Fixed Rent Adjustment Procedures, and the amounts held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to Article 4 shall be adjusted accordingly. Nothing contained herein shall in any way limit Landlord's or Tenant's right to contest the validity or the application of any Law or proposed Law or any Environmental Law or proposed Environmental Law with respect to such Property or any other Property, provided that no such contest shall subject (a) such Property or any portion thereof to any risk of imminent forfeiture or foreclosure of any Fee Mortgage then encumbering such Property or any portion thereof or to any risk of termination of any Third Party Lease or (b) Tenant or Landlord to any risk of criminal liability.

                   14.7 Use Restriction Event. If, at any time or from time to time, a Use Restriction Event occurs with respect to a Property, then Tenant shall have the option to terminate this Restated Lease with respect to such Property by delivering to Landlord Notice of Tenant's election to so terminate such Property from this Restated Lease. Upon the occurrence of a Use Restriction Event, such Property shall be deemed deleted from this Restated Lease, the Fixed Rent shall be adjusted to reflect such deletion in accordance with the Fixed Rent Adjustment Procedures and the amounts held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to Article 4 shall be adjusted accordingly, provided that Tenant shall have given Landlord at least one (1) year's prior notice of its election to terminate this Restated Lease with respect to such Property.

               15. TRANSFERS BY LANDLORD.

                   15.1 Landlord's Right to Convey. Subject to the provisions of
Section 15.2 and Section 15.3, Landlord shall be entitled to convey the Fee Estate of any Property and/or Landlord's leasehold interest in any Fee Estate owned by a Third Party Lessor, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor from time to time, provided that the new holder thereof as a result of such conveyance simultaneously enters into a new lease with Tenant with respect to such Property on the same terms and conditions as are set forth in this Restated Lease, except as otherwise set forth on Schedule 13 (any such new lease being hereinafter referred to as a "Transferee Lease"). Notwithstanding the foregoing, any conveyance of the Fee Estate of any Property and/or Landlord's leasehold interest in any Fee Estate owned by a Power Test Lessor, the Leemilt's Lessor, the Gettymart Lessor or a Third Party Lessor to an Affiliate or Subsidiary of Tenant shall not be subject to the provisions of
Section 15.2 or 15.3; provided, however, that notwithstanding anything to the contrary contained in Schedule 13, the Transferee Lease between Tenant and such Affiliate or Subsidiary shall, as to subsequent conveyance, bind such Affiliate or Subsidiary to Tenant's Right of First Offer (as defined hereinafter) and Tenant's Right of First Refusal (as defined hereinafter). Upon any such conveyance of the Fee Estate of any Property or Landlord's leasehold interest in any Fee Estate owned by a Third Party Lessor, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor in accordance with the preceding provisions, the applicable Property shall be deleted from this Restated Lease, the Fixed Rent shall be adjusted to reflect such deletion in accordance with Fixed Rent Adjustment Procedures, and the amounts held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to Article 4 shall be adjusted accordingly. Without limiting Tenant's remedies on account of any such transaction, if Landlord makes any such conveyance in violation of this Section, then: (x) such transaction shall be null, void, and of no force or effect; (y) notwithstanding the foregoing, Tenant shall be entitled to equitable relief requiring the cancellation and rescission of such transaction; and (z) Tenant shall be entitled to have such violating Property deleted from this Restated Lease, to have the Fixed Rent adjusted to reflect such deletion in accordance with the Fixed Rent Adjustment Procedures, and to have the amounts held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to Article 4 adjusted accordingly. Any conveyance of the Fee Estate shall not terminate or impair any of the grantor's obligations as Landlord under this Restated Lease.

                   15.2 Tenant's Right of First Offer. Anything contained in this Restated Lease to the contrary notwithstanding, if at any time during the Term, Landlord, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor shall desire to convey its Fee Estate in any Property, then, provided that Landlord has not terminated this Restated Lease on account of an uncured Material Monetary Event of Default, Landlord, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor, as the case may be, shall offer (the "Landlord's Offer") to convey such Fee Estate to Tenant (or a purchaser to be procured by Tenant) before offering it to any other individual or entity, all in accordance with the following provisions (as described herein, the "Right of First Offer").

                        15.2.1 Certain Exempt Transactions. Tenant's Right of
                   First Offer shall not apply to any of the following transactions: (a) the grant of a bona fide Fee Mortgage to an Institutional Lender or other unaffiliated lender; (b) any conveyance pursuant to such a Fee Mortgage; (c) subject to
                   Section 15.6, any conveyance to an entity (i) into which or with which Landlord, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor, as the case may be, merges, or (ii) which acquires Landlord, the Leemilt's Lessor, the Power Test Lessor or the Gettymart Lessor or all or substantially all of the assets of such entity, as the case may be, or (d) any subsequent conveyance(s) by anyone whose title derives directly or indirectly from any conveyance described in clause (b) of this paragraph.

                        15.2.2 Landlord's Offer. Landlord's Offer shall be in
                   writing and shall set forth the material terms, including, without limitation, price, closing date and deposit amounts, on which Landlord, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor, as the case may be, proposes to convey the Fee Estate. If Tenant accepts Landlord's Offer, the conveyance to Tenant shall be made on the terms set forth in Landlord's Offer. Upon conveyance of any Property to Tenant pursuant to this Section, as of the date of such conveyance, such Property shall be deemed deleted from this Restated Lease, the Fixed Rent shall be adjusted to reflect such deletion in accordance with the Fixed Rent Adjustment Procedures and the amounts held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to Article 4 shall be adjusted accordingly.

                        15.2.3 Right of First Refusal Election. If Tenant
                   notifies Landlord that Tenant elects to treat the Property that is the subject of Landlord's Offer as a ROFR Property within thirty (30) days after receipt of Landlord's Offer, then Landlord, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor, as the case may be, shall be free to sell such Property to another individual or entity only in compliance with the provisions of Section 15.3. As used herein, the term "ROFR Property" means a Property which Tenant elects to make subject to the Right of First Refusal, provided, however, that Tenant may make such election with respect to no more than forty (40) Properties during the Term.

                        15.2.4 Sale to Third Party. If Tenant (a) notifies
                   Landlord that Tenant does not desire to purchase the Fee Estate on the terms of Landlord's Offer, (b) does not elect to treat such Property as a ROFR Property pursuant to Section
                   15.2.3 or (c) fails to respond to Landlord's Offer within thirty (30) days after receipt, then Landlord, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor, as the case may be, shall be free to sell such Fee Estate to any other individual or entity, except as set forth in the following sentence. If, however, Landlord, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor, as the case may be, desires to sell such Fee Estate for a price less than 90% of the price set forth in Landlord's Offer, or on terms that in any other way are materially more favorable to the purchaser than those described in Landlord's Offer, then Landlord, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor, as the case may be, shall again deliver to Tenant a Landlord's Offer and the procedure described above shall again apply. Notwithstanding the foregoing, if Landlord, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor, as the case may be, shall again deliver a Landlord's Offer pursuant to the preceding sentence and Tenant fails to respond to such Landlord's Offer within fifteen (15) days, then Tenant shall be deemed to have waived its Right of First Offer with respect to such sale. If Tenant does not elect to exercise its Right of First Offer with respect to such Fee Estate within the applicable time frame and Landlord, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor, as the case may be, sells such Fee Estate to another individual or entity pursuant to this Section 15.2, then, upon such sale, the applicable Property shall be deemed deleted from this Restated Lease, the Fixed Rent shall be adjusted to reflect such deletion in accordance with the Fixed Rent Adjustment Procedures and the amounts held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to Article 4 shall be adjusted accordingly. Simultaneously with such sale, such purchaser shall enter into a Transferee Lease with Tenant with respect to such Property.

                   15.3 Tenant's Right of First Refusal. Anything in this Restated Lease contained to the contrary notwithstanding, if Landlord or the Power Test Lessor, as the case may be, at any time during the Term receives one or more bona fide offers from third parties to convey the Fee Estate of a Property that Tenant has elected to treat as a ROFR Property pursuant to Section 15.2.3, which offer Landlord, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor, as the case may be, intends to accept, then, provided that Landlord has not terminated this Restated Lease on account of an uncured Material Monetary Event of Default, Landlord, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor, as the case may be, agrees to notify Tenant in writing, which Notice shall contain the name and address of the offeror and the proposed contract of sale (containing the price, deposit amount and all other material terms and conditions of such offer) (such Notice being referred to hereinafter as the "Third Party Offer Notice"). Tenant shall have four (4) Business Days from and after its receipt of the Third Party Offer Notice to provide Landlord with Notice of its election to purchase the ROFR Property that is the subject of such Third Party Offer Notice (such right to purchase any such ROFR Property being referred to hereinafter as the "Right of First Refusal").

                        15.3.1 Sale to Third Party. If Tenant does not elect to
                   exercise its Right of First Refusal with respect to such ROFR Property within such time frame, then Landlord, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor, as the case may be, shall be entitled to convey such ROFR Property to the purchaser set forth in the Third Party Offer Notice on substantially the same terms and conditions in all material respects as those set forth in such Third Party Offer Notice. Such purchaser shall, simultaneously with the conveyance of such ROFR

                   Property, enter into a Transferee Lease with Tenant with respect to such ROFR Property. Upon such conveyance, such Property shall be deemed deleted from this Restated Lease, the Fixed Rent shall be adjusted to reflect such deletion in accordance with the Fixed Rent Adjustment Procedures, and the amounts held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to Article 4 shall be adjusted accordingly. If Landlord does not sell to such purchaser as provided above, then any future proposed sale of such Property shall be subject to the provisions of Section
                   15.2 and, if applicable, Section 15.3.

                        15.3.2 Sale to Tenant. If Tenant elects to exercise its
                   Right of First Refusal and purchase the ROFR Property that is the subject of the Third Party Offer Notice, then such sale to Tenant shall be on the same terms and conditions in all material respects as those set forth in the contract of sale provided to Tenant in connection with the delivery of the Third Party Offer Notice. The closing of any such sale to Tenant shall occur in accordance with the terms and conditions of such contract of sale. Upon conveyance of any such ROFR Property to Tenant pursuant to this paragraph, such ROFR Property shall be deleted from this Restated Lease, the Fixed Rent shall be adjusted to reflect such deletion in accordance with the Fixed Rent Adjustment Procedures, and the amounts held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to Article 4 shall be adjusted accordingly.

                        15.3.3 Certain Exempt Transactions. Notwithstanding
                   anything to the contrary contained herein, Tenant's Right of First Refusal shall not apply to any of the following transactions: (a) the grant of a bona fide Fee Mortgage to an Institutional Lender or other unaffiliated lender; (b) any conveyance pursuant to such a Fee Mortgage; (c) subject to
                   Section 15.6, any conveyance to an entity (i) into which or with which Landlord, the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor, as the case may be, merges, or (ii) which acquires Landlord, the Leemilt's Lessor, the Power Test Lessor, the Gettymart Lessor or all or substantially all of the assets of such entity, as the case may be, or (d) any subsequent conveyance(s) by anyone whose title derives directly or indirectly from any conveyance described in clause (b) of this Section.

                   15.4 Landlord's Mortgages. This Restated Lease shall be subject and subordinate to all existing Fee Mortgages and to all subsequent Fee Mortgages and the rights of holders of such Fee Mortgages, provided, in each case, that a non-disturbance agreement is obtained whereunder Tenant's rights under this Restated Lease will not be disturbed upon any foreclosure or other exercise of remedies under a Fee Mortgage as long as a Material Monetary Event of Default is not in existence at the time of such foreclosure or such other exercise or remedies, and is otherwise substantially identical to the form set forth on Exhibit K. This Restated Lease and Leasehold Estate hereunder shall be prior and superior to all existing and subsequent Fee Mortgages where a non-disturbance agreement has not been obtained, except as otherwise set forth in a Third Party Lease. Notwithstanding the foregoing, with respect to the Fleet Mortgage, Landlord shall (a) cause the holder of the Fleet Mortgage to enter into a non-disturbance agreement substantially identical to the form set forth on Exhibit K; or (b) cause such

Fee Mortgage to be discharged of record, in either case on or prior to the Restatement Effective Date. With respect to any Fee Mortgage encumbering Landlord's interest in any Property as of the date hereof, which Fee Mortgage is set forth on Exhibit I, Landlord shall request that the holder of such Fee Mortgage enter into a non-disturbance agreement in a form customary for a single-site purchase money mortgage transaction similar to the transaction consummated between the holder of such Fee Mortgage and Landlord or its predecessor in interest, which non-disturbance agreement shall be reasonably acceptable to Tenant. In the event that (a) Landlord is unable to cause the holder of such Fee Mortgage to enter into such non-disturbance agreement and (b) a default occurs under the applicable Fee Mortgage, which default was not caused by Tenant, a Subtenant or their respective agents, employees, contractors, licensees or invitees, then Landlord shall cause such Fee Mortgage to be discharged of record prior to the time that a foreclosure or other exercise of remedies under such Fee Mortgage occurs such that the applicable Property is deleted from this Restated Lease. If Landlord is unable to cause such Fee Mortgage to be discharged of record and the applicable Property is deleted from this Restated Lease, Landlord shall Indemnify Tenant for all losses, damages and expenses suffered by Tenant as a result of such foreclosure or other exercise of remedies.

                   15.5 Termination of Purchase Option on Conveyance of Fee Estate. Notwithstanding anything to the contrary contained herein, any unrelated bona fide purchaser of the Fee Estate of any Property shall in no event be bound, as to subsequent conveyances, by Tenant's Right of First Offer or Tenant's Right of First Refusal, except as otherwise set forth in Section 15.6.

                   15.6 Sale of Premises; Mergers. Notwithstanding anything to the contrary contained herein, including, without limitation, clause (c) of
Section 15.2.1 and clause (c) of Section 15.3.3, in the event that Landlord conveys the Premises or substantially all of the Properties to a single Person, this Restated Lease shall remain in full force and effect as a lease between such purchaser, as Landlord, and Tenant for the Premises or for such Properties, as applicable. Without limiting the generality of the foregoing, such purchaser shall be bound, as to subsequent conveyances, by Tenant's Right of First Offer and Tenant's Right of First Refusal. In the event that any entity merges with Landlord, the Leemilt's Lessor, the Power Test Lessor, the Gettymart Lessor or acquires substantially all of the assets of Landlord, the Leemilt's Lessor, the Power Test Lessor, the Gettymart Lessor, such merged or successor entity shall be bound by the provisions of Section 15.1 with respect to any subsequent conveyance of the Fee Estate of any Property or such entity's interest therein, including, without limitation, Tenant's Right of First Offer and Tenant's Right of First Refusal.

                   15.7 Zoning Lots. Without Tenant's prior written consent, which Tenant shall not unreasonably withhold, Landlord shall not enter into, and shall prevent the Leemilt's Lessor, the Power Test Lessor, and the Gettymart Lessor from entering into, any agreement or instrument by which any Property is combined with any other real property for purposes of any Law governing zoning, bulk, development rights, or any similar matter, or by which any rights arising under such Laws to develop any Property is transferred to any other real property.

                   15.8 Fleet Mortgage

                        15.8.1 Nondisturbance. Landlord shall be permitted to
                   refinance the Fleet Mortgage only if Landlord obtains from the prospective lender a subordination, nondisturbance, and attornment agreement substantially in the form of Exhibit K (an "SNDA") whereunder Tenant's rights under this Restated Lease will not be disturbed upon any foreclosure or other exercise of remedies under the documents evidencing or securing such refinancing (a "Foreclosure") as long as a Material Monetary Event of Default is not in existence at the time of such foreclosure or such other exercise of remedies, and providing such other assurances as are set forth in such Exhibit K.

                        15.8.2 Foreclosure of Property. If any Property is
                   transferred or sold pursuant to a Foreclosure under the Fleet Mortgage, then this Restated Lease shall terminate as to such Property as of the date of such transfer; Fixed Rent shall be adjusted in accordance with the Fixed Rent Adjustment Procedures; and the amount held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to Article 4 shall be adjusted accordingly.

                        15.8.3 Post-Closing Undertaking. Within 180 days of the
                   Restatement Effective Date, Landlord shall either (i) pay off and otherwise satisfy all outstanding obligations under the Fleet Mortgage and deliver to Tenant a document executed and delivered by Fleet National Bank in form and substance reasonably satisfactory to Tenant evidencing such satisfaction or (ii) deliver to Tenant an SNDA executed by the holder of the Fleet Mortgage as such Fleet Mortgage may have been modified or amended (a "Fleet SNDA"). If Landlord fails to comply with the provisions of the preceding sentence when and as required to do so, then Tenant shall be entitled to an offset of $50,000 per month (prorated daily) against Fixed Rent, so long as such failure continues.

                        15.8.4 Indemnification Regarding Failure to Obtain SNDA.
                   Landlord shall Indemnify Tenant from and defend and hold Tenant harmless from and against any and all actual loss (including lost profits relating to the affected Properties), costs, claims, liability, penalties, judgements, damage or other injury, detriment, or expense (including Legal Costs, interest and penalties) actually incurred or suffered by Tenant (collectively, "Costs") on account of Landlord's failure to deliver a Fleet SNDA, as such Costs are directly related to Tenant's business activities at the affected Properties, the Fleet Mortgage, or any replacement for the Fleet Mortgage or for the loan secured by the Fleet Mortgage. In the event that a court of competent jurisdiction enters a final, non-appealable judgment or order confirming the occurrence of any event allowing Tenant to recover under the foregoing Indemnity, then Tenant shall have the right to offset against any payment of Fixed Rent due hereunder an amount equal to the damages suffered by Tenant as a result of such Costs, as set forth in such final order or judgment. In the event that Tenant elects to offset any amount against Fixed Rent in accordance with this Section 15.8.4, Tenant shall give Landlord Notice of such election to offset at least twenty (20) days prior to effecting the same, which Notice shall include the amount of damages set forth in such final order or judgment, the amount that Tenant plans to offset, and the timing of such offset. Nothing contained in this Section shall be deemed to limit Tenant's right to offset Rent pursuant to the express provisions of Section 3.5

                        15.8.5 Representations and Warranties. Landlord hereby
                   represents and warrants to Tenant that (i) attached as
                   Schedule 16 is a list of all Properties encumbered by the Fleet Mortgage and (ii) neither the consummation of the transactions contemplated under the Merger Agreement nor the execution and delivery of this Restated Lease shall violate or breach any of the provisions of the Fleet Mortgage pursuant to a waiver by Fleet National Bank which shall be effective through January 31, 2001.

               16. TRANSFERS BY TENANT.

                   16.1 Tenant's Limited Right. Except as specifically provided in Article 26 and Section 26.2, Tenant may not assign, mortgage, pledge or transfer this Restated Lease (collectively, a "Transfer") without Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed provided that the assignee is no less creditworthy than Tenant immediately prior to such Transfer. Tenant may not assign any part(s) of this Restated Lease (i.e. less than the Premises) under any circumstance whatsoever. Any permitted assignee of Tenant shall assume all obligations and liabilities of Tenant under this Restated Lease. Notwithstanding the foregoing, the initial Tenant and all subsequent Tenants shall remain jointly and severally liable and responsible for all liabilities, responsibilities and obligations of Tenant under this Restated Lease, whether accruing prior to, at the time of, or after any such permitted assignment. Tenant shall promptly Notify Landlord of the completion of any approved Transfer.

                   16.2 Permitted Assignments. Notwithstanding anything to the contrary contained in Section 26.1, Tenant, without Landlord's prior consent, and subject to the terms of any applicable Third Party Lease, may assign all but not any part of this Restated Lease (i.e. the Premises) to (i) Leasehold Mortgagee, or (ii) an entity into which or with which Tenant merges or which acquires all or substantially all of Tenant's assets, provided that the merged or resulting entity is, at the time of the merger, and remains, at all times throughout the Term, an entity formed or incorporated under the Laws of any state or commonwealth of the United States and in good standing under the Laws of such state or commonwealth.

                   16.3 Tenant's Right to Sublet. Subject to the terms of any applicable Third Party Lease, Tenant may enter into a Sublease for any lawful purpose, extend, renew or modify any Sublease, consent to any subleasing (or further levels of subleasing) (all of which shall be within the defined term "Sublease," and the occupants thereunder shall all be deemed "Subtenants"), terminate any Sublease or evict any Subtenant, all without Landlord's consent. The term of any Sublease (including renewal options thereof) shall not extend beyond the Term (including only any Renewal Options previously exercised by Tenant). In the event that Tenant enters into a Sublease of a Property for lawful purposes other than as a Service Station Property or a Petroleum Terminal Property, Tenant shall at its expense remove all USTs, above-ground tanks and related piping, and contaminated soil at such Property, if any, if and to the extent required by applicable Law or Environmental Law. Thereafter, notwithstanding anything to the contrary contained herein, Tenant shall at its expense complete all environmental investigations and/or remediations as may be required by any Government, except to the extent that Landlord is required to complete such investigations and/or Remediation pursuant to Section 7.6 or Section 9.1. Tenant hereby assigns, transfers and sets over to Landlord all of Tenant's right, title, and interest in and to each Sublease entered into by Tenant from time to time, together with all subrents or other sums of money due and payable under such Sublease and all security deposited with Tenant under such Sublease. Such assignment shall, however, become effective and operative only if this Restated Lease shall expire or be terminated or canceled, or if Landlord re-enters or takes possession of the Premises pursuant to this Restated Lease, following (in either case) the expiration of all applicable cure periods. Notwithstanding the foregoing, Tenant agrees that, upon the request of Landlord, all subtenancies, as specified by Landlord, will be terminated before the expiration, termination or cancellation of this Restated Lease. Notwithstanding anything to the contrary contained herein, all Subleases shall be subject and subordinate to the terms and conditions of this Restated Lease (as this Restated Lease may be renewed, amended, supplemented, modified, replaced or restated from time to time) and, unless Landlord elects otherwise, shall automatically terminate upon any termination of this Restated Lease.

                   16.4 Subleases with Single Purpose Entities. In the event that Tenant subleases the Premises or all or any portion of any Property to a bankruptcy-remote single purpose entity or any similar entity that is an Affiliate and/or Subsidiary of Tenant in connection with any subleasehold financing, Landlord shall enter into and cause the Leemilt's Lessor, the Power Test Lessor, and the Gettymart Lessor to enter into (and shall request that the holder of any Fee Mortgage and any applicable Third Party Lessor enter into) a non-disturbance agreement with such Subtenant whereunder such Subtenant's rights under such Sublease will not be disturbed upon any termination of or other exercise of remedies under this Restated Lease (or the termination of any superior estate, if applicable) and which provides such other similar assurances as such Subtenant shall reasonably request; provided that (i) such Sublease is on terms no less favorable to Landlord with respect to the Property or Properties demised thereunder than the corresponding terms hereunder, (ii) such financing is provided by a Permitted Leasehold Mortgagee, and (iii) there shall be no more than 50 such subleasehold financings outstanding at any point in time.

                   16.5 No Release. No Transfer or Sublease shall affect or reduce any of Tenant's obligations or Landlord's rights under this Restated Lease. All obligations of Tenant under this Restated Lease shall continue in full force and effect notwithstanding any Sublease or Transfer.

               17. QUIET ENJOYMENT.

                   Landlord covenants that, so long as Landlord has not terminated this Restated Lease on account of a Material Monetary Event of Default by Tenant, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Term without molestation or disturbance by or from Landlord or anyone claiming by or through Landlord or having title to the Premises paramount to Landlord, and free of any encumbrance created or suffered by Landlord, except Permitted Exceptions, provided, however, that the foregoing shall not apply if Landlord loses possession under a Third Party Lease for any reason other than Landlord's default thereunder, which was not caused by a corresponding default by Tenant hereunder.

               18. DEFAULT BY TENANT; REMEDIES.

                   18.1 Definition of "Event of Default" The term "Event of Default" shall mean and refer to the occurrence of any one or more of the circumstances.

                        18.1.1 Material Monetary Default. An Event of Default
                   shall be deemed to have occurred if a Material Monetary Default shall occur and the Material Monetary Default shall continue and not be remedied for ten (10) days after Landlord has given Tenant Notice of such Material Monetary Default, specifying in reasonable detail the amount of money required to be paid by Tenant and the nature of such payment (any such Event of Default being referred to hereinafter as a "Material Monetary Event of Default"). Notwithstanding the foregoing, if a Material Monetary Default relating to Tenant's failure to maintain any of the insurance coverage required in Article 12 shall occur, a Material Monetary Event of Default with respect thereto shall not be deemed to have occurred unless such Material Monetary Default shall continue and not be remedied for sixty (60) days after receipt of Landlord's Notice, provided that Tenant shall, promptly upon the occurrence of such Material Monetary Default, and at all times until such Material Monetary Default is cured, maintain insurance coverage substantially equivalent, as reasonably determined by Landlord, to the insurance coverage to which such Material Monetary Default relates.

                        18.1.2 Non-Material Monetary Default. An Event of
                   Default shall be deemed to have occurred if a Non-Material Monetary Default shall occur and the Non-Material Monetary Default shall continue and not be remedied for twenty (20) days after Landlord has given Tenant Notice of such Non-Material Monetary Default, specifying in reasonable detail the amount of money required to be paid by Tenant and the nature of such payment (any such Event of Default being referred to hereinafter as a "Non-Material Monetary Event of Default").

                        18.1.3 Non-Monetary Default. An Event of Default shall
                   be deemed to have occurred if (a) except as otherwise provided in clause (b) or (c) hereof, a Non-Monetary Default shall occur and the Non-Monetary Default shall continue and not be remedied by Tenant within 30 days after Landlord shall have delivered to Tenant a Notice describing the same in reasonable detail; (b) in the case of a Non-Monetary Default (other than a Bankruptcy Default) that cannot with due diligence be cured within 30 days from such Notice, Tenant shall not (x) within 30 days from Landlord's Notice advise Landlord of Tenant's intention to take all reasonable steps necessary to remedy such Non-Monetary Default, (y) duly commence the cure of such Non-Monetary Default within such period, and then diligently prosecute to completion the remedy of the Non-Monetary Default and (z) complete such remedy within a reasonable time under the circumstances; or
                   (c)
                   a Bankruptcy Default occurs (any such Event of Default being referred to hereinafter as a "Non-Monetary Event of Default").

               Non-Monetary Defaults shall include, without limitation, a default under any Third Party Lease, the Leemilt's Lease, any Power Test Lease, the Gettymart Lease or under the provisions of a Fee Mortgage as a result of any action or failure to act by Tenant, Subtenant or their respective agents, contractors, employees, invitees or licensees in violation of the provisions of this Restated Lease.

                   18.2 Remedies for Material Monetary Event of Defaults. If a Material Monetary Event of Default occurs, then Landlord shall, at Landlord's option, have any or all of the following remedies, all of which shall be cumulative (so that Landlord's exercise of one remedy shall not preclude Landlord's exercise of another remedy), in addition to such other remedies as may be available at law or in equity or pursuant to any other terms of this Restated Lease. Landlord's remedies shall include, without limitation:

                        18.2.1 Termination of Tenant's Rights. Upon ten (10)
                   days' notice, Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Restated Lease shall terminate (and such date of termination shall be the Termination Date) and Tenant shall immediately surrender possession of the Premises to Landlord.

                        18.2.2 Taking of Possession. Landlord may re-enter and
                   take possession of the Premises or any Property with or without process of law and remove Tenant, with or without having terminated this Restated Lease. This is intended to constitute an express right of re-entry on Landlord's part.

                        18.2.3 Security Devices. Subject to applicable Laws,
                   Landlord may change the locks and other security devices providing admittance to the Premises or any Property.

                        18.2.4 Injunction of Tenant's Breaches. Landlord shall
                   be entitled to obtain a court order enjoining Tenant from continuing conduct constituting a breach of Tenant's covenants in this Restated Lease. Tenant specifically acknowledges that damages would not constitute an adequate remedy for Tenant's breach of any non-monetary covenant contained in this Restated Lease.

                        18.2.5 Damages. Landlord may recover from Tenant all
                   damages incurred by Landlord by reason of Tenant's Default, including, without limitation, the costs of recovering possession, reletting the Premises, and any and all other damages legally recoverable by Landlord. Such damages shall include, at Landlord's election, either (a) the Rent provided for in this Restated Lease, when and as due and payable pursuant to this Restated Lease, less (in the case of this clause (a) only) Landlord's actual proceeds of reletting net of Landlord's actual reasonable costs of reletting, or (b) the entire amount of Rent due for the entire Term (or Renewal Term, if applicable) shall accelerate and immediately become due and payable, as the same shall be discounted to its then present value, using a discount rate equal to the then current semi-annual yield to maturity of a United States Treasury security having a maturity of ten (10) years. Landlord may recover such damages at any time after Tenant's default, including after expiration of the Term.

                        18.2.6 Continue Lease. Landlord may at Landlord's option
                   maintain Tenant's right to possession, in which case this Restated Lease shall continue in effect and Landlord shall be entitled to continue to enforce this Restated Lease, including the right to collect Rent and the right to any remedies for nonpayment.

                   18.3 Remedies for Other Events of Default. If a Non-Monetary Event of Default or a Non-Material Monetary Default occurs, Landlord shall, at Landlord's option, have either or both of the following remedies, both of which shall be cumulative (so that Landlord's exercise of one remedy shall not preclude Landlord's exercise of the other remedy):

                        18.3.1 Injunction of Tenant's Breaches. Landlord shall
                   be entitled to obtain a court order enjoining Tenant from continuing conduct constituting a breach of Tenant's covenants in this Restated Lease or compelling specific performance of Tenant's covenants under this Restated Lease. Tenant specifically acknowledges that damages would not constitute an adequate remedy for Tenant's breach of any non-monetary covenant contained in this Restated Lease.

                        18.3.2 Damages. Landlord may recover from Tenant all
                   monetary damages whatsoever incurred by Landlord by reason of Tenant's Default, subject to the provisions of Section 32.11.

                   18.4 Mitigation of Damages. Landlord agrees to take all commercially reasonable steps necessary or appropriate to mitigate any damages that Landlord may suffer on account of an Event of Default under this Restated Lease. Without limiting the preceding sentence, in the event of a Material Monetary Default, Landlord shall diligently endeavor to relet the Premises under any circumstances where such reletting would mitigate Landlord's damages, provided, however, that Landlord shall only be obligated to relet or sell the Premises or any Property in a manner consistent with fair market economic conditions at that time and other terms and conditions customary at that time. Any such reletting shall not constitute a surrender or an acceptance of a surrender of the Premises. In light of the fact that Landlord and Tenant intend for this Restated Lease to be a single, unitary Lease, Landlord shall, in its mitigation efforts, endeavor to lease or sell the Premises (i.e. all of the Properties). Notwithstanding the foregoing, however, as a consideration to Tenant for agreeing to the single, unitary lease concept, Landlord agrees that if after a reasonable period of time (not to exceed six (6) months), it cannot sell or lease the Premises (i.e. all of the Properties), it shall be obligated to mitigate damages on a Property by Property basis.

                   18.5 Tenant's Late Payments. If Tenant makes any payment required under this Restated Lease after such payment is first due and payable, then in addition to any other remedies Landlord may have under this Restated Lease, and without reducing or adversely affecting any of

Landlord's other rights and remedies, Tenant shall pay Landlord within twenty
(20) days after demand interest on such late payment, at an interest rate equal to the Prime Rate plus three (3) percent, beginning on the date such payment was first due and payable and continuing until the date when Tenant actually makes such payment.

                   18.6 Landlord's Right to Cure. If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed pursuant to this Restated Lease and such failure continues beyond any applicable notice or cure period, then Landlord, after ten (10) Business Days' Notice to Tenant, or with such notice (if any) as is reasonably practicable under the circumstances in case of an emergency, and without waiving or releasing Tenant from any obligation of Tenant or from any Default by Tenant and without waiving Landlord's right to take such action as may be permissible under this Restated Lease as a result of such Default, may (but shall be under no obligation to) make such payment or perform such act on Tenant's part to be made or performed pursuant to this Restated Lease. Landlord may enter upon any Property for such purpose, and take all such action on any such Property, as may be reasonably necessary under the circumstances, but in doing so shall not unreasonably interfere with the conduct of operations on any such Property by Tenant or anyone claiming through Tenant and shall comply with Tenant's reasonable instructions. Tenant shall reimburse Landlord, as Additional Rent (within twenty (20) days after Notice from Landlord accompanied by reasonable backup documentation), for all actual, out-of-pocket sums paid by Landlord and all actual costs and expenses reasonably incurred by Landlord, together with Landlord's Legal Costs, in connection with the exercise of Landlord's cure rights under this Section.

                   18.7 Holding Over. The parties recognize and agree that if for any reason or no reason Tenant remains in the Premises after the Termination Date, then Landlord will suffer injury that is substantial, difficult or impossible to measure accurately. Therefore, if both (a) Tenant remains in the Premises after the Termination Date (for any month or partial month), for any reason or no reason, and (b) either (i) Landlord at any time gives Tenant Notice that Landlord elects to require Tenant to pay the liquidated damages described in this Section or (ii) as of the date 31 days after the Termination Date, Landlord has not commenced holdover proceedings against Tenant or otherwise proceeded to remove Tenant from the Premises, then in addition to any other rights or remedies available to Landlord, Tenant shall pay to Landlord, as liquidated damages and not as a penalty, for each month (or portion of a month) during which Tenant holds over in the Premises after the Termination Date, a sum equal to: 110% (for the first month or partial month of holding over), 120% (for the second month or partial month of holding over), and 150% (for each subsequent month or partial month of holding over) times the Rent, including Additional Rent, payable under this Restated Lease for the month in which the Termination Date occurs.

                   18.8 Waivers. Landlord and Tenant irrevocably waive all rights to trial by jury in any action, proceeding, counterclaim or other litigation arising out of or relating to this Restated Lease, the relationship of Landlord and Tenant under this Restated Lease, the enforcement of this Restated Lease, Tenant's use or occupancy of the Premises, any claim of injury or damage arising between Landlord and Tenant, or any actions of Landlord in connection with or relating to the enforcement of this Restated Lease. Tenant waives any right of redemption provided for by Law.

                   18.9 Accord and Satisfaction; Partial Payments by Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the amount required to be paid by Tenant under this Restated Lease shall be deemed to be other than a payment on account by Tenant, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord or satisfaction. Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy for nonpayment, including termination of this Restated Lease and commencement of a summary dispossess proceeding. Notwithstanding any endorsement on any check or any statement to the contrary in any letter accompanying any check or payment, Landlord shall apply any partial payments of back Rent made by Tenant to the oldest outstanding Rent under this Restated Lease, except to the extent Landlord elects otherwise in its sole and absolute discretion.

                   18.10 Accord and Satisfaction; Partial Payments by Landlord. No payment by Landlord or receipt by Tenant of a lesser amount than the amount required to be paid by Landlord under this Restated Lease shall be deemed to be other than a payment on account by Landlord, nor shall any endorsement or statement on any check or any letter accompanying any check or payment made pursuant to the terms of this Restated Lease be deemed an accord or satisfaction. Tenant may accept any such check or payment without prejudice to Tenant's right to offset the balance of the amount required to be paid by Landlord to Tenant against Tenant's payment of the Rent as may be specifically permitted under this Restated Lease.

                   18.11 Cross-Default. Any default under a Third Party Lease that remains uncured beyond the applicable grace and/or notice period that is caused by the failure of Tenant to comply with its obligations hereunder shall be a Non-Monetary Event of Default under this Restated Lease.

               19. TERMINATION.

                   Upon the Termination Date of this Restated Lease with respect to the Premises or any Property pursuant to Article 13, 14, 15, 22 or 25, all Tenant Improvements and in service USTs constituting part of the Premises or such particular Property, as applicable, shall, subject to the rights of Third Party Lessors, become Landlord's property (subject to Permitted Exceptions), and Tenant shall deliver to Landlord possession of the Premises or such Property, as applicable (including, without limitation, all Improvements thereon), in good condition and state of repair, free of material violations of Law and Environmental Law, free of Hazardous Substances (other than Hazardous Substances
(i) customarily maintained at the Premises or such Property, as applicable, in the ordinary course of the business being conducted thereon in material compliance with Environmental Laws, and (ii) to the extent such Hazardous Substances constitute Contamination Landlord is Remediating pursuant to Section 9.1) free of all liens of mechanics, laborers or materialmen and all other liens and encumbrances other than any such liens and encumbrances incurred by Landlord, the Leemilt's Lessor, the Power Test Lessor, the Gettymart Lessor or a Third Party Lessor arising from such party's acts, and free of all Subleases and tenancies, except to the extent Landlord elects otherwise pursuant to Section
16.3 hereof. In addition, upon such termination Tenant shall assign to Landlord, without recourse, all assignable licenses and permits affecting the Premises or such Property, as applicable, and all assignable contracts, warranties and guarantees then in effect relating thereto, together with all unpaid insurance awards and rights against insurance carriers as to then-existing insurance claims relating thereto. Tenant shall also deliver to Landlord any unapplied building insurance proceeds in Tenant's possession. Tenant shall remove from the Premises or such Property, as applicable, upon the Termination Date with respect to the Premises or such Property, as applicable, all Personal Property. Tenant shall, at its sole cost and expense, repair any damage to the Premises or such Property caused by the removal of all Personal Property. If Tenant fails to remove from the Premises or any Property, as applicable, any Personal Property within thirty (30) days of the Termination Date, then such Personal Property shall be deemed abandoned and may be used or disposed of by Landlord without compensation to Tenant. Notwithstanding anything to the contrary contained in this Restated Lease, if Landlord so elects by Notice to Tenant at least six (6) months before the expiration of the Term (or if Tenant fails to timely notify Landlord of its election not to exercise any Renewal Option granted hereunder or this Restated Lease is terminated prior to the end of the Term, then within a reasonable period of time under the circumstances), Tenant shall, at its sole cost and expense, remove under applicable Environmental Law at or prior to the Termination Date all USTs identified by Landlord in such Notice and all Contamination, if any, associated therewith. Tenant shall continue to completion after the Termination Date all Remediations to the extent required by Environmental Law and shall continue to pay Rent (including Additional Rent) for any Property rendered substantially unusable because of any such Remediation until such time as such Property becomes usable for its use immediately prior to the time at which such Remediation began or, if such Property can no longer be used for such use, then until such time as such Property becomes usable for any other lawful use. Notwithstanding the foregoing, Tenant's obligations pursuant to the preceding sentence to continue Remediation and to continue to pay Rent shall cease on the date when such Property has received Closure for Tenant's Remediation. Nothing contained in this Article 19 shall in any way diminish or otherwise affect Tenant's indemnification obligations set forth in Article 10.

               20. NOTICES.

                   20.1 Generally. All Notices shall be in writing and shall be addressed to Landlord and Tenant as set forth below. Notices shall be (i) delivered personally to the addresses set forth below, (ii) by Federal Express or other courier service to the addresses set forth below, in which case they shall be deemed delivered on the date of delivery (or when delivery has been attempted twice, as evidenced by the written report of the courier service) to the address(es) set forth below; or (iii) sent by certified mail, return receipt requested, in which case they shall be deemed delivered upon receipt. Either party may change its address by giving Notice in compliance with this Restated Lease. Notice of such a change shall be effective only upon receipt. The addresses of the parties are:

                     Landlord: 125 Jericho Turnpike, Jericho, New York 11753
                     Attention:  Real Estate Manager

                     With a copy to: Latham & Watkins, 885 Third Avenue,
                         New York, New York 10022
                     Attention:  Richard L. Chadakoff, Esq.

                     Tenant: 125 Jericho Turnpike, Jericho, New York 11753
                     Attention:  President

                     With a copy to:  Akin, Gump, Strauss, Hauer & Feld, L.L.P.,
                         590 Madison Avenue, New York, New York 10022
                     Attention:  Robert G. Koen, Esq.

A copy of all such Notices shall also be contemporaneously delivered in the manner set forth herein to Leasehold Mortgagee, provided that Leasehold Mortgagee shall have provided Landlord with Notice of its name and address and a copy of its Permitted Leasehold Mortgage. Getty Properties Corp. shall be treated as "Landlord" for all purposes hereunder such that any Notice or other communication delivered to Getty Properties Corp. by Tenant or received by Tenant from Getty Properties Corp. shall be deemed Notice delivered to Landlord or received from Landlord (which term "Landlord" includes those subsidiaries of Getty Properties Corp. who have approved this Restated Lease on the signature page hereof), as applicable. In addition, any Notice or other communication delivered to Getty Properties Corp. by Tenant or received by Tenant from Getty Properties Corp. shall be deemed Notice delivered by Tenant to the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor, as applicable, or received by the Leemilt's Lessor, the Power Test Lessor, or the Gettymart Lessor from Tenant, as applicable.

                   20.2 Defaults Under Other Agreements. In the event that Landlord receives notice of the occurrence of any default with respect to any Third Party Lease, the Leemilt's Lease, the Power Test Lease, or the Gettymart Lease, Landlord shall promptly provide Tenant and, if required to do so pursuant to Section 20.1, Leasehold Mortgagee, with Notice of such default. In the event that Landlord receives notice of the occurrence of any default with respect to any Fee Mortgage encumbering Landlord's, the Leemilt's Lessor's, the Power Test Lessor's, the Gettymart Lessor's or a Third Party Lessor's interest in any Fee Estate, Landlord shall endeavor to provide Tenant and, if required to do so pursuant to Section 20.1, Leasehold Mortgage, with Notice of such default reasonably promptly. In the event that Tenant receives notice of any default under a Permitted Leasehold Mortgage or Sublease, Tenant shall provide Landlord with Notice of such default.

               21. NO BROKER.

                   Landlord and Tenant each represents and warrants to each other that it did not engage any broker or finder in connection with this Restated Lease and that no person is entitled to any commission or finder's fee on account of any agreements or arrangements made by such party with any broker or finder. Each party shall Indemnify the other party against any breach of the foregoing representation by the Indemnitor.

               22. THIRD PARTY LEASES.

                   22.1 Subordination; Conflict. The rights of Tenant hereunder are at all times subject to the terms and provisions of the Third Party Leases (subject to the applicable provisions of Sections 7.6, 9.1, 25.1 (with respect to Landlord's inability to declare a Non-Monetary Default for a Preexisting Violation (as hereinafter defined) as of the Restatement Effective Date, but without in any way diminishing Landlord's right to claim a Default for Tenant's failure to comply with its obligations under Sections 25.2 and 25.3 hereof), 25.2, 25.3, and 30.1.11 and the Environmental Agreement), and Tenant agrees, subject to such applicable provisions of this Restated Lease and the Environmental Agreement, to perform in all material respects all of Landlord's obligations, as lessee, to be performed by it under the Third Party Leases' initial terms and all renewal terms except that Landlord shall remit and be obligated for the fixed or base rent due to the Third Party Lessors. Notwithstanding the foregoing and subject to the provisions of Sections 7.6, 9.1, 25.1 (with respect to Landlord's inability to declare a Non-Monetary Default for a Preexisting Violation as of the Restatement Effective Date, but without in any way diminishing Landlord's right to claim a Default for Tenant's failure to comply with its obligations under Sections 25.2 and 25.3 hereof), 25.2, 25.3, and 30.1.11 and the Environmental Agreement, to the extent that any failure to perform any of Landlord's obligations under a Third Party Lease would cause a default to occur under such Third Party Lease, Tenant shall perform such Landlord's obligation. In the event that there is any conflict between the terms and conditions of this Restated Lease and the terms and conditions of any Third Party Lease, the terms and conditions of such Third Party Lease shall control, except with respect to rental payments due thereunder. In the event that any Third Party Lease is terminated for any reason, Tenant acknowledges and agrees that the term of this Restated Lease as applicable to the Property subject to such Third Party Lease shall end thirty (30) days prior to the termination of such Third Party Lease. If a Third Party Lessor claims that any default has occurred under any Third Party Lease, Landlord, at the request of and at the sole cost and expense of Tenant, shall timely institute and diligently prosecute any action or proceeding which Tenant, in its reasonable judgment, deems meritorious, in order to contest the existence of such alleged default under such Third Party Lease. Tenant shall Indemnify and hold harmless Landlord from and against any and all such claims arising from or in connection with such request, action or proceeding. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature, including, without limitation, Legal Costs incurred in connection with any such claim, action or proceeding brought thereon. Tenant shall not make any claim against Landlord for any damage which may arise, nor shall Tenant's obligations hereunder be diminished, by reason of
(i) the failure of any such Third Party Lessor to keep, observe or perform any of its obligations pursuant to the applicable Third Party Lease, or (ii) the acts or omissions of any such Third Party Lessor, or of its agents, contractors, servants, employees, invitees or licensees.

                   22.2 Renewal Options.

                        22.2.1 Fixed Rental. For any Third Party Lease that
                   contains a Third Party Lease Renewal Option that specifies the rent that will be due and payable during the renewal period or provides a formula through which such rent is or will be ascertainable, Landlord shall exercise any such Third Party Lease Renewal Option exercisable during the Initial Term and applicable Renewal Term, and Tenant shall continue to sublease any Property subject to any such Third Party Lease during the Initial Term and the applicable Renewal Term, as applicable, on all of the terms and conditions contained in this Restated Lease. If Tenant does not exercise its Renewal Option for the Premises prior to the expiration of the Initial Term or the applicable Renewal Term pursuant to the express provisions of

                    Section 2.1, then this Restated Lease shall be deemed terminated with respect to the Premises, including any Property with respect to which a Third Party Lease was renewed pursuant to the foregoing provisions, notwithstanding the fact that the end of the renewal term of any such Third Party Lease extends beyond the expiration of the Term of this Restated Lease. Notwithstanding the foregoing, if, not less than sixty (60) days prior to the date that notice is due to a Third Party Lessor pursuant to the terms of any such Third Party Lease with respect to the renewal thereof, Landlord and Tenant mutually agree in writing not to exercise the Third Party Lease Renewal Option contained in such Third Party Lease, then Landlord shall not be required to renew such Third Party Lease, and Tenant shall not be required to sublease the Property subject to such Third Party Lease. Upon the expiration of any such Third Party Lease with respect to which Landlord and Tenant mutually agree not to renew pursuant to the foregoing provisions, the Property subject to such Third Party Lease shall be deleted from this Restated Lease, Fixed Rent shall be adjusted in accordance with the Fixed Rent Adjustment Procedures, and the amounts held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to Article 4 shall be adjusted accordingly.

                        22.2.2 Unspecified Rent. For any Property subject to a
                   Third Party Lease which contains a Third Party Lease Renewal Option but does not specify the rent that will be due and payable during the renewal period or provide a formula through which such rent is or will be ascertainable, the following procedures shall apply. No less than one hundred twenty (120) days prior to the date notice is due to a Third Party Lessor with respect to the renewal of the applicable Third Party Lease, Tenant shall provide Landlord with Notice of (a) Tenant's reasonable determination of the amount of Fixed Rent payable hereunder allocable to the Property subject to such Third Party Lease, which determination shall be made in accordance with the principles set forth in the Fixed Rent Adjustment Procedures (the "Original Term Rent Allocation"), and (b) the maximum amount of Fixed Rent which Tenant would be willing to pay hereunder with respect to such Property during the renewal period of the Third Party Lease to which such Property is subject (the "Maximum Renewal Term Rent Allocation"). Landlord shall then negotiate with such Third Party Lessor the rental that will be due and payable by Landlord during the renewal period of such Third Party Lease (such amount being hereinafter referred to as the "Third Party Lease Renewal Rental"), and promptly notify Tenant after the Third Party Lease Renewal Rental has been determined. If the sum of (i) the Third Party Lease Renewal Rental and (ii) the Third Party Lease Spread (such sum being hereinafter referred to as the "Renewal Term Rent Allocation") is equal to or less than the Original Term Rent Allocation, then Tenant shall continue to sublease the Property subject to such Third Party Lease during the Term on all of the terms and conditions contained in this Restated Lease, except that the Fixed Rent due and payable hereunder shall be reduced by an amount equal to fifty (50) percent of the difference, if any, between the Original Term Rent Allocation and the Renewal Term Rent Allocation. If the Renewal

                   Term Rent Allocation is greater than the Original Term Rent Allocation but is less than or equal to the Maximum Renewal Term Rent Allocation, then Tenant shall continue to sublease such Property during the Term on all of the terms and conditions contained in this Restated Lease, except that the Fixed Rent due and payable hereunder shall be increased by an amount equal to the difference between the Renewal Term Rent Allocation and the Original Term Rent Allocation. If the Renewal Term Rent Allocation is greater than the Maximum Renewal Term Rent Allocation, then Landlord shall offer to continue to sublease such Property to Tenant on all terms and conditions contained in this Restated Lease, except that Landlord shall be entitled to require that the Fixed Rent due and payable hereunder be increased by an amount equal the difference between the Renewal Term Rent Allocation and the Original Term Rent Allocation if Tenant so elects to continue to sublease such Property. Tenant shall have thirty (30) days from receipt of Landlord's offer to provide Landlord with Notice of Tenant's election to continue to sublease such Property on such terms. If Tenant elects not to continue to sublease such Third Party Lease or fails to provide Landlord with Notice within such thirty-day period, then Landlord shall have the right, but not the obligation, to exercise its Third Party Lease Renewal Option with respect to such Property without any obligation owed to Tenant relating thereto. Notwithstanding the foregoing, if, not less than sixty (60) days prior to the date that notice is due to a Third Party Lessor pursuant to the terms of any such Third Party Lease with respect to the renewal thereof, Landlord and Tenant agree in writing not to exercise the Third Party Lease Renewal Option contained in such Third Party Lease, then Landlord shall not be required to renew such Third Party Lease, and Tenant shall not be required to sublease the Property subject to such Third Party Lease. If Tenant rejects or is deemed to reject Landlord's offer to continue to sublease a Property pursuant to the provisions of this Section or if Landlord and Tenant agree not to renew pursuant to the foregoing provisions, then such Property shall be deleted from this Restated Lease, Fixed Rent shall be adjusted in accordance with the Fixed Rent Adjustment Procedures, and the amounts held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to Article 4 shall be adjusted accordingly.


                   22.3 Renewals. With respect to any Property subject to a Third Party Lease that does not contain a Third Party Lease Renewal Option and expires on or prior to the end of the Initial Term or then applicable Renewal Term, Landlord and Tenant shall each have a non-exclusive right to negotiate a renewal of such Third Party Lease or a direct lease with such Third Party Lessor under such Third Party Lease, as applicable. At the end of the current term of any such Third Party Lease, the Property subject to such Third Party Lease shall be deleted from this Restated Lease, Fixed Rent shall be adjusted in accordance with the Fixed Rent Adjustment Procedures, and the amounts held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to
Article 4 shall be adjusted accordingly. Notwithstanding anything to the contrary contained herein, Tenant shall have the exclusive right, with respect to any twenty-five (25) of such Properties, to negotiate with the Third Party Lessor of the applicable Property until the date six (6) months prior to the expiration of such Third Party Lease by providing Landlord with Notice of its election to assert its exclusive right with respect to such Property at least eighteen (18) months prior to the expiration of such Third Party Lease. If Tenant fails to enter into a direct lease with such Third Party Lessor before the date six (6) months prior to the expiration of said Third Party Lease, then each of Landlord and Tenant shall thereafter have a non-exclusive right to negotiate a renewal of such Third Party Lease or a direct lease, as applicable, with such Third Party Lessor without any obligation owed to the other party hereunder.

                   Related Party Leases.

                        22.4.1 Power Test Lease. Landlord shall cause the term
                   of each Power Test Lease to be extended such that it shall not expire prior to the expiration of this Restated Lease, notwithstanding anything to the contrary contained herein or in any Power Test Lease. On or before the Restatement Effective Date, Landlord shall enter into a lease modification agreement with the Power Test Lessor substantially in the form set forth on Schedule 12.

                        22.4.2 Leemilt's Lease. Landlord shall cause the term of
                   the Leemilt's Lease to be extended such that it shall not expire prior to the expiration of this Restated Lease, notwithstanding anything to the contrary contained herein or in the Leemilt's Lease. On or before the Restatement Effective Date, Landlord shall enter into a new lease with the Leemilt's Lessor the in a form mutually acceptable to the parties hereto. In the event that this Restated Lease is terminated with respect to the Properties covered by the Leemilt's Lease by operation of law as a result of the termination of the Leemilt's Lease, this Restated Lease shall be reinstated with respect to such Properties as of the Restatement Effective Date simultaneously with the effectiveness of the new Leemilt's Lease between Leemilt's Lessor, as landlord and Landlord, as tenant. Landlord agrees to execute and/or cause Leemilt's Lessor to execute any and all documents necessary to effectuate such reinstatement, including an amendment to the Leemilt's Lease in form and substance reasonably satisfactory to Landlord. Landlord shall Indemnify Tenant from and defend and hold Tenant harmless from and against any and all actual loss (including lost profits related to the affected properties, costs, claims, liability, penalties, judgements, damage or other injury, detriment, or expense (including Legal Costs, interest and penalties) actually incurred or suffered by Tenant on account of the termination of the Leemilt's Lease and subsequent failure by Landlord to effectuate the reinstatement of the Leemilt's Lease promptly thereafter, as such costs are directly related to Tenant's business activities at the affected Properties. In the event that a court of competent jurisdiction enteres a final, non-appealable judgment or order confirming the occurrence of any event allowing Tenant to recover under the foregoing Indemnity, the Tenant shall have the right to offset against any payment of Fixed Rent due hereunder an amount equal to the damages suffered by Tenant as a result of such costs, as set forth in such final order or judgement. In the event that Tenant elects to offset any amount against Fixed Rent in accordance with this Section 22.4.2, Tenant shall give Landlord Notice of such election to offset at least twenty (20) days prior to effecting the same, which Notice shall include the amount of damages set forth in such final order or judgment, the amount that Tenant plans to offset, and the timing of such offset. Nothing contained in this Section shall be deemed to limit Tenant's right to offset Rent pursuant to the express provisions of Section 3.5.

                        22.4.3 Gettymart Lease. Landlord shall cause the term of
                   the Gettymart Lease to be extended such that it shall not expire prior to the expiration of this Restated Lease, notwithstanding anything to the contrary contained herein or in the Gettymart Lease. On or before the Restatement Effective, Landlord shall enter into a new lease with the Gettymart Lessor in a form mutually acceptable to the parties hereto.

                        22.4.4 Renewal Options.Landlord hereby agrees that, as
                   long as this Restated Lease has not been terminated in connection with the occurrence of a Material Monetary Event of Default, Tenant may exercise any and all of its renewal rights granted under the Power Test Lease, the Leemilt's Lease and the Gettymart Lease on its behalf so as to cause the term of each such lease not to expire prior to the expiration of this Restated Lease

                   22.5 Termination of Third Party Lease. If a Third Party Lease shall terminate as a result of a default by Landlord under such Third Party Lease, which default did not result, either directly or indirectly, from the acts or omissions of Tenant, Subtenant or their respective agents, contractors, employees, licensees or invitees, then Landlord shall Indemnify Tenant with respect to such termination. If (a) the provisions of a Third Party Lease grant to Landlord, as tenant thereunder, the right to obtain a non-disturbance agreement from the holder of a Fee Mortgage encumbering the Fee Estate subject to such Third Party Lease whereunder the holder of such Fee Mortgage agrees that Landlord's rights under such Third Party Lease will not be disturbed as a result of any foreclosure or other exercise of remedies under its Fee Mortgage, provided that Landlord is not in default under such Third Party Lease at the time of such foreclosure (such agreement being referred to hereinafter as a "Third Party Lease Non-disturbance Agreement"), and (b) Landlord fails to obtain such Third Party Lease Non-disturbance Agreement, then if such Third Party Lease shall terminate as a result of any foreclosure or other exercise of remedies under such Fee Mortgage (except as a result of the acts or omissions of Tenant, Subtenant, or their respective agents, contractors, employees, licensees or invitees), Landlord shall either, at Landlord's election, (i) obtain a new lease with respect to the Property subject to such Third Party Lease, the terms of which do not increase Tenant's obligations hereunder or reduce its rights hereunder in any material respects, including, without limitation, with respect to the payment of Rent, or (ii) pay Lease Termination Damages to Tenant. If (a) the provisions of a Third Party Lease grant to Landlord, as tenant thereunder, the right to obtain a Third Party Lease Non-disturbance Agreement and (b) Landlord, at any time after the date hereof, receives notice from the applicable Third Party Lessor that such Third Party Lessor intends to enter into a Fee Mortgage with respect to the Fee Estate subject to such Third Party Lease, then Landlord shall so inform Tenant and shall use its reasonable best efforts to cause the prospective holder of the Fee Mortgage to enter into a Non-disturbance Agreement with Landlord on such prospective holder's customary form. Anything to the contrary contained herein notwithstanding, Landlord's failure to obtain a Third Party Lease Non-disturbance Agreement shall in no event be deemed hereunder to be a default by Landlord under the applicable Third Party Lease or hereunder. Unless Landlord obtains a new lease from the applicable Third Party Lessor pursuant to the preceding provisions, upon any termination or expiration of a Third Party Lease, the Property subject to such Third Party Lease shall be deemed deleted from this Restated Lease and, provided that such expiration or termination was not caused, directly or indirectly, by the acts or omissions of Tenant, Subtenant or their respective agents, contractors, employees, licensees or invitees, the Fixed Rent shall be adjusted to reflect such deletion in accordance with the Fixed Rent Adjustment Procedures, and the amounts held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to Article 4 shall be adjusted accordingly.

               23. WAIVERS.

                   23.1 No Waiver by Silence. Failure of either party to complain of any act or omission on the part of the other party shall not be deemed a waiver by the noncomplaining party of any of its rights under this Restated Lease. All waivers must be in writing and signed by the party granting the same. No waiver by either party at any time of any breach of any provisions of this Restated Lease shall be a waiver of a breach of any other provision of this Restated Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a part payment on account.

                   23.2 No Landlord's Lien. Landlord confirms and acknowledges that Landlord has no lien, right of distraint, or security interest in any Personal Property located in, on or at the Premises, and that such Personal Property shall not constitute security for payment of any Rent. If, at any time after the Restatement Effective Date, any statute or principle of law would grant Landlord any such lien or security interest, then Landlord hereby waives the benefit of any such statute and such lien. Landlord further agrees to execute documentation waiving its right to a Landlord's lien in the form attached hereto as Schedule 11.

               24. FURTHER ASSURANCES; ADDITIONAL DELIVERIES.

                   24.1 Estoppel Certificates. At any time and from time to time, upon not less than ten (10) Business Days' prior written request by either party to this Restated Lease (the "Requesting Party"), the other party to this Restated Lease (the "Certifying Party") shall execute, acknowledge and deliver to the Requesting Party (or directly to a third party whose name and address are provided by the Requesting Party) up to four original counterparts of an Estoppel Certificate. Any Estoppel Certificate may be relied upon by any third party to whom an Estoppel Certificate is required to be directed. At any time in connection with its proposed execution of a Permitted Leasehold Mortgage or other proposed financing and otherwise no more frequently than once every twelve
(12) months, Tenant may (a) request that Landlord request that the Third Party

Lessors execute Third Party Lease Estoppel Certificates, (b) request that Landlord cause the Power Test Lessor to execute a Power Test Lease Estoppel Certificate, (c) request that Landlord cause the Leemilt's Lessor to execute a Leemilt's Lease Estoppel Certificate and (d) request that Landlord cause the Gettymart Lessor to execute a Gettymart Lease Estoppel Certificate. Upon Tenant making the request referred to in clause (a), (b), (c) or (d) of the preceding sentence, Landlord shall use reasonably diligent efforts to request that the Third Party Lessors execute the Third Party Lease Estoppel Certificates and shall cause the Power Test Lessor to execute the Power Test Lease Estoppel Certificate, the Leemilt's Lessor to execute the Leemilt's Lease Estoppel Certificate, and the Gettymart Lessor to execute the Gettymart Lease Estoppel Certificate. In addition, at such time as Tenant requests estoppel certificates pursuant to this Section in connection with any proposed financing, Tenant may require that Landlord request from any Third Party Lessor or Fee Mortgagee any consents or approvals that Tenant may be required to obtain from such parties in connection with such proposed financing.

                   24.2 Equipment Liens. If at any time or from time to time Tenant and/or Subtenant desires to enter into or grant any Equipment Liens that comply with the definition of such term, then upon Tenant's and/or Subtenant's request Landlord shall enter into such customary documentation (with a detailed description) with respect to the property leased or otherwise financed or encumbered pursuant to such Equipment Liens as Tenant and/or Subtenant shall request, providing for matters such as the following: (a) Landlord's waiver of the right to take possession of such property upon occurrence of an Event of Default; and (b) customary agreements by Landlord to enable the secured party to repossess such property without damage to the applicable Property or Properties in the event of a default by Tenant and/or such Subtenant permitting such secured party to exercise remedies under its Equipment Lien, which customary documentation shall be substantially identical in all material respects to the form of Landlord's Equipment Lien waiver attached hereto as Schedule 11 and made a part hereof. Any such Equipment Lien shall be subordinate to this Restated Lease.

                   24.3 Further Assurances. Each party agrees to execute and deliver such further documents, and perform such further acts, as may be reasonably necessary to achieve the intent of the parties with respect to Tenant's leasing of the Premises from Landlord, as set forth in this Restated Lease.

               25. OBLIGATIONS UNDER ORIGINAL LEASE.

                   25.1 Generally. All rights and obligations of Landlord and Tenant under the Original Lease shall remain unmodified and in full force and effect with respect to any period prior to the Restatement Effective Date, and nothing contained herein shall be deemed to restate, consolidate, amend or otherwise affect any rights or obligations thereunder with respect to any period prior to the Restatement Effective Date, all of which shall survive the execution, delivery and effectiveness of this Restated Lease and the occurrence of the Restatement Effective Date, provided, however, to the extent any such obligations are restated and amended hereunder, they shall survive, be interpreted and be enforced in accordance with the terms of this Restated Lease. Notwithstanding the foregoing and anything contained in this Restated Lease to the contrary, Tenant shall have no liability or obligation whatsoever to Landlord and Landlord shall not declare the occurrence of a default under the Original Lease or a Default hereunder with respect to (a) any of the Abandoned Properties, or (b) any default that may exist under the Original Lease on or prior to the Restatement Effective Date, except as expressly provided to the contrary in Sections 25.2 and 25.3 hereof and in the Environmental Agreement. Except to the extent specifically provided to the contrary in this Restated Lease and in the Environmental Agreement, Landlord shall not be liable for any defaults now existing under the Original Lease. On or prior to the

Restatement Effective Date, all subleases, licenses and other occupancy agreements affecting the Abandoned Properties shall be assigned to Landlord.

                   25.2 Violations of Law.


                   (a) In the event that any violation of Law exists with respect to any Property as of the Restatement Effective Date, whether or not any party shall have received any notice or otherwise becomes aware of such violation (any such violation being referred to hereinafter as a "Preexisting Violation"), the following provisions shall apply. If the existence of such Preexisting Violation constitutes a breach of Landlord's representation contained in Section 30.1.4, Landlord shall be solely responsible, at its own cost and expense, for curing such Preexisting Violation. If any such other Preexisting Violations are listed on Schedule 6, Tenant shall be solely responsible, at its own cost and expense, for curing such Preexisting Violations. Any Preexisting Violation (other than a Preexisting Violation that constitutes a breach of Landlord's representation contained in Section 30.1.4 or listed on Schedule 6) relating to a Property owned in fee by Landlord, the Leemilt's Lessor, the Gettymart Lessor, or the Power Test Lessor which becomes a Major Violation as a result of a Governmental Request by Tenant, which Governmental Request is reasonably necessary in connection with Construction Work necessary to cure dangerous conditions which exist at the applicable Property as of the Restatement Effective Date or to continue operating such Property for its then current use, shall be referred to hereinafter as an "Eligible Legal Violation". Tenant shall be solely responsible for curing Eligible Legal Violations and for otherwise causing the Premises to comply in all material respects with all Laws, subject to the terms and provisions of
Section 25.1 (with respect to Landlord's inability to declare a Non-Monetary Default for a Preexisting Violation as of the Restatement Effective Date, but without in any way diminishing Landlord's right to claim a Default for Tenant's failure to comply with its obligations under Section 25.2 and 25.3 hereof) and
Section 25.2(b) and 25.2(c) below. Notwithstanding the foregoing, provided that Tenant complies with all the procedures set forth or referred to in this Section, the actual, out-of-pocket costs and expenses incurred in connection with curing all such Eligible Legal Violations shall be allocated between Tenant and Landlord as follows:

                        25.2.1 First, Tenant shall pay all costs and expenses
                   incurred therewith until the amount so incurred equals $250,000 in aggregate.

                        25.2.2 Second, Landlord and Tenant shall share equally,
                   on a pro rata basis, the next $2,750,000 of such costs and expenses incurred therewith until the amount so incurred equals $3,000,000 in aggregate.

                        25.2.3 Third, to the extent that such costs and expenses
                   incurred therewith exceeds $3,000,000, all such costs and expenses shall be borne by Tenant.


The net effect of the foregoing provisions is that Landlord shall in no event pay more than $1,375,000 in connection with the curing of all such Eligible Legal Violations. The procedures set forth in Article III, Section 2 of the Environmental Agreement shall, to the extent applicable, govern the procedures and mechanics with respect to such allocation between Landlord and Tenant. Notwithstanding the foregoing, Tenant shall be entitled to cure any such Eligible Legal Violation at its sole cost and expense without seeking any reimbursement from Landlord or any allocation of such costs and expenses between itself and Landlord pursuant to the provisions of clauses
25.2.1 through 25.2.3, in which case the procedures set forth above with respect to such allocation and reimbursement shall be inapplicable. With respect to (a) any Major Violation relating to a Property owned in fee by Landlord, the Leemilt's Lessor, the Gettymart Lessor, or the Power Test Lessor which is not considered an Eligible Legal Violation and (b) any Major Violation relating to a Property owned in fee by a Third Party Lessor which is not considered an Eligible Legal Violation (as such term is modified pursuant to Section 25.2(c) below), Tenant shall be solely responsible, at its own cost and expense, for curing the same, subject to the terms and provisions of Section 25.1 (with respect to Landlord's inability to declare a Non-Monetary Default for a Preexisting Violation as of the Restatement Effective Date, but without in any way diminishing Landlord's right to claim a Default for Tenant's failure to comply with its obligations under Sections 25.2 and 25.3 hereof). Anything to the contrary contained herein notwithstanding, Landlord shall have no liability or obligation whatsoever hereunder with respect to any Eligible Legal Violation at any time after the second (2nd) anniversary of the Restatement Effective Date, unless the curing of any such Eligible Legal Violation commenced prior to such date.

                   (b) Uneconomic Cure; Fee Property. Notwithstanding anything to the contrary contained herein, if an Eligible Legal Violation exists with respect to any Property owned by Landlord, the Leemilt's Lessor, the Gettymart Lessor, or the Power Test Lessor in fee and if the Government is then actively requiring the cure of such Eligible Legal Violation, Tenant shall cure the same. Notwithstanding the foregoing, if Tenant reasonably determines that effecting such cure would be Uneconomic, then, provided that the cure of such violation at such Property exceeds, in Tenant's reasonable judgment, $100,000 (such amount being referred to herein as the "Uneconomic Threshold"), Tenant may then deliver a Notice which sets forth Tenant's request to delete such Property from this Restated Lease and reasonable grounds, in reasonable detail, for Tenant's determination that the curing of such Eligible Legal Violation would be Uneconomic (a "Deletion Request"). Landlord shall, within thirty (30) days of receipt of such Deletion Request, provide Notice to Tenant as to whether Landlord will cure such Eligible Legal Violation and shall begin to diligently prosecute the cure of the same. If Landlord so elects to cure such Eligible Legal Violation, it shall effect such cure at its sole cost and expense without seeking reimbursement from Tenant, and any sums expended by Landlord in connection therewith shall in no event be deemed to be or considered as amounts expended by Landlord in connection with its obligation under Section 25.2.2. If Landlord elects to and so cures such Eligible Legal Violation, Landlord shall have the right but not the obligation to continue to sublease such Property to Tenant on all the terms and conditions set forth in this Restated Lease. If, however, Landlord fails to respond to Tenant's Deletion Request within such thirty-day period or fails to commence to cure such Eligible Legal Violation and diligently pursue such cure within such thirty-day period, then, as of the date which is sixty (60) days after Tenant delivers the Deletion Request to Landlord, the applicable Property shall be deemed deleted from this Restated Lease, the Fixed Rent shall be adjusted to reflect such deletion in accordance with the Fixed Rent Adjustment Procedures, and the amounts held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to Article 4 shall be adjusted accordingly. Notwithstanding the foregoing, if Tenant has expended at least $100,000 (net of any reimbursements received from Landlord or any third parties) in connection with curing Eligible Legal Violations on such Property or if Tenant has expended at least $2,000,000 (net of any reimbursements received from Landlord or any third parties) in connection with curing Eligible Legal Violations on any Property or Properties (whether or not Landlord shall have expended any amount with respect to curing Eligible Legal Violations on the applicable Property), then Tenant shall be entitled to deliver a Deletion Request notwithstanding the fact that the cure of such violation does not, in Tenant's reasonable judgment, exceed the Uneconomic Threshold. In the event that the Government is actively requiring the cure of an Eligible Legal Violation, the cure of which Tenant reasonably determines to be Uneconomic but which will not exceed the Uneconomic Threshold, Tenant may nonetheless deliver a Deletion Request to Landlord. If such Deletion Request sets forth a commercially reasonable basis for Tenant's claim that the cure of such violation would be Uneconomic, Landlord shall not unreasonably withhold its consent to treating the cure of such violation as one which exceeds the Uneconomic Threshold. Anything to the contrary contained herein notwithstanding, with respect to any Property owned in fee by Landlord, the Leemilt's Lessor, the Gettymart Lessor, or the Power Test Lessor, Tenant shall have no right to deliver a Deletion Request or otherwise refrain from curing an Eligible Legal Violation because curing the same would be Uneconomic at any time after the fourth (4th) anniversary of the Restatement Effective Date.

                   (c) Cure; Third Party Leases. Notwithstanding anything to the contrary contained herein, if an Eligible Legal Violation (the definition of which term shall be deemed modified for the purpose of this Section 25.2(c) to refer to a Major Violation relating to a Property owned in fee by a Third Party Lessor) or preexisting maintenance condition exists with respect to any Property owned by a Third Party Lessor and if the Government or another third party is then actively requiring the cure of such Eligible Legal Violation or preexisting maintenance condition, then Tenant may, at its election, cure such Eligible Legal Violation or preexisting maintenance condition. If Tenant elects to so cure, then the expenses incurred in effecting such cure shall be allocated pursuant to the provisions of clauses 25.2.1 through 25.2.3 (except that Tenant shall have the right to cure such Eligible Legal Violation at its sole cost and expense as set forth in Section 25.2(a)), it being understood that Landlord shall in no event be obligated to pay more than $1,375,000 in aggregate in connection with its contribution obligations pursuant to this Section 25.2. If Tenant elects not to cure, Tenant must provide Landlord with Notice of such election within thirty (30) days after receipt of notice of such Eligible Legal Violation or preexisting maintenance condition. Upon Landlord's receipt of such Notice, Landlord shall, within thirty (30) days of receipt of such Notice, provide Notice to Tenant as to whether Landlord will cure such Eligible Legal Violation or preexisting maintenance condition and shall begin to diligently prosecute the cure of the same. Any sums expended by Landlord in connection with curing an Eligible Legal Violation pursuant to the preceding sentence shall in no event be deemed to be or considered amounts expended by Landlord in connection with its obligation under Section 25.2.2. If Landlord elects to and so cures such Eligible Legal Violation or such preexisting maintenance condition, then Landlord shall continue to sublease such Property to Tenant on all the terms and conditions set forth in this Restated Lease. If, however, Landlord fails to respond to Tenant's Notice of election not to cure within thirty (30) days of receipt of the same or if Landlord fails to commence to cure and continue to diligently pursue such Eligible Legal Violation or such preexisting maintenance condition within such thirty-day period, then, as of the date which is sixty (60) days after Tenant delivers its Notice of election not to cure, the applicable Property shall be deemed deleted from this Restated Lease, the Fixed Rent shall be adjusted to reflect such deletion in accordance with the Fixed Rent Adjustment Procedures, the amounts held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to Article 4 shall be adjusted accordingly, and Landlord shall pay Tenant Lease Termination Damages with respect to the deletion of such Property. The rights of Landlord and Tenant pursuant to this Section shall continue in full force and effect until the expiration or earlier termination of this Restated Lease.

                   25.3 Violation of Environmental Law. In the event that any violation of Environmental Law exists with respect to any Property as of the Restatement Effective Date whether or not any party shall have received notice of or otherwise become aware of such violation (such violation being referred to herein as a "Preexisting Environmental Violation"), the following provisions shall apply. The mere existence of any such Preexisting Environmental Violation shall not cause Tenant to be in default under this Restated Lease. Landlord's and Tenant's obligations with respect to environmental matters shall be as set forth elsewhere in this Restated Lease and in the Environmental Agreement.

                   25.4 No Actions. Except to the extent required by Law or Environmental Law, neither Landlord nor Tenant shall take any action (i) reasonably likely to cause an applicable Government or a party other than the other party hereto to assert a claim seeking Remediation or other activity related to compliance with Law or Environmental Law, or (ii) to compromise, admit any fact, concede liability or otherwise materially prejudice Landlord's or Tenant's, as applicable, ability to defend any actual or potential claim with respect to compliance with Law or Environmental Law.

               26. PERMITTED LEASEHOLD MORTGAGES; RIGHTS OF LEASEHOLD MORTGAGEE.

                   26.1 Tenant's Right to Mortgage Lease. Notwithstanding anything to the contrary contained in this Restated Lease, the Leemilt's Lease, the Gettymart Lease, or in any Power Test Lease or Fee Mortgage, but subject to the terms of the Third Party Leases, Tenant, and any permitted successor or assign of Tenant, may, without Landlord's consent, from time to time enter into a Permitted Leasehold Mortgage, provided that no more than two (2) Permitted Leasehold Mortgages may encumber this Restated Lease and the Leasehold Estate demised hereunder at any time. There shall be no limitation or restrictions upon the principal amount and other sums secured by any such Permitted Leasehold Mortgage, and such principal amount or other sums may also be secured by other mortgages, deeds of trust or security agreements. Any Permitted Leasehold Mortgage shall by its terms be made expressly subject to all Landlord's rights under the provisions, covenants, conditions, exceptions and reservations herein contained. Landlord shall not be bound to recognize Leasehold Mortgagee or to deliver to same any Notice required under the terms of this Restated Lease unless and until Leasehold Mortgagee and Tenant shall have notified Landlord in writing pursuant to Article 20 hereof of the existence of its Permitted Leasehold Mortgage and of the name and address of Leasehold Mortgagee.

                   26.2 Rights of Leasehold Mortgagee. Landlord hereby agrees with and for the benefit of Leasehold Mortgagee that from and after the date that it delivers to Landlord the Notice referred to in Section 26.1 hereof, subject to the rights of Third Party Lessors:

                        26.2.1 Cancellations, Modifications. Except as otherwise
                   provided in this Restated Lease, no cancellation, surrender, acceptance of surrender, or modification of this Restated Lease (provided, however, that Leasehold Mortgagee's consent shall not be required if such modifications do not materially increase Tenant's obligations or decrease Tenant's rights hereunder) shall be binding upon Leasehold Mortgagee or affect the lien of the Permitted Leasehold Mortgage thereof, without the prior written consent of Leasehold Mortgagee.

                        26.2.2 Notice and Demands. No Notice which shall be
                   given by Landlord to Tenant shall be effective unless a copy of said Notice shall be given to Leasehold Mortgagee within the time when such Notice shall be required or permitted to be given. In the case of an assignment of the Permitted Leasehold Mortgage (which may only be to another Permitted Leasehold Mortgagee) or change in address of Leasehold Mortgagee, the assignee thereof or Leasehold Mortgagee, by Notice to Landlord, may change the address to which copies of Notices are to be sent as herein provided. All Notices and copies of Notices to be given to Leasehold Mortgagee as provided in this Article 26 shall be given in the same manner as is provided in this Restated Lease in respect of Notices to be given by Landlord or Tenant and shall be addressed to Leasehold Mortgagee in accordance with instructions given from time to time by Leasehold Mortgagee to Landlord and Tenant pursuant to Notice as provided in Section 26.1 hereof.

                        26.2.3 Performance of Lease by Leasehold Mortgagee. If
                   Tenant defaults in respect of any provisions of this Restated Lease, Leasehold Mortgagee shall have the right, but not the obligation, to cure such Default whether same consists of the failure to pay Rent or the failure to perform any other matter or thing which Tenant is required to do or perform under this Restated Lease, and Landlord shall accept performance by or on behalf of Leasehold Mortgagee as though, and with the same effect as if, it had been done or performed by Tenant. Leasehold Mortgagee will have a period of time after the service of Notice of such Default upon it within which to cure or cause to be cured the Default specified in such Notice which period of time is the same period for cure, if any, as given to Tenant in respect of the specified Default after the giving of Notice of such Default to Tenant, plus (without waiving any late charges or default interest) an additional period of fifteen (15) Business Days in the case of a Material Monetary Default and a Non-Material Monetary Default and thirty (30) Business Days in the case of all Non-Monetary Defaults.

                        26.2.4 Possession by Leasehold Mortgagee. If, in order
                   to cure any Non-Monetary Default by Tenant, Leasehold Mortgagee must have possession of or control over the Premises, such Non-Monetary Default will be deemed not to exist until Leasehold Mortgagee has had a reasonable opportunity to commence and with reasonable diligence to complete foreclosure or take other appropriate actions to acquire possession of and control over the Premises, but upon the condition that Leasehold Mortgagee shall during the pendency of any such foreclosure or other proceedings pay or cause to be paid to Landlord, when and as it shall become due the Rent provided for in this Restated Lease and cure all other Non-Monetary Defaults which are reasonably susceptible of cure by Leasehold Mortgagee. Leasehold Mortgagee shall not be required to commence or continue any foreclosure or other proceedings or to obtain or continue possession of the Premises, except as specified above as a prerequisite for exercise or preservation of Leasehold Mortgagee's rights and for Landlord's delay in claiming a Non-Monetary Default.

                        26.2.5 Personal Defaults. Anything contained in this
                   Section 26.2 to the contrary notwithstanding, any Non-Monetary Default of Tenant which is not reasonably susceptible of being cured by Leasehold Mortgagee even after Leasehold Mortgagee has obtained possession of and control over the Premises shall be deemed to have been waived by Landlord upon completion of foreclosure proceedings or when Leasehold Mortgagee, or its nominee or another shall otherwise acquire title to Tenant's interest in this Restated Lease, provided that up through the time of such completion of acquisition of title, all Material Monetary Defaults, Non-Material Monetary Defaults and Non-Monetary Defaults reasonably susceptible of cure are cured in a timely manner. Any Non-Monetary Default which is reasonably susceptible of being cured after such completion or acquisition shall thereafter be cured with reasonable diligence.

                   26.3 Noncurable Non-Monetary Default. In case of a Non-Monetary Default which is not susceptible of being cured by Leasehold Mortgagee without acquiring title to the Premises, Leasehold Mortgagee shall institute and prosecute to completion foreclosure proceedings or acquire Tenant's estate hereunder, either in its own name or through a nominee, by assignment in lieu of foreclosure. Leasehold Mortgagee shall not be required to continue to prosecute foreclosure proceedings if and when such Non-Monetary Default shall be cured. If Leasehold Mortgagee, or its nominee, or a purchaser at a foreclosure sale, shall acquire title to the Leasehold Estate, and shall cure all Non-Monetary Defaults of Tenant hereunder which can be cured by Leasehold Mortgagee, or by said purchaser, as the case may be, then the Non-Monetary Defaults of any prior holder of Tenant's Leasehold Estate hereunder which cannot be cured by Leasehold Mortgagee (or by said purchaser), as are listed on Schedule 9, shall no longer be deemed to be Non-Monetary Defaults hereunder, provided that up through the time of such acquisition of title, all Material Monetary Defaults, Non-Material Monetary Defaults and Non-Monetary Defaults reasonably susceptible of cure are cured in a timely manner.

                   26.4 Delegation of Tenant's Rights. Tenant may delegate irrevocably to Leasehold Mortgagee the authority to exercise any or all of Tenant's rights under this Restated Lease, but no such delegation shall be binding upon Landlord unless and until either Tenant or such empowered Leasehold Mortgagee shall deliver to Landlord a signed counterpart of a written instrument effecting such delegation. Such delegation of authority may be effected by the terms of the Permitted Leasehold Mortgage itself, in which case the service upon Landlord of an executed counterpart of said Permitted Leasehold Mortgage in accordance with this Section 26.4, together with a written Notice from Tenant and Leasehold Mortgagee specifying the provisions therein which delegate such authority to said Leasehold Mortgagee, shall be sufficient to give Landlord Notice of such delegation. Any provision of this Restated Lease which gives to Leasehold Mortgagee the privilege of exercising a particular right of Tenant hereunder on condition that Tenant shall have failed to exercise such right shall not be deemed to diminish any privilege which Leasehold Mortgagee may have, by virtue of a delegation of authority from Tenant, to exercise such right without regard to whether or not Tenant shall have failed to exercise such right.

                   26.5 Assignment/Sale. Notwithstanding the terms and provisions of Article 16 hereof, Leasehold Mortgagee or other acquirer of the Leasehold Estate pursuant to foreclosure, assignment in lieu of foreclosure or other proceedings may, upon acquiring Tenant's Leasehold Estate, without further consent of Landlord, sell and assign the Leasehold Estate on such terms and to such persons and organizations as are acceptable to Leasehold Mortgagee or acquirer and reasonably acceptable to Landlord, and thereafter be relieved of all obligations arising under this Restated Lease subsequent to such sale or assignment; provided that such assignee has delivered to Landlord its written agreement to be bound by all of the provisions of this Restated Lease. Notwithstanding Article 16 or any other provisions of this Restated Lease, any sale of this Restated Lease and of the Leasehold Estate in any proceedings for the foreclosure of a Permitted Leasehold Mortgage, or the assignment or transfer of this Restated Lease and of the Leasehold Estate in lieu of the foreclosure of such Permitted Leasehold Mortgage shall be deemed to be a permitted sale, transfer or assignment of this Restated Lease and of the Leasehold Estate.

                   26.6 Termination of Lease; New Lease to Mortgagee.

                        26.6.1 If this Restated Lease shall terminate by reason
                   of a Material Monetary Default of Tenant hereunder, Landlord shall give written Notice to Leasehold Mortgagee that this Restated Lease has been terminated, together with a statement of any and all sums which would at that time be due under this Restated Lease but for such termination, and of all other Defaults, if any, under this Restated Lease then known to Landlord. Leasehold Mortgagee, by written Notice to Landlord given within thirty (30) days of such termination, and provided it was precluded from curing such Material Monetary Default prior to the termination of this Restated Lease and has since cured all such Defaults other than those Non-Monetary Defaults which are not susceptible of cure by Leasehold Mortgagee, thereupon may request Landlord to enter into a new lease of the Premises pursuant to this Section, and Landlord shall enter into a new lease with Leasehold Mortgagee (or its nominee), within thirty (30) days after the giving of said written Notice by Leasehold Mortgagee. Said new lease shall commence and rent and all obligations of the Tenant under the new lease shall accrue, as of the date of termination of this Restated Lease. The term of said new lease shall continue for the period which would have constituted the remainder of the Term of this Restated Lease had this Restated Lease not been terminated and shall be upon all of the terms, covenants, conditions, conditional limitations, and agreements contained herein which were in force and effect immediately prior to the termination of this Restated Lease. Said new lease, and this covenant, shall be superior to all rights, liens, and interests, other than those to which this Restated Lease shall have been subject immediately prior to termination and those matters to which this Restated Lease may, by its terms, become subject. The provisions of the immediately preceding sentence shall be self-executing, and Landlord shall have no obligation to do anything, other than to execute said new lease as herein provided, to assure to Leasehold Mortgagee or to the Tenant under the new lease good title to the leasehold estate granted thereby.

                        26.6.2 Leasehold Mortgagee shall, simultaneously with
                   the delivery of the new lease, pay to Landlord (1) all Rent and other sums of money due under this Restated Lease on the date of termination of this Restated Lease and remaining unpaid; plus (2) all rent and other sums of money due under the new lease for the period from the date of commencement of the term thereof to the date of delivery of the new lease; plus (3) all costs and expenses, including Legal Costs, incurred by Landlord in connection with termination of this Restated Lease, the recovery of possession of the Premises, and the preparation, execution and delivery of said new lease. Simultaneously therewith, Landlord shall pay over to Leasehold Mortgagee any rentals, less costs and expenses of collection, received by Landlord between the date of termination of this Restated Lease and the date of execution of said new lease, from Subtenants or other occupants of the Premises which shall not theretofore have been applied by Landlord towards the payment of Rent or any other sum of money payable by Tenant hereunder or towards the cost of operating the Premises or performing the obligations of Tenant hereunder.

                        26.6.3 If Leasehold Mortgagee shall exercise its right
                   to obtain a new lease pursuant to this Section 26.6, but Leasehold Mortgagee or its nominee shall fail to execute such a new lease when tendered by Landlord, or shall fail to comply timely with the other provisions of this subdivision, then said Leasehold Mortgagee shall have no further rights to a new lease or any other rights hereunder.

                   26.7 Landlord's Right to Payment. Nothing in this Article shall be construed to relieve Leasehold Mortgagee or its designee of the obligation to pay any monetary amounts required to be paid under this Restated Lease by the Tenant to the extent that Leasehold Mortgagee elects not to cancel this Restated Lease or elects to enter into a new lease.

                   26.8 Rejection in Bankruptcy. If Tenant exercises any election to reject this Restated Lease pursuant to the United States Bankruptcy Code, Leasehold Mortgagee shall have the option to enter into a new lease pursuant to the terms and conditions of Section 26.6.

                   26.9 Conflicts Among Leasehold Mortgagees. If more than one Leasehold Mortgagee desires to exercise any rights or protections pursuant to this Article 26, Landlord shall be required to recognize only the Leasehold Mortgagee whose Permitted Leasehold Mortgage is senior in lien (as against the other Permitted Leasehold Mortgage). Priority of Permitted Leasehold Mortgages shall be conclusively evidenced by written agreement among the Leasehold Mortgagees or, if the Leasehold Mortgagees cannot agree, a report or certificate of a title insurance company (reasonably acceptable to Landlord) licensed to do business in the State of New York. Neither Tenant nor Landlord shall be obligated to determine the relative priorities of any Leasehold Mortgages. No time period that applies to any Leasehold Mortgagee's exercise of any rights or protections shall be tolled pending the determination of priority of Leasehold Mortgagees.

                   26.10 Limited Waiver. Notwithstanding any provision in this Restated Lease to the contrary, under no circumstances shall Landlord be required to refrain from exercising any of its rights hereunder if Leasehold Mortgagee has not cured an Event of Default which (i) may expose Landlord to criminal or civil liability, (ii) may materially jeopardize the value or ability to operate the Premises or any material part thereof, (iii) may result in the termination of a Third Party Lease, Fee Mortgage or other material agreement relating to the use or occupancy of the Premises or (iv) creates a dangerous or unsafe condition at the Premises. Notwithstanding the foregoing, nothing contained herein shall in any way limit or affect the right of Leasehold Mortgagee or its nominee to obtain a new lease pursuant to the provisions of
Section 26.6 if this Restated Lease is terminated pursuant to this Section.

               27. PERMITTED EXCEPTIONS. Landlord represents and warrants to Tenant that, as of the date hereof, the Permitted Exceptions do not and would not have a material adverse effect on the value of the Premises taken as a whole.

               28. SINGLE LEASE. Tenant hereby acknowledges that the agreement between Landlord and Tenant to treat this as single lease in all respects, was and is of primary importance to Landlord, and Landlord would not have entered into this Restated Lease without there being such an agreement and such treatment of this Restated Lease. All rights and obligations under this Restated Lease relating to the Premises shall apply to all Properties and any Default under this Restated Lease pertaining to a single or to multiple Properties shall be an Event of Default pertaining to the Premises. Without limiting the generality of the foregoing, the parties hereto acknowledge that this Restated Lease constitutes a single lease of the Premises and is not divisible notwithstanding any references herein to any individual Property and notwithstanding the possibility that certain individual Properties may be deleted herefrom pursuant to the express provisions of Article 13, 14, 15, 22 and 25 of this Restated Lease under certain limited circumstances. The parties hereto expressly intend that this Restated Lease, notwithstanding the possibility that certain individual Properties may be deleted herefrom under certain limited circumstances expressly provided for in Article 13, 14, 15, 22 and 25 of this Restated Lease, be treated as a single lease for all purposes whatsoever, including, without limitation, Renewal Options, Permitted Leasehold Mortgages, any assignment of the Leasehold Estate by Tenant (as approved by Landlord), and in the context of Tenant's attempted rejection, assumption and/or assignment of this Restated Lease in any bankruptcy or other insolvency proceeding affecting Tenant, in which case the parties hereto intend for such rejection to terminate this Restated Lease with respect to all but not less than all of the Premises or such assumption to apply with respect to the Premises, i.e. all but not less than all of the Properties. This Restated Lease does not constitute, and may not be enforced or treated as, a separate lease for any individual Property.

               29. REPORTING.

                   29.1 Property-Level Reporting. Tenant shall, as soon as practicable, and in any event within sixty (60) days after the end of each fiscal quarter, furnish to Landlord and any Fee Mortgagee a profit and loss statement for each of the Properties as of and for the quarterly period then ended and for the year to date, certified by Tenant through one of its executive officers. Notwithstanding the foregoing, if (a) any such Properties are subject to the tenancy of a lessee-dealer and (b) such profit and loss statements are not reasonably available to Tenant with respect to such Properties, then Tenant shall, as soon as practicable, and in any event within sixty (60) days after the end of each fiscal quarter, instead furnish to Landlord and any Fee Mortgagee a statement that sets forth (i) the volume of gas sales in gallons, (ii) inside store sales for those Properties where percentage rents are required under Third Party Leases and at all other Properties to the extent available to Tenant,
(iii) itemized expenses to the extent available to Tenant and (iv) rental and other income received with respect to such Property as and for the quarterly period then ended and year to date, prepared in accordance with GAAP, consistently applied, and certified by Tenant through one of its executive officers.

                   29.2 Tenant Reporting. Tenant shall deliver to Landlord, for Landlord's information, Tenant's financial information (a) if and when publicly available pursuant to the reporting requirements of any jurisdiction, in the form made publicly available pursuant to such reporting requirements or (b) if not publicly available, within 150 days after the end of each fiscal year, consisting of Tenant's balance sheet, income statement and statement of changes in cash flow, in either case prepared in accordance with GAAP, consistently applied. In the event that such financial information provided pursuant to clause (b) above has been certified by an independent certified public accountant, at the time Tenant delivers its financial information pursuant to the preceding sentence, Tenant shall also deliver to Landlord a copy of such certified financial information. If such financial information is not so certified, it shall be certified by Tenant through one of its executive officers. With respect to any information that is not publicly available, Landlord agrees to keep such financial information strictly confidential. Notwithstanding the foregoing, Landlord may use or disclose such financial information to any bank or other financial institution that is considering providing financing to Landlord, provided that (i) Landlord provides Tenant with reasonable advanced Notice of the identity of the financial institution it plans to provide with such financial information, (ii) such financial institution agrees to keep such information confidential, and (iii) in Tenant's reasonable judgment, such financial institution is not in competition with Tenant.

               30. REPRESENTATIONS, WARRANTIES AND COVENANTS.

                   30.1 Landlord's Representations, Warranties and Covenants. To induce Tenant to enter into this Restated Lease and to lease the Premises, and to pay the Rent hereunder, Landlord hereby makes the following representations, warranties and covenants with respect to the Premises as of the date hereof, upon each of which, together with the representation contained in Section 9.3, Landlord acknowledges and agrees that Tenant is entitled to rely and has relied:

                        30.1.1 Organization and Power. Landlord is a corporation
                   duly organized, validly existing and in good standing under the laws of the State of

                   Delaware and is qualified to transact business in all jurisdictions where such qualification is necessary to comply with its obligations under this Restated Lease and has all requisite powers and all material governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of Landlord hereunder.

                        30.1.2 Authorization, Execution and Delivery. This
                   Restated Lease has been duly authorized by all necessary action on the part of Landlord, has been duly executed and delivered by Landlord, constitutes the valid and binding agreement of Landlord and is enforceable in accordance with its terms except to the extent that enforcement hereof may be limited by (a) bankruptcy, reorganization, moratorium, fraudulent conveyance, or similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                        30.1.3 Non-contravention. The execution and delivery of,
                   and the performance by Landlord of its obligations under, this Restated Lease do not and will not contravene, or constitute a default under, any provision of (i) the current articles of incorporation and bylaws of Landlord including and all amendments thereto (the "Landlord's Organizational Documents") true and complete copies of which have been delivered to Tenant prior to the execution of this Restated Lease, or (ii) Laws or any agreement, judgment, injunction, order, decree or other instrument binding upon Landlord or to which the Premises is subject, the result of which could have a material adverse effect on the value of the Premises or Landlord's ability to lease the Premises to Tenant and/or Landlord's ability to perform its obligations under this Restated Lease.

                        30.1.4 Compliance with Existing Laws. To the best of
                   Landlord's knowledge, Landlord has not received any written notice of violation of any Law from any Government with respect to any Property which would be reasonably expected to have a materially adverse effect on the value of such Property or the conduct of Tenant's business thereof, except as set forth on Schedule 6, some of which may not have such a materially adverse effect.

                        30.1.5 Intentionally Omitted.

                        30.1.6 Condemnation Proceedings. To the knowledge of
                   Landlord, there is not pending any Condemnation with respect to a Property involving payments likely to be in excess of $100,000, except as set forth on Exhibit L.

                        30.1.7 Actions or Proceedings. To the best of Landlord's
                   knowledge, there is no action, suit or proceeding pending against or affecting Landlord or any Property, which, if determined adversely to Landlord, would have a material adverse effect on the value of such Property or the conduct of Tenant's business thereat, except as set forth in Schedule 14, Schedule 6 and Exhibit L.

                        30.1.8 Title to Premises. Landlord holds good and
                   marketable fee or leasehold title, as applicable, to the
                  Premises, subject to the Permitted Exceptions.

                        30.1.9 Title to Personal Property. None of the Personal
                   Property located on the Premises is owned by Landlord.

                        30.1.10 Title to Improvements. All Improvements located
                   on the Premises are owned by Landlord, the Power Test Lessor, the Leemilt's Lessor, the Gettymart Lessor, or a Third Party Lessor, except to the extent included as "Fixed Assets" on Tenant's balance sheet as of the date hereof.

                        30.1.11 Third Party Lease Box. There are no Third Party
                   Leases in effect with respect to any of the Properties other than the Third Party Leases listed on Exhibit H. To the best of Landlord's knowledge, true, complete and correct copies of substantially all of the Third Party Leases have been made available to Tenant by Landlord prior to the date hereof. On or prior to the Restatement Effective Date, Landlord shall deliver to Tenant true, complete and correct copies of all Third Party Leases and shall furnish Tenant with a certificate of Landlord certifying that it has so delivered the Third Party Leases (the "Lease Box Certificate"). If the Lease Box Certificate is untrue, then under no circumstances may Landlord declare a Default under this Restated Lease by reason of Tenant's failure to comply with any Third Party Lease resulting from any such a breach of the Lease Box Certificate (a "Lease Box Breach"), which default did not otherwise constitute a default under this Restated Lease and
                   (i) if as a result of such Lease Box Breach, the Third Party Lease is terminated, Tenant shall be entitled to Lease Termination Damages, and the applicable Property shall be deleted from this Restated Lease, Fixed Rent shall be adjusted in accordance with the Fixed Rent Adjustment Procedures, and the amounts held pursuant to this Restated Lease on account of advanced Real Estate Tax payments pursuant to Article 4 shall be adjusted accordingly, or (ii) if, as a result of any such Lease Box Breach, Tenant suffers any damages, losses or expenses, Landlord shall Indemnify Tenant therefor.

                        30.1.12 Third Party Leases. To the best of Landlord's
                   knowledge, each of the Third Party Leases is valid and subsisting and in full force and effect in accordance with its terms and constitutes the legal, valid, binding and enforceable obligation of the parties thereunder, subject to general principles of equity and laws relating to bankruptcy, reorganization, moratorium, fraudulent conveyance, or similar laws now or hereafter in effect relating to creditors' rights generally. To the best of Landlord's knowledge, (a) Landlord has not received any written notice of default with respect to any Third Party Lease from any Third Party Lessor, which default remains uncured as of the date hereof, except as set forth in the last item of Schedule 14, and (b) neither a Third Party Lessor nor Landlord is in default of any of its material obligations under a Third Party Lease.

                        30.1.13 Third Party Lease Renewals. Set forth on
                   Schedule 15 is a list of each Property subject to a Third Party Lease for which Landlord has recently exercised its option to renew the applicable Third Party Lease.

                        30.1.14 Related Party Leases.

                        (a) Power Test Leases. There are no Power Test Leases in
                   effect with respect to any of the Properties other than the Power Test Leases listed on Exhibit G. True, complete and correct copies of certain Power Test Leases have been made available to Tenant by Landlord prior to the date hereof. Those Power Test Leases which have not been made available to Tenant by Landlord prior to the date hereof are substantially identical in all material respects to the Power Test Leases that have been made available to Tenant, except with respect to the location and rent. Each of the Power Test Leases is valid and subsisting and in full force and effect in accordance with its terms and constitutes the legal, valid, binding and enforceable obligation of the parties thereunder, subject to general principles of equity and laws relating to bankruptcy, reorganization, moratorium, fraudulent conveyance, or similar laws now or hereafter in effect relating to creditors' rights generally. Landlord has not received any written notice of default with respect to any Power Test Lease from any Power Test Lessor, which default remains uncured as of the date hereof, and neither Landlord nor the Power Test Lessor is in default of any of its obligations under a Power Test Lease.

                        (b) Leemilt's Lease. There is no Leemilt's Lease in
                   effect with respect to any Properties other than the Leemilt's Lease. A true, complete and correct copy of the Leemilt's Lease referred to in clause (i) of the definition of "Leemilt's Lease" has been made available to Tenant by Landlord prior to the date hereof. The Leemilt's Lease is valid and subsisting and in full force and effect in accordance with its terms and constitutes the legal, valid, binding and enforceable obligation of the parties thereunder, subject to general principles of equity and laws relating to bankruptcy, reorganization, moratorium, fraudulent conveyance, or similar laws now or hereafter in effect relating to creditors' rights generally. Landlord has not received any written notice of default with respect to the Leemilt's Lease from the Leemilt's Lessor, which default remains uncured as of the date hereof, and neither Landlord nor the Leemilt's Lessor is in default of any of its obligations under the Leemilt's Lease.

                        (c) Gettymart Lease. There is no lease in effect with
                   respect to any of the Properties owned by the Gettymart Lessor other an oral lease agreement between the Gettymart Lessor or an Affiliate of the Gettymart Lessor, as lessor, and Landlord, as lessee (the "Original Gettymart Lease"). The Original Gettymart Lease is valid and subsisting and in full force and effect in accordance with its terms and constitutes the legal, valid, binding and enforceable obligation of the parties thereunder, subject to general principles of equity and laws relating to bankruptcy, reorganization, moratorium, fraudulent conveyance, or similar laws now or hereafter in effect relating to creditors' rights generally. Landlord has not received any written notice of default with respect to the Original Gettymart Lease from Lessor, which default remains uncured as of the date hereof, and neither Landlord nor the Lessor is in default of any of its obligations under the Original Gettymart Lease.

                        30.1.15 Real Estate Taxes. All Real Estate Taxes due and
                   payable from the Commencement Date through to the date hereof have been paid.

                        30.1.16 Insurance Requirements. If Tenant complies with
                   the insurance requirements contained in this Restated Lease, Landlord will not be in default under any Third Party Lease, the Leemilt's Lease, the Gettymart Lease or any Power Test Lease with respect to the insurance requirements contained therein.

                        30.1.17 Fee Mortgages. The Fee Mortgages encumbering the
                   Leemilt's Lessor's interest in the Fee Estate are as set forth on Exhibit I, and Fee Mortgages encumbering the Power Test Lessor's interest in the Fee Estate are as set forth on Exhibit M.

                   30.2 Tenant's Representations And Warranties. To induce Landlord to enter into this Restated Lease and to lease the Premises to Tenant, Tenant hereby makes the following representations and warranties, upon each of which Tenant acknowledges and agrees that Landlord is entitled to rely and has relied:

                        30.2.1 Organization and Power. Tenant is a corporation
                   duly organized, validly existing and in good standing under the laws of the State of Maryland, and is qualified to transact business in all jurisdictions where such qualification is necessary to comply with its obligations under this Restated Lease and has all requisite powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to enter into and perform its obligations under this Restated Lease and any document or instrument required to be executed and delivered on behalf of Tenant hereunder.

                        30.2.2 Authorization, Execution and Delivery. This
                   Restated Lease has been duly authorized by all necessary action on the part of Tenant, has been duly executed and delivered by Tenant, constitutes the valid and binding agreement of Tenant and is enforceable in accordance with its terms except to the extent that enforcement hereof may be limited by (a) bankruptcy, reorganization, moratorium, fraudulent conveyance, or similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principals of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                        30.2.3 Non-contravention. The execution and delivery of,
                   and the performance by Tenant of its obligations under, this Restated Lease do not and will not contravene, or constitute a default under, any provision of (i) the current articles of incorporation and bylaws of Tenant including and all amendments thereto (the "Tenant's Organizational Documents") true and complete copies of which have been delivered to Landlord prior to the execution of this Restated Lease, or (ii) Laws or any agreement, judgment, injunction, order, decree or other instrument binding upon Tenant or to which the Premises is subject, the result of which could have a material adverse effect on the value of the Premises or Tenant's ability to lease the Premises from Landlord and/or Tenant's ability to perform its obligations under this Restated Lease.

                   30.3 Survival. No representations, warranties or covenants contained in this Article 30, including any rights arising out of any breach of such representation, warranty or covenant, shall in any event survive after the sixth (6th) anniversary of the Restatement Effective Date.

               31. LANDLORD DEFAULT.

                   31.1 Landlord Default. If Landlord shall fail to perform or observe (a) any covenant or obligation required to be performed by Landlord hereunder or (b) any obligation of Landlord, under any Third Party Lease, any Power Test Lease, the Leemilt's Lease, the Gettymart Lease or Fee Mortgage the performance or observance of which is not Tenant's obligation hereunder, and any such Default referred to in clause (a) or (b) shall continue for (x) with respect to a monetary Default a period of ten (10) Business Days after Notice thereof from Tenant and (y) with respect to a non-monetary Default, thirty (30) Business Days after Notice thereof from Tenant or such longer period as may be reasonable under the circumstances, then upon Landlord's receipt of a second Notice from Tenant with respect to such Default, a "Landlord Default" shall be deemed to have occurred hereunder. Upon the occurrence of any such Landlord Default, Tenant shall have the right, but not the obligation, to make such payment or perform such act on Landlord's part that gave rise to such Landlord Default. In the event that a court of competent jurisdiction enters a final, non-appealable judgment or order confirming the occurrence of any such Landlord Default and allowing Tenant to recover the costs incurred by Tenant in curing such Landlord Default, then Tenant shall have the right to offset against any payment of Fixed Rent due hereunder an amount equal to the damages suffered by Tenant as a result of such Landlord Default, as set forth in such final order or judgement. In the event that Tenant elects to offset any amount against Fixed Rent in accordance with this Section 31.1, Tenant shall give Landlord Notice of such election to offset at least twenty (20) days prior to effecting the same, which Notice shall include the amount of damages set forth in such final order or judgment, the amount that Tenant plans to offset, and the timing of such offset. Nothing contained in this Section shall be deemed to limit Tenant's right to offset Rent pursuant to the express provisions of Section 3.5. Anything to the contrary contained herein notwithstanding, in no event shall a Landlord Default shall be deemed to occur if such Default or alleged Default arises either directly or indirectly from the acts or omissions of Tenant, Subtenant or their respective agents, contractors, employees, licensees or invitees.

                   31.2 Dispute. If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final, non-appealable adverse determination thereof; provided, however, that in the event of any such adverse determination, Landlord shall pay to Tenant interest on any disputed funds at an interest rate equal to six (6) percent per annum, from the date of demand for such funds was made by Tenant until the date of payment. If Tenant and Landlord shall fail, in good faith, to resolve any such dispute within ten (10) days after Landlord's Notice of dispute, either may submit the matter for resolution to a court of competent jurisdiction.

               32. MISCELLANEOUS.

                   32.1 Force Majeure. Each party's obligation to perform or observe any term, condition, covenant or agreement on such party's part to be performed or observed pursuant to this Restated Lease (other than any obligation to pay money when due) shall be suspended during such time as such performance or observance is prevented or delayed by reason of any Unavoidable Delay.

                   32.2 Performance Under Protest. If a dispute arises regarding performance of any obligation under this Restated Lease, the party against which such obligation is asserted shall have the right to perform it under protest, which shall not be regarded as voluntary performance. A party that shall have performed under protest shall have the right to institute appropriate proceedings to recover any amount paid or the reasonable cost of otherwise complying with any such obligation, together with interest at the Prime Rate on funds expended.

                   32.3 Legal Costs, Generally. If either party prevails in any litigation or other dispute relating to the enforcement or interpretation of this Restated Lease or arising from this Restated Lease, a Power Test Lease, the Leemilt's Lease, the Gettymart Lease, a Third Party Lease, or the landlord/tenant relationship under this Lease (as determined by the judge presiding over such litigation or dispute), then the losing party shall promptly after Notice (accompanied by reasonable backup documentation), reimburse the prevailing party's Legal Costs incurred in such litigation or other dispute. In addition, Tenant shall promptly after Notice (accompanied by reasonable backup documentation), reimburse Landlord's Legal Costs and other actual, out-of-pocket expenses incurred by Landlord in exercising Landlord's remedies against Tenant upon an Event of Default under this Restated Lease or pursuant to and in any proceeding under the federal bankruptcy code or similar statute affecting Tenant.

                   32.4 Access. Except as expressly provided in Section 9.1 of this Restated Lease, Landlord and its agents, representatives and designees shall have the right to enter any Property upon reasonable notice to Tenant during regular business hours (which notice shall, except in the case of emergencies, be given at least forty-eight (48) hours prior to any such entry), and in accordance with Tenant's reasonable instructions, for the purpose of complying with Landlord's specific obligations pursuant to this Restated Lease and for the purpose of curing Tenant's defaults of which Landlord shall have given Tenant prior Notice or to exhibit the Premises in connection with the mortgaging or sale of the Fee Estate in compliance with this Restated Lease. Except as expressly provided in Section 9.1 of this Restated Lease, in entering any Property pursuant to this Section, Landlord and its designees shall use reasonable efforts not to interfere with the conduct of operations on such Property by Tenant or anyone claiming through Tenant, and shall comply with Tenant's reasonable instructions. Except as expressly provided in Section 9.1 of this Restated Lease, Landlord shall Indemnify Tenant against any claims arising from Landlord's entry upon any Property pursuant to this Section or any other provision of this Restated Lease permitting Landlord to enter any Property (except upon termination of this Restated Lease).

                   32.5 Vault Space. Any vaults and other areas now existing or subsequently built extending beyond the building line of any Property are not included within the Premises, but Tenant may occupy and use the same during the Term, subject to applicable Laws and payment of all applicable Impositions. No revocation by any Government of any license or permit to maintain and use any such vaults shall in any way affect this Restated Lease or the Rent due and owing hereunder.

                   32.6 No Third Party Beneficiaries. Nothing in this Restated Lease shall be deemed to confer upon any person (other than Landlord, Tenant, Third Party Lessors, the Power Test Lessor, the Leemilt's Lessor, the Gettymart Lessor, Fee Mortgagees or Leasehold Mortgagee) any right to insist upon, or to enforce against Landlord or Tenant, the performance or observance by either party of its obligations under this Restated Lease.

                   32.7 Amendment; Amendment of Other Agreements. Any modification or amendment to this Restated Lease must be in writing signed by Landlord and Tenant. Landlord and Tenant shall not modify or amend this Restated Lease in any way during the period of time beginning on the date hereof and ending on the occurrence of the Restatement Effective Date (such period of time being referred to hereinafter as the "Gap Period") without the consent of Lukoil USA (as defined hereinafter), which consent shall not be unreasonably withheld. Landlord shall not modify or amend or allow to be modified or amended any Third Party Lease, any Power Test Lease, the Leemilt's Lease or the Gettymart Lease in any way during the Gap Period or at any time thereafter without the consent of Tenant, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, to the extent that any such proposed amendment or modification would decrease Tenant's rights or increase Tenant's obligations hereunder (except by a de minimis amount), Lukoil USA or Tenant, as applicable, may withhold its consent in its sole and absolute discretion.

                   32.8 Partial Invalidity. If any term or provision of this Restated Lease or the application of such term or provision to any party or circumstance shall to any extent be invalid or unenforceable, then the remainder of this Restated Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected by such invalidity. All remaining provisions of this Restated Lease shall be valid and be enforced to the fullest extent permitted by law.

                   32.9 Successors and Assigns. This Restated Lease shall bind and benefit Landlord and Tenant and their successors and assigns, but this shall not limit or supersede any transfer or similar restrictions contained in this Restated Lease.

                   32.10 Recording. At the request of Tenant, Landlord and Tenant will execute for purposes of recordation in the appropriate recording office a memorandum or short form of this Restated Lease containing (a) the names of the parties, (b) a description of the Premises, (c) the term of this Restated Lease, (d) a statement to the effect that the Related Lease is a single lease demising the entire Premises and may not be severed, bifurcated, divided or otherwise split in any manner whatsoever, (e) a statement to the effect that any transferee of Landlord's interest in a Property must enter into a Transferee Lease with Tenant, and (f) such other provisions as either party may reasonably require. The cost and expenses of recording the memorandum or short form of this Restated Lease shall be borne by Landlord or Tenant as set forth in the Transfer Tax Agreement. Each party agrees that it will not record this Restated Lease in its entirety unless such a recording is required to protect the rights of Landlord and Tenant hereunder or applicable law. The aforesaid memorandum of lease shall be executed and recorded promptly after a form is prepared and delivered by the requesting party to the other party, which form is reasonably acceptable to the other party. Landlord shall not grant or record any interest in or encumbrance upon the fee title to the Premises from the date hereof until such time as the memorandum of this Restated Lease is recorded. If a new lease is executed pursuant to Section 26.6, the priority thereof shall be the same recording priority accorded to the aforesaid memorandum of this Restated Lease, which shall contain a provision referencing the provisions of Section 26.6. If requested by the tenant under such new lease, Landlord will execute for recording a memorandum of the new lease and the holders or trustees, as the case may be, of any fee mortgage or deed of trust applicable to the Premises shall execute for recordation a subordination of the recording priority of their interest to the interest of the tenant under the memorandum of the new lease. Simultaneously with the execution and delivery of such memorandum, Landlord and Tenant will execute and deliver to Latham & Watkins a termination of each such memorandum, in recordable form, which Latham & Watkins shall deliver to Landlord upon receipt from Landlord of a notice that this Restated Lease has been terminated with respect to the Premises or with respect to an individual Property under the specific, limited circumstances provided for in this Restated Lease.

                   32.11 Consequential Damages.

                   Notwithstanding anything to the contrary set forth herein, including without limitation Section 18.3.2, in no event shall any party hereto have any liability whatsoever for any consequential damages arising from or allegedly arising from the actions or omissions of any such party.

               33. INTERPRETATION; EXECUTION AND APPLICATION OF RESTATED LEASE.

                   33.1 Governing Law. This Restated Lease and its interpretation and performance shall be governed, construed and regulated by the laws of the State of New York, without regard to principles of conflict of laws.

                   33.2 Submission to Jurisdiction. Each of Landlord and Tenant hereby submits to the exclusive jurisdiction of the United Stated District Court for the Southern District of New York for purposes of all legal proceedings arising out of or relating to this Restated Lease and the estates and relationships created hereby. If the parties hereto are unable to submit to the jurisdiction of the United States District Court for the Southern District of New York notwithstanding reasonably diligent efforts to do so, then Landlord and Tenant shall submit to the exclusive jurisdiction of any New York State court sitting in New York County, New York.

Each of Landlord and Tenant hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceedings brought in any such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

                   33.3 Agent for Service of Process. Tenant hereby irrevocably names and designates each of (i) Lukoil Americas Corporation, a Delaware corporation whose address is 540 Madison Avenue, New York, New York 10022 ("Lukoil USA"), and (ii) CT Corporation, 111 Eighth Avenue, New York, New York 10011, as Tenant's agent (either of the entities referred to in clause (i) or (ii) being referred to hereinafter as Tenant's "Agent") for service of process, including all notices required to institute any proceeding in any court or in any other way required to confer personal jurisdiction over Tenant in any court, and for the receipt of any Notices or other communications required under this Restated Lease, including personal demands for Rent, and any and all other Notices under this Restated Lease issued for the purpose of demanding compliance with this Restated Lease. Service or demand upon either Agent shall be good and sufficient service and demand upon Tenant for all purposes, including, without limitation, the purpose of obtaining personal jurisdiction over Tenant for any legal action or proceeding or for the purpose of commencing any proceeding. Tenant agrees to take any and all action necessary to continue each Agent's designation in full force and effect. If either Agent becomes unable to act as Agent for any reason then Tenant shall forthwith irrevocably designate a replacement Agent satisfying the requirements of this Section that would apply to any replacement Agent, as set forth in the next sentence. By Notice to Landlord (but no more frequently than once every six months), Tenant may substitute in place of either Agent any other Person having full-time business offices and a street address in Manhattan. Tenant agrees that delivery of any Notice to either Agent, or any service of process upon either Agent, in accordance with the notice requirements of this Restated Lease, shall constitute valid and effective personal service upon Tenant. Any such Notice or service of process shall be effective in accordance with the provisions of this Restated Lease relating to Notices. Any failure of either Agent to give any notice of such service of process or Notice to Tenant shall not impair or affect the validity of such Notice, service of process, or any judgment rendered in any proceeding based thereon.

                   33.4 Counterparts. This Restated Lease may be executed in counterparts.

                   33.5 Reasonableness. Wherever this Restated Lease grants to either party the right to consent to or approve of any matter, whether or not this Restated Lease states that such approval or consent shall not be unreasonably withheld: (a) such approval or consent shall not be unreasonably withheld, delayed or conditioned; and (b) no withholding of approval or consent shall be deemed reasonable unless withheld by Notice specifying reasonable grounds, in reasonable detail, for such withholding of approval, and indicating specific reasonable changes in the proposal under consideration that would cause such proposal to be acceptable. Anything to the contrary contained hereunder notwithstanding, in the event that Tenant requests Landlord's approval or consent of any specific matter with respect to which specific matter Landlord or Tenant must also obtain the approval or consent of a Third Party Lessor and any such Third Party Lessor refuses to grant its approval or consent, then Landlord's refusal to grant its approval or consent shall be deemed reasonably withheld, delayed and/or conditioned. The foregoing agreement is not intended to imply that it would be reasonable or unreasonable for Landlord to withhold its approval or consent to any specific request made by Tenant if a Fee Mortgagee withholds its approval or consent with respect to such specific request.

                   33.6 Interpretation. No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion of this Restated Lease. The parties have both participated substantially in the negotiation, drafting and revision of this Restated Lease with representation by counsel and such other advisers as they have deemed appropriate. The words "include" and "including" shall be construed to be followed by the words:
"without limitation."

                   33.7 Delivery of Drafts. Neither Landlord nor Tenant shall be bound by this Restated Lease unless and until each party shall have executed at least one counterpart of this Restated Lease and delivered such executed counterpart to the other party. The submission of draft(s) of this Restated Lease or comment(s) on such drafts shall not bind either party in any way and such draft(s) and comment(s) shall not be considered in interpreting this Restated Lease.

                   33.8 Captions. The captions of this Restated Lease are for convenience and reference only and in no way affect this Restated Lease.

                   33.9 Restatement Effective Date; Outside Date. Notwithstanding anything to the contrary contained in this Restated Lease, in the event that the Restatement Effective Date has not occurred by January 28, 2001, this Restated Lease shall automatically become null, void and of no force and effect, and the Original Lease shall continue to be in full force and effect.

                   33.10 Restatement Effective Date; Estoppel Certificate; Representations. Upon the occurrence of the Restatement Effective Date, Landlord shall deliver to Tenant (i) an Estoppel Certificate, which Estoppel Certificate shall provide, among other things, that, to the best of Landlord's knowledge, neither Landlord nor Tenant has committed any default under the Original Lease as of the Restatement Effective Date; (ii) a certificate reaffirming that, in all material respects, the statements made in Sections 30.1.1, 30.1.2, 30.1.3, 30.1.8, 30.1.9, 30.1.10, 30.1.12, 30.1.14, 30.1.15, 30.1.16, and 30.1.17 of this
Restated Lease are true and correct as of the Restatement Effective Date and as though made on the Restatement Effective Date, except that the representation contained in Section 30.1.17 shall be deemed modified to add to the end of such Section the following: ", except to the extent the Fleet Mortgage shall have been refinanced during the Gap Period"; and (iii) a certificate containing representations as of the Restatement Effective Date substantially identical to those contained in Sections 30.1.4, 30.1.6, 30.1.7, and 30.1.13, except that the Exhibits and Schedules referred to in such Sections shall, for the purposes of such certificate, contain such modifications or amendments as may be necessary to cause the representations contained in such certificate to be true and correct as of the Restatement Effective Date. Upon the occurrence of the Restatement Effective Date, Tenant shall deliver to Landlord a certificate reaffirming that, in all material respects, the statements made in Sections 30.2.1, 30.2.2, and 30.2.3 of this Restated Lease are true and correct as of the Restatement Effective Date and as though made on the Restatement Effective Date.

                   33.11 Entire Agreement; Other Agreements. This Restated Lease contains all the terms, covenants and conditions relating to Tenant's leasing of the Premises from and after the Restatement Effective Date. There are no separate understandings or agreements, oral or written, between Landlord and Tenant relating to the Premises or Tenant's use or occupancy of the Premises from and after the Restatement Effective Date, except for the Distribution Agreement, the Environmental Agreement, the Transfer Tax Agreement, the Personal Property Letter, and solely to the extent it relates to the Royalty Fee, the License Agreement. In the event that there is any conflict between the terms and conditions of this Restated Lease and the Environmental Agreement and the terms and conditions of the Distribution Agreement, the terms and conditions of this Restated Lease and the Environmental Agreement shall control.

                   IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Restated Lease on the day and year first above written.

                                    LANDLORD:

                                    GETTY PROPERTIES CORP.
                                    (f/k/a Getty Realty Corp.)


                                    By: /s/ John Fitteron
                                       -----------------------------------------
                                       Name:    John Fitteron
                                       Its:     Senior Vice President


                                    GETTYMART INC., as lessee of a Third Party
                                    Lease to some of the Properties, hereby
                                    consents to this Restated Lease.

                                    GETTYMART INC.

                                    By: /s/ John Fitteron
                                       -----------------------------------------



                                    TENANT:


                                    GETTY PETROLEUM MARKETING INC.


                                    By: /s/ Vincent DeLaurentis
                                       -----------------------------------------
                                       Name: Vincent DeLaurentis
                                       Its:  President and Chief Operating
                                             Officer


                                    KINGSTON OIL SUPPLY CORP., with respect to certain Properties located in the Mid-Hudson Valley as set forth on Exhibit H hereto.


                                    KINGSTON OIL SUPPLY CORP.


                                    By: /s/ Vincent DeLaurentis
                                       -----------------------------------------

                                    GETTY TERMINALS CORP., with respect to
                                    certain Petroleum Terminal Properties.


                                    GETTY TERMINALS CORP.


                                    By: /s/ Vincent DeLaurentis
                                       -----------------------------------------

                                TABLE OF CONTENTS


                                                                                               Page
1.       DEFINITIONS............................................................................2
         1.1      1998 Master Lease.............................................................2
         1.2      Abandoned Properties..........................................................2
         1.3      Additional Rent...............................................................2
         1.4      Affiliate.....................................................................2
         1.5      April 1999 Master Lease.......................................................2
         1.6      Award.........................................................................2
         1.7      Bankruptcy Default............................................................2
         1.8      Business Day..................................................................3
         1.9      Casualty......................................................................3
         1.10     Closure.......................................................................3
         1.11     Commencement Date.............................................................4
         1.12     Condemnation..................................................................4
         1.13     Construction Work.............................................................4
         1.14     Contamination.................................................................4
         1.15     County........................................................................4
         1.16     CPI...........................................................................4
         1.17     CPI Adjustment Factor.........................................................4
         1.18     Default.......................................................................5
         1.19     Depository....................................................................5
         1.20     Distribution Agreement........................................................5
         1.21     Environmental Agreement.......................................................5
         1.22     Environmental Law.............................................................5
         1.23     Equipment Liens...............................................................5
         1.24     Estoppel Certificate..........................................................6
         1.25     Fee Estate....................................................................6
         1.26     Fee Mortgage..................................................................6
         1.27     Fixed Rent....................................................................6
         1.28     Fixed Rent Adjustment Procedures..............................................6
         1.29     Fleet Mortgage................................................................7
         1.30     GAAP..........................................................................7
         1.31     Gettymart Lease...............................................................7
         1.32     Gettymart Lease Estoppel Certificate..........................................7
         1.33     Gettymart Lessor..............................................................7
         1.34     Government....................................................................7
         1.35     Governmental Request..........................................................7
         1.36     Hazardous Substances..........................................................8
         1.37     Impositions...................................................................8
         1.38     Improvements..................................................................8
         1.39     Indemnify.....................................................................8
         1.40     Indemnitee....................................................................9

         1.41     Indemnitor....................................................................9
         1.42     Institutional Lender..........................................................9
         1.43     Insubstantial Condemnation....................................................9
         1.44     Knowledge.....................................................................9
         1.45     Landlord......................................................................9
         1.46     Landlord's Award..............................................................9
         1.47     Law..........................................................................10
         1.48     Lease Termination Damages....................................................10
         1.49     Lease Year...................................................................10
         1.50     Leasehold Estate.............................................................11
         1.51     Leasehold Mortgagee..........................................................11
         1.52     Legal Costs..................................................................11
         1.53     Leemilt's Lease..............................................................11
         1.54     Leemilt's Lease Estoppel Certificate.........................................11
         1.55     Leemilt's Lessor.............................................................11
         1.56     License Agreement............................................................11
         1.57     Major Violation..............................................................12
         1.58     Marketing Parent.............................................................12
         1.59     Material Monetary Default....................................................12
         1.60     Merger Agreement.............................................................12
         1.61     Mortgage.....................................................................12
         1.62     New Contamination............................................................12
         1.63     Non-Material Monetary Default................................................12
         1.64     Non-Monetary Default.........................................................12
         1.65     Notice.......................................................................12
         1.66     Pelham Manor Rezoning Event..................................................13
         1.67     Permitted Exception..........................................................13
         1.68     Permitted Leasehold Mortgage.................................................13
         1.69     Permitted Leasehold Mortgagee................................................13
         1.70     Person.......................................................................13
         1.71     Personal Property............................................................13
         1.72     Personal Property Letter.....................................................13
         1.73     Petroleum Terminal Properties................................................13
         1.74     Post-Reorganization Leases...................................................14
         1.75     Power Test Lease.............................................................14
         1.76     Power Test Lease Estoppel Certificate........................................14
         1.77     Power Test Lessor............................................................14
         1.78     Premises.....................................................................14
         1.79     Prime Rate...................................................................14
         1.80     Prohibited Liens.............................................................15
         1.81     Property.....................................................................15
         1.82     Real Estate Taxes............................................................15
         1.83     Realty Parent................................................................16
         1.84     Remediate....................................................................16
         1.85     Renewal Option...............................................................16

         1.86     Rent.........................................................................16
         1.87     Restatement Effective Date...................................................16
         1.81A    Restatement Effective Time...................................................16
         1.88     September 1999 Master Lease..................................................16
         1.89     Service Station Properties...................................................16
         1.90     State........................................................................16
         1.91     Sublease.....................................................................16
         1.92     Subsidiary...................................................................17
         1.93     Substantial Casualty.........................................................17
         1.94     Substantial Condemnation.....................................................17
         1.95     Subtenant....................................................................17
         1.96     Temporary Condemnation.......................................................17
         1.97     Tenant.......................................................................17
         1.98     Tenant Improvements..........................................................17
         1.99     Tenant's Award...............................................................17
         1.100    Tenant's Condemnation Share..................................................18
         1.101    Termination Date.............................................................18
         1.102    Third Party Lease............................................................18
         1.103    Third Party Lease Estoppel Certificate.......................................18
         1.104    Third Party Lease Spread.....................................................18
         1.105    Third Party Lease Renewal Option.............................................19
         1.106    Third Party Lessor...........................................................19
         1.107    Trade Equipment..............................................................19
         1.108    Transfer Tax Agreement.......................................................19
         1.109    Unavoidable Delay............................................................19
         1.110    Uneconomic...................................................................19
         1.111    Use Restriction Event........................................................19
         1.112    UST..........................................................................20
         1.113    UST Upgrade..................................................................20
         1.114    Waiver of Subrogation........................................................20

2.       TERM..................................................................................20

         2.1      Initial Term and Renewal Term(s).............................................20
         2.2      Default by Tenant............................................................21
         2.3      Title to Tenant Improvements and Personal Property...........................21

3.       RENT..................................................................................21

         3.1      Fixed Rent...................................................................21
         3.2      Payment; Proration; Etc......................................................21
         3.3      Additional Rent..............................................................22
         3.4      No Allocation to Personal Property; Allocation to Royalty Fee................22
         3.5      Offsets......................................................................22

4.       ADDITIONAL PAYMENTS BY TENANT; IMPOSITIONS............................................23
         4.1      Landlord's Net Return........................................................23
         4.2      Impositions..................................................................23
         4.3      Assessments in Installments..................................................24
         4.4      Deposits for Real Estate Taxes...............................................24
         4.5      Leasehold Mortgage Real Estate Tax Deposits..................................26
         4.6      Direct Payment by Landlord...................................................26
         4.7      Tax Lots.....................................................................27
         4.8      Utilities....................................................................27

5.       USE...................................................................................27

6.       COMPLIANCE WITH LAW...................................................................27

7.       MAINTENANCE AND ALTERATIONS...........................................................28

         7.1      Obligation to Maintain.......................................................28
         7.2      Tenant's Right to Perform Alterations........................................28
         7.3      Plans and Specifications.....................................................29
         7.4      Excavations..................................................................29
         7.5      Cooperation by Landlord......................................................29
         7.6      USTs.........................................................................30

8.       PROHIBITED LIENS......................................................................30

         8.1      Tenant's Covenant............................................................30
         8.2      Protection of Landlord.......................................................31

9.       ENVIRONMENTAL MATTERS.................................................................31

         9.1      Landlord Remediation.........................................................31
         9.2      Tenant Obligations...........................................................33

10.      INDEMNIFICATION; LIABILITY OF LANDLORD................................................33

         10.1     Mutual Indemnity Obligations.................................................33
         10.2     Liability of Landlord........................................................34
         10.3     Indemnification Procedures...................................................35
         10.4     Insurance Proceeds...........................................................35
         10.5     Survival.....................................................................35

11.      RIGHT OF CONTEST......................................................................36

         11.1     Tenant's Right...............................................................36
         11.2     Landlord's Obligations and Protections.......................................36
         11.3     Miscellaneous................................................................36
         11.4     Cooperation..................................................................36

12.      INSURANCE.............................................................................37

         12.1     Tenant to Insure.............................................................37
         12.2     Nature of Insurance Program..................................................38
         12.3     Policy Requirements and Endorsements.........................................38
         12.4     Deliveries to Landlord.......................................................39
         12.5     Deductibles..................................................................39
         12.6     Tenant's Inability to Obtain Insurance.......................................39
         12.7     Waiver of Certain Claims.....................................................39
         12.8     No Representation of Adequate Coverage.......................................40

13.      DAMAGE OR DESTRUCTION.................................................................40

         13.1     Notice; No Rent Abatement....................................................40
         13.2     Adjustment of Claims; Use of Insurance Proceeds..............................40
         13.3     Substantial Casualty; Insufficient Proceeds..................................41
         13.4     End of Term..................................................................41

14.      CONDEMNATION..........................................................................42

         14.1     Substantial Condemnation.....................................................42
         14.2     Insubstantial Condemnation...................................................43
         14.3     Temporary Condemnation.......................................................45
         14.4     Other Governmental Action....................................................45
         14.5     Prompt Notice; Settlement....................................................45
         14.6     Pelham Manor Rezoning Event..................................................45
         14.7     Use Restriction Event........................................................45

15.      TRANSFERS BY LANDLORD.................................................................46

         15.1     Landlord's Right to Convey...................................................46
         15.2     Tenant's Right of First Offer................................................46
         15.3     Tenant's Right of First Refusal..............................................48
         15.4     Landlord's Mortgages.........................................................49
         15.5     Termination of Purchase Option on Conveyance of Fee Estate...................50
         15.6     Sale of Premises; Mergers....................................................50
         15.7     Zoning Lots..................................................................50
         15.8     Fleet Mortgage...............................................................50

16.      TRANSFERS BY TENANT...................................................................52

         16.1     Tenant's Limited Right.......................................................52
         16.2     Permitted Assignments........................................................52
         16.3     Tenant's Right to Sublet.....................................................52
         16.4     Subleases with Single Purpose Entities.......................................53
         16.5     No Release...................................................................53

17.      QUIET ENJOYMENT.......................................................................53

18.      DEFAULT BY TENANT; REMEDIES...........................................................54

         18.1     Definition of "Event of Default".............................................54
         18.2     Remedies for Material Monetary Event of Defaults.............................55
         18.3     Remedies for Other Events of Default.........................................56
         18.4     Mitigation of Damages........................................................56
         18.5     Tenant's Late Payments.......................................................56
         18.6     Landlord's Right to Cure.....................................................57
         18.7     Holding Over.................................................................57
         18.8     Waivers......................................................................57
         18.9     Accord and Satisfaction; Partial Payments by Tenant..........................58
         18.10    Accord and Satisfaction; Partial Payments by Landlord........................58
         18.11    Cross-Default................................................................58

19.      TERMINATION...........................................................................58

20.      NOTICES...............................................................................59

         20.1     Generally....................................................................59
         20.2     Defaults Under Other Agreements..............................................60

21.      NO BROKER.............................................................................60

22.      THIRD PARTY LEASES....................................................................60

         22.1     Subordination; Conflict......................................................60
         22.2     Renewal Options..............................................................61
         22.3     Renewals.....................................................................63
         22.5     Termination of Third Party Lease.............................................65

23.      WAIVERS...............................................................................66

         23.1     No Waiver by Silence.........................................................66
         23.2     No Landlord's Lien...........................................................66

24.      FURTHER ASSURANCES; ADDITIONAL DELIVERIES.............................................66

         24.1     Estoppel Certificates........................................................66
         24.2     Equipment Liens..............................................................67
         24.3     Further Assurances...........................................................67

25.      OBLIGATIONS UNDER ORIGINAL LEASE......................................................67

         25.1     Generally....................................................................67
         25.2     Violations of Law............................................................68
         25.3     Violation of Environmental Law...............................................71
         25.4     No Actions...................................................................71

26.      PERMITTED LEASEHOLD MORTGAGES; RIGHTS OF LEASEHOLD MORTGAGEE..........................71

         26.1     Tenant's Right to Mortgage Lease.............................................71
         26.2     Rights of Leasehold Mortgagee................................................72
         26.3     Noncurable Non-Monetary Default..............................................73
         26.4     Delegation of Tenant's Rights................................................73
         26.5     Assignment/Sale..............................................................74
         26.6     Termination of Lease; New Lease to Mortgagee.................................74
         26.7     Landlord's Right to Payment..................................................75
         26.8     Rejection in Bankruptcy......................................................75
         26.9     Conflicts Among Leasehold Mortgagees.........................................75
         26.10    Limited Waiver...............................................................76

27.      PERMITTED EXCEPTIONS..................................................................76


28.      SINGLE LEASE..........................................................................76


29.      REPORTING.............................................................................77

         29.1     Property-Level Reporting.....................................................77
         29.2     Tenant Reporting.............................................................77

30.      REPRESENTATIONS, WARRANTIES AND COVENANTS.............................................77

         30.1     Landlord's Representations, Warranties and Covenants.........................77
         30.2     Tenant's Representations And Warranties......................................81
         30.3     Survival.....................................................................82

31.      LANDLORD DEFAULT......................................................................82

         31.1     Landlord Default.............................................................82
         31.2     Dispute......................................................................82

32.      MISCELLANEOUS.........................................................................83

         32.1     Force Majeure................................................................83
         32.2     Performance Under Protest....................................................83
         32.3     Legal Costs, Generally.......................................................83
         32.4     Access.......................................................................83
         32.5     Vault Space..................................................................84
         32.6     No Third Party Beneficiaries.................................................84
         32.7     Amendment; Amendment of Other Agreements.....................................84
         32.8     Partial Invalidity...........................................................84
         32.9     Successors and Assigns.......................................................84
         32.10    Recording....................................................................84
         32.11    Consequential Damages........................................................85

33.      INTERPRETATION; EXECUTION AND APPLICATION OF RESTATED LEASE...........................85

         33.1     Governing Law................................................................85
         33.2     Submission to Jurisdiction...................................................85
         33.3     Agent for Service of Process.................................................86
         33.4     Counterparts.................................................................86
         33.5     Reasonableness...............................................................86
         33.6     Interpretation...............................................................87
         33.7     Delivery of Drafts...........................................................87
         33.8     Captions.....................................................................87
         33.9     Restatement Effective Date; Outside Date.....................................87
         33.10    Restatement Effective Date; Estoppel Certificate; Representations............87
         33.11    Entire Agreement; Other Agreements...........................................87

                                  MASTER LEASE

                                  ATTACHMENTS:

EXHIBITS

Exhibit "A"       Fee Properties Demised under Original Lease
Exhibit "B"       Third Party Lease and Power Test Lease Locations Demised
                  under the 1997 Master Lease
Exhibit "C"       Properties with Inactive USTs
Exhibit "D"       Intentionally Omitted
Exhibit "E"       Intentionally Omitted
Exhibit "F"       Expedited Arbitration Rules
Exhibit "G"       Power Test Leases
Exhibit "H"       Third Party Leases
Exhibit "I"       Landlord's Fee Mortgages
Exhibit "J"       Petroleum Terminal Properties
Exhibit "K"       Form of SNDA for Existing Fee Mortgages
Exhibit "L"       Pending Condemnations
Exhibit "M"       Power Test Lessor's Fee Mortgages

SCHEDULES

Schedule 1        Abandoned Properties
Schedule 2        Properties with Non-Complying USTs
Schedule 3        Properties with Ongoing Remediations
Schedule 4        Fixed Rent Adjustment Procedures
Schedule 5        Landlord's Certificate of Occupancy and GSS Zoning Obligations
Schedule 6        Material Violations of Law
Schedule 7        Intentionally Omitted
Schedule 8        Certain Permitted Leasehold Mortgagees

Schedule 9        Intentionally Omitted
Schedule 10 Real Estate Taxes for Twelve Calendar Months Immediately Preceding Restatement Effective Date
Schedule 11       Form of Landlord's Equipment Lien Waiver
Schedule 12       Form of Lease Modification Agreement for Power Test Leases
Schedule 13 Transferee Lease - Provisions of Restated Lease Not to be Included in Transferee Lease
Schedule 14       Pending Actions and Proceedings
Schedule 15       Recently Exercised Third Party Lease Renewals
Schedule 16       Properties Encumbered by Fleet Mortgage

                             INDEX OF DEFINED TERMS



                                        1
1997 Master Lease .............................................................1
1998 Master Lease..............................................................2

                                        A
Abandoned Properties...........................................................2
Additional Rent................................................................2
Affiliate......................................................................2
Agent.........................................................................96
Annual Damage Amount..........................................................12
April 1999 Master Lease........ ...............................................3
Award..........................................................................3

                                        B
Bankruptcy Default.............................................................3
Business Day...................................................................3

                                        C
Casualty.......................................................................3
Certifying Party..............................................................75
Closure........................................................................3
Commencement Date..............................................................4
Condemnation...................................................................4
Construction Work..............................................................5
Contamination..................................................................5
Contest.......................................................................42
Costs.........................................................................59
County.........................................................................5
CPI............................................................................5
CPI Adjustment Factor..........................................................5

                                        D
Default........................................................................5
Deletion Request..............................................................78
Depository.....................................................................6
Distribution Agreement.........................................................6

                                        E
Environmental Agreement........................................................6
Environmental Consultant......................................................38
Environmental Law..............................................................6
Equipment Liens................................................................6
Estoppel Certificate...........................................................7
Event of Default..............................................................61

                                        F
Fee Estate.....................................................................7
Fee Mortgage...................................................................7
First Renewal Term............................................................25
Fixed Rent.................................................................8, 26
Fixed Rent Adjustment Procedures...............................................8
Fleet Mortgage.................................................................8
Fleet SNDA....................................................................58
Foreclosure...................................................................58

                                        G
GAAP...........................................................................8
Gap Period....................................................................94
Gettymart Lease................................................................8
Gettymart Lease Estoppel Certificate...........................................8
Gettymart Lessor...............................................................9
Government.....................................................................9
Governmental Request...........................................................9

                                        H
Hazardous Substances...........................................................9

                                        I
Impositions....................................................................9
Improvements..................................................................10
Indemnify.....................................................................10
Indemnitee....................................................................10
Indemnitor....................................................................11
Initial Term..................................................................25
Institutional Lender..........................................................11
Insubstantial Condemnation....................................................11

                                        K
Knowledge.....................................................................11

                                        L
Land...........................................................................1
Landlord...................................................................1, 11
Landlord's Award..............................................................11
Landlord's Offer..............................................................54
Landlord's Organizational Documents...... ....................................87
Law...........................................................................12
Lease Box Breach..............................................................88
Lease Box Certificate.........................................................88
Lease Termination Damages.....................................................12
Lease Year....................................................................13
Leasehold Estate..............................................................13
Leasehold Mortgagee...........................................................13
Leemilt's Lease...............................................................13
Leemilt's Lease Estoppel Certificate...... ...................................13
Leemilt's Lessor..............................................................14
Legal Costs...................................................................13
License Agreement.............................................................14
Lukoil USA....................................................................96

                                        M
Major Violation...............................................................14
Marketing Parent..............................................................14
Material Monetary Default.....................................................14
Material Monetary Event of Default............................................61
Maximum Renewal Term Rent Allocation......................................... 70
Merger Agreement..............................................................14
Monthly Tax Payment...........................................................30
Mortgage......................................................................15

                                        N
New Contamination.............................................................15
Non-Material Monetary Default.................................................15
Non-Material Monetary Event of Default........................................62
Non-Monetary Default..........................................................15
Non-Monetary Event of Default.................................................62
Notice........................................................................15

                                        O
Original Gettymart Lease......................................................90
Original Lease.................................................................1
Original Term Rent Allocation.................................................70

                                        P
Pelham Manor Rezoning Event...................................................15
Permitted Exception...........................................................16
Permitted Leasehold Mortgage..................................................16
Permitted Leasehold Mortgagee.................................................16
Person........................................................................16
Personal Property.............................................................16
Personal Property Letter......................................................16
Petroleum Terminal Properties.................................................17
Post-Reorganization Leases....................................................17
Power Test Lease..............................................................17
Power Test Lease Estoppel Certificate.........................................17
Power Test Lessor.............................................................17
Preexisting Environmental Violation...... ....................................80
Preexisting Violation.........................................................76
Premises...................................................................1, 18
Prime Rate....................................................................18
Prohibited Lien...............................................................18
Properties....................................................................18
Property...................................................................1, 18

                                        R
Real Estate Taxes.............................................................19
Realty Parent.................................................................19
Remediate.....................................................................19
Renewal Option............................................................20, 25
Renewal Term..................................................................25
Renewal Term Rent Allocation..................................................70
Rent..........................................................................20
Requesting Party..............................................................75
Restated Lease.................................................................1
Restatement Effective Date....................................................20
Restatement Effective Time....................................................20
Right of First Offer..........................................................54
Right of First Refusal........................................................55
ROFR Property.................................................................54
Royalty Fee...................................................................27

                                        S
Separate Award Jurisdiction...................................................49
September 1999 Master Lease...................................................20
Service Station Properties....................................................20
SNDA..........................................................................58
State.........................................................................20

Sublease..................................................................20, 60
Subsidiary....................................................................21
Substantial Casualty..........................................................21
Substantial Condemnation......................................................21
Subtenant.....................................................................21
Subtenants....................................................................60

                                        T
Temporary Condemnation........................................................21
Tenant.....................................................................1, 21
Tenant Improvements...........................................................22
Tenant's Award................................................................22
Tenant's Condemnation Share...................................................22
Tenant's Organizational Documents.............................................91
Term..........................................................................25
Termination Date..............................................................22
Third Party Lease.............................................................22
Third Party Lease Estoppel Certificate........................................23
Third Party Lease Non-disturbance Agreement...................................74
Third Party Lease Renewal Option..............................................23
Third Party Lease Renewal Rental..............................................70
Third Party Lease Spread......................................................23
Third Party Lessor............................................................23
Third Party Offer Notice......................................................55
Trade Equipment...............................................................23
Transfer......................................................................59
Transfer Tax Agreement........................................................24
Transferee Lease..............................................................53

                                        U
Unavoidable Delay.............................................................24
Uneconomic....................................................................24
Uneconomic Threshold..........................................................78
Use Restriction Event.........................................................24
UST...........................................................................24
UST Upgrade...................................................................25

                                        W
Waiver of Subrogation.........................................................25